UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
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AMERICAN TOWER CORPORATION
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Proxy Statement

2024

AMERICAN TOWER®
CORPORATION

Dear Stockholder:
April 10, 2024
It is my pleasure to invite you to American Tower Corporation’s 2024 Annual Meeting of Stockholders on Wednesday, May 22, 2024 at 11:00 a.m. Eastern Time. We will hold the Annual Meeting virtually through a live audio webcast. You will be able to attend the meeting by visiting www.virtualshareholdermeeting.com/AMT2024. Please follow the instructions in this Proxy Statement to join the virtual Annual Meeting.
Included with this letter are the official notice of meeting; the Proxy Statement, which describes in detail the matters to be discussed and voted on at the meeting; and the form of proxy.
Your vote is important. You may vote your shares online; by telephone; by mail, if you received a paper copy of the proxy materials and follow the instructions on the proxy card or voting instruction card; or at the virtual meeting. If you vote by proxy prior to the meeting, you may withdraw your proxy and vote at the virtual meeting, if you wish to do so. Whether or not you plan to attend the meeting, I urge you to vote as soon as possible to ensure your shares will be represented at the meeting.
On behalf of the executive team and your Board of Directors, I thank you for your continued support.
Sincerely,
Steven O. Vondran
President and Chief Executive Officer

Letter From the Independent Chairperson of the Board
April 10, 2024
Dear Fellow Stockholders,
It's a privilege to write to you once again as the Chairperson of the Board at American Tower. 2023 was a year of significant challenge, resilient performance and transition at the Company. Despite a difficult macro-economic backdrop and operating environment, our teams delivered record new business growth across our U.S. & Canada, International and Data Centers segments, drove compelling margin expansion and returned approximately $3 billion to stockholders through common share distributions, all while navigating inflation and interest rate headwinds.
Succession planning and talent management are at the core of our responsibility to you. As we announced late last year, Tom Bartlett retired as President and CEO effective this past February and will be retiring from the Company in May. I'd like to thank Tom for his decade and a half of dedicated leadership at the Company and congratulate him on an outstanding career. We also announced that Steve Vondran would be succeeding Tom as President and CEO of the Company. As the Board embarked on an extensive CEO search, Steve emerged as the clear candidate to lead us into the future. Over the past few decades, including over 20 years with the Company, he has established himself as leader and innovative thinker, both within American Tower and across the industry. Steve's succession to the CEO role is a testament to the depth of talent and expertise on our leadership team, and as stockholders, we're in great hands with Steve at the helm.
As we look forward to our next stage of evolution as a company, Steve, his team and the Board remain committed to creating long-term value for stockholders. With that goal in mind, and based on feedback from you, beginning in 2024, PSU awards granted under our long-term incentive program will include relative Total Shareholder Return (TSR) as an additional performance measure for executive compensation. In addition, management and the Board are aligned on several key areas of focus as we look to 2024 and beyond. Below are a few highlights.
Leverage our Scale to Maximize Growth and Profitability
Over the past two plus decades, we've amassed a leading portfolio of tower and data center assets in the most attractive geographies across the globe, where secular demand trends suggest the potential for long-term, sustainable growth. We're now positioned to harvest the benefits of the scale we've developed. To execute on that opportunity, we're focused on maximizing organic growth by continuing to secure business with market leaders, staying disciplined when it comes to contract structures that drive upside and mitigate identifiable risks and leveraging our global operating expertise to expand value accretive offerings like build-to-suits and Power-as-a-Service. At the same time, the team is focused on developing the most efficient operating model and delivering best-in-class profitability. We've made significant strides in recent years by globalizing our operations and taking costs out of the business, and maximizing the conversion of top-line growth to the bottom-line is going to be a core focus going forward.
Balance Sheet Strength & Disciplined Capital Allocation
We made substantial progress toward strengthening our balance sheet and getting within reach of our leverage target in 2023. Positioning our balance sheet as a strategic asset and maintaining an investment grade credit rating are both at the heart of our strategy, as we firmly believe market access and cost of capital advantages are going to be critical in the next cycle. This goes hand-in-hand with managing a disciplined capital allocation program that's flexible and focused on expanding our tower and data center platforms by re-investing cash flows in opportunities with the highest risk adjusted rates of return, and that support strong, sustainable earnings growth.
Investing in our Communities
Importantly, we're committed to investing in the communities we serve and creating value for all of our stakeholders. This is best exemplified through our signature Digital Communities philanthropic program. Our Digital Communities are focused on bridging the digital divide by providing connected spaces in underserved areas. These centers, often developed in partnership with our customers, provide instructor or self-led digital literacy, youth education instruction, financial literacy, healthcare and other services to support quality of life and economic opportunity in our communities, and these services have now reached more than 720,000 people across 15 countries. We're proud of the contributions we've made to date, and are committed to continuing to expand our impact.
Board Diversity and Refreshment
To close, I would be remiss if I did not take the opportunity to thank Ray Dolan and Samme Thompson for their years of service on the Board of Directors. I'd also like to welcome Neville Ray, who joined the Board of Directors in March of this year. Our Directors believe a board with diverse skills, experience and viewpoints is critical to the Company's long-term success. Neville will provide our Board with fresh perspectives, as well as his extensive experience as a leader in the wireless communications industry.
Finally, I'd like to thank you, our stockholders, for your ongoing support. We look forward to continuing to collaborate and create value with you for many years to come.
Sincerely,
Pamela D. A. Reeve
Independent Chairperson of the Board

Notice of 2024 Annual Meeting of Stockholders

Date:	Time:	Live Audio Webcast at:	Record Date:
Wednesday, May 22, 2024	11:00 a.m. Eastern Time	www.virtualshareholdermeeting.com/AMT2024	March 25, 2024

At the Annual Meeting you will be asked to:

		Board Recommendation	Page Reference

1	Elect each of the 11 Directors for the ensuing year and until his or her successor is elected and qualified;	FOR	10
HOW YOU MAY VOTE
You may vote if you were a stockholder of record on March 25, 2024, the record date fixed by the Board of Directors. To ensure your shares are represented at the meeting, please vote as soon as possible by one of the following methods:
Online
By Telephone
By Mail
At the Virtual Meeting

2	Ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2024;	FOR	41

3	Approve, on an advisory basis, our executive compensation;	FOR	44

4	Consider a stockholder proposal, if properly presented, regarding the ownership threshold required to call a special meeting;	AGAINST	86

5	Consider a stockholder proposal, if properly presented, regarding disclosure of racial and gender pay gaps; and	AGAINST	89

Transact such other business as may properly come before the meeting or any adjournments or postponements thereof.
For more detailed information on voting, please see “How do I cast a vote?” in the “Questions & Answers” section beginning on page 93 of this Proxy Statement.
To sign up for electronic delivery, please visit www.proxyvote.com with your proxy card in hand, which contains your control number, and follow the instructions to indicate that you agree to receive or access proxy materials electronically in future years.
ATTENDING THE MEETING
We will hold the Annual Meeting virtually through a live audio webcast.

Live Audio Webcast

Whether or not you expect to attend the virtual Annual Meeting, please vote as soon as possible to ensure the representation of your shares at the Annual Meeting. You may vote your shares online, by telephone, by mail (as applicable) by following the instructions on the proxy card or voting instruction card, or at the virtual meeting.
Materials will be made available on or about April 10, 2024.

•You will be able to attend the Annual Meeting online through a live audio webcast at www.virtualshareholdermeeting.com/AMT2024. You may log in with your 16-digit control number, included on your notice of internet availability of the proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials (if applicable). For more information, please see “How do I attend the Annual Meeting?” in the “Questions & Answers” section beginning on page 93 of this Proxy Statement.
•The Annual Meeting will begin at approximately 11:00 a.m. Eastern Time, with registration beginning at 10:30 a.m., on Wednesday, May 22, 2024.
•You will be able to vote and submit live questions during the Annual Meeting at www.virtualshareholdermeeting.com/AMT2024.

By order of the Board of Directors,
Ruth T. Dowling
Executive Vice President, Chief Administrative Officer, General Counsel and Secretary
Boston, Massachusetts, April 10, 2024
American Tower Corporation, 116 Huntington Avenue Boston, Massachusetts 02116

Proxy Statement Summary
The following pages provide a summary of important information you will find in this Proxy Statement. As it is only a summary, please review the complete Proxy Statement before submitting your vote.
Proposals To Be Voted On and Our Board's Recommendations

	PROPOSALS	BOARD'S RECOMMENDATION	SEE PAGE

1	DIRECTORS: Election of Directors	FOR each nominee	10

2	AUDIT: Ratification of Independent Accountant	FOR	41

3	COMPENSATION: Advisory Vote on Executive Compensation	FOR	44

4	STOCKHOLDER PROPOSAL: Stockholder proposal regarding the ownership threshold required to call a special meeting	AGAINST	86

5	STOCKHOLDER PROPOSAL: Stockholder proposal regarding disclosure of racial and gender pay gaps	AGAINST	89

AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

PROXY STATEMENT SUMMARY
American Tower’s Strategy and Vision
To strategically partner with our customers to strengthen our global leadership position as an owner, operator and developer of multitenant, neutral-host digital infrastructure—deploying our capital to add scale to our core business, selectively extending our product platform, developing our talent and creating a sustainable culture that both drives returns for our stockholders and bridges the digital divide.
American Tower’s Key Objectives Support Our Vision of “Building a More Connected World.”

SCALE THE CORE	Leverage our platform and invest in portfolio growth to maximize core performance and shareholder returns

BE THE MOST TRUSTED, STRATEGIC PARTNER FOR OUR CUSTOMERS	Enhance our customer relationships through a focus on shared value creation, both throughout our businesses and the wireless industry

ACCELERATE PLATFORM EXTENSIONS	Scale power-as-a-service initiatives and execute on emerging growth opportunities adjacent to our core business

POSITION THE TEAMS FOR THE FUTURE	Continue to invest in our talent and empower our employees to lead as the mobile broadband industry evolves

GROW AND MAINTAIN A HEALTHY CULTURAL FOUNDATION	Create a global community that is inclusive, equitable and diverse, both within American Tower and the communities we serve

AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

PROXY STATEMENT SUMMARY
Company Overview
American Tower (the Company) is a leading independent owner, operator and developer of wireless and broadcast communications real estate.
As of December 31, 2023, our global portfolio of over 224,000 communications sites(1)(2) includes:
•~43,000 sites in the U.S. and Canada; and
•181,000+ sites(2) in international markets.
Our portfolio of communications infrastructure assets includes other telecommunications assets, including:
•28 data center facilities across 10 U.S. markets.
(1)Includes distributed antenna systems (DAS).
(2)In January 2024, we entered into an agreement to sell 100% of the equity interests in our operations in India, a transaction that is expected to close in the second half of 2024, subject to customary closing conditions, including government and regulatory approval. As of December 31, 2023, our portfolio consists of nearly 77,000 communications sites in India.
2023 Business Highlights
KEY FINANCIAL RESULTS(1)
•Grew total revenue by approximately 4.0% to $11.1 billion, grew property revenue(2) by approximately 5.1% to $11.0 billion, net income decreased by approximately 19.4% to $1.4 billion(3) and grew Adjusted EBITDA(2) by approximately 6.7% to $7.1 billion;
•Had record colocation and amendment growth in both our U.S. & Canada property segment and our international segment and a second consecutive year of record sales in our Data Centers segment;
•Declared over $3.0 billion in cash dividends to common stockholders;
•Deployed approximately $1.8 billion in capital expenditures in 2023, with the majority of spending on growth-oriented, discretionary investments;
•AFFO attributable to AMT common stockholders per Share (AFFO Attributable per Share)(4) was $9.87 and ROIC(4) was 9.3% for the full year; and
•Maintained our investment-grade credit rating and de-levered our balance sheet, ending the year with a Net Leverage Ratio of 5.2x.

Total Property Revenue(2) Increased	Adjusted EBITDA(2) Increased	AFFO Attributable Per Share(4) Increased
5.1%	6.7%	1.1%
($ in billions)	($ in billions)

(1)Adjusted EBITDA, AFFO Attributable per Share and ROIC are non-GAAP financial measures. Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.
(2)Performance metric under the annual performance incentive program. For the total property revenue performance metric, pass-through revenue is excluded.
(3)Growth rate impacted by foreign currency losses of approximately $331 million in 2023 as compared to foreign currency gains of approximately $449 million in 2022.
(4)Performance metric under the long-term incentive program.
AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

PROXY STATEMENT SUMMARY
Our Director Nominees
With the exception of Messrs. Thomas A. Bartlett, Raymond P. Dolan and Samme L. Thompson, each incumbent Director is standing for re-election at our 2024 Annual Meeting of Stockholders (the Annual Meeting). You are being asked to vote on the election of 11 Directors, all of whom were recommended for nomination to the Board of Directors (Board) by the Nominating and Corporate Governance Committee (Nominating Committee). All Directors are elected annually by a majority of votes cast. Detailed information about each Director’s background, skill set and areas of expertise can be found beginning on page 12.

STEVEN O. VONDRAN*, 53 President and CEO, American Tower Corporation Director Since: 2024 Other Public Company Boards: None Committee Memberships: None	KELLY C. CHAMBLISS, 53 Senior Vice President, IBM Consulting Director Since: 2022 Other Public Company Boards: None Committee Memberships:	TERESA H. CLARKE, 61 Chair, Africa.com LLC Director Since: 2021 Other Public Company Boards: Arthur J. Gallagher & Co. Committee Memberships:	KENNETH R. FRANK, 56 Partner, Banneker Partners Director Since: 2021 Other Public Company Boards: None Committee Memberships:	ROBERT D. HORMATS, 80 Former Managing Director, Tiedemann Advisors Director Since: 2015 Other Public Company Boards: None Committee Memberships:

GRACE D. LIEBLEIN, 63 Former VP, Global Quality, General Motors Director Since: 2017 Other Public Company Boards: Honeywell International, Inc. Committee Memberships:	CRAIG MACNAB, 68 Former CEO and Chairman, National Retail Properties, Inc. Director Since: 2014 Other Public Company Boards: Independence Realty Trust, Inc. VICI Properties, Inc. Committee Memberships:	NEVILLE R. RAY, 61 Former President of Technology T-Mobile US, Inc. Director Since: 2024 Other Public Company Boards: Ziff Davis, Inc. Committee Memberships: None	JOANN A. REED, 68 Healthcare consultant and former SVP, Finance and CFO, Medco Health Solutions, Inc. Director Since: 2007 Other Public Company Boards: None Committee Memberships:	PAMELA D. A. REEVE, 74 Chairperson of the Board Former President and CEO, Lightbridge, Inc. Director Since: 2002 Other Public Company Boards: None Committee Memberships:

A Audit C Compensation N Nominating Member Chair Audit Committee Financial Expert Independent * Sole Management Director Nominee
BRUCE L. TANNER, 65 Former EVP and CFO, Lockheed Martin Corporation Director Since: 2019 Other Public Company Boards: Truist Financial Corporation Committee Memberships:

AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

PROXY STATEMENT SUMMARY
Board Diversity

Key Objectives and Governance	Skills and Qualifications
Scale the Core	Prior Experience in a Leadership/Executive Role in a Global Company	●	●	●	●	●	●	●	●	●	●	●
Be the Most Trusted, Strategic Partner for Our Customers	Thought Leadership and/or Public Policy Experience	●		●	●	●			●	●	●
Accelerate Platform Extensions	Experience in Innovation in Digital Infrastructure and/or Relevant Industries	●	●		●			●	●	●	●
Position the Teams for the Future	Operational and Management Experience	●	●	●	●	●	●	●	●	●	●	●
Grow and Maintain a Healthy Cultural Foundation	Experience in Human Capital Management, including Diversity, Equity and Inclusion (DEI)	●	●	●	●	●	●	●	●	●	●	●
Financial Literacy	Finance/Capital Allocation Experience or Financial Literacy	●	●	●	●	●	●	●	●	●	●	●
Experience in Other Boards or Management	Prior Board and/or Governance Experience, Including Risk Management, Cybersecurity or Climate	●	●	●	●	●	●	●	●	●	●	●
Demographic Background
Age		53	53	61	56	80	63	68	61	68	74	65
Gender		M	F	F	M	M	F	M	M	F	F	M
Race/Ethnicity
African American or Black				●	●
Alaskan Native or Native American
Asian
Hispanic or Latinx							●
Native Hawaiian or Pacific Islander
White		●	●			●	●	●	●	●	●	●

AGE	GENDER DIVERSITY	RACIAL/ETHNIC DIVERSITY

INDEPENDENCE	TENURE

AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

PROXY STATEMENT SUMMARY
Each of our Board Committees consists of at least one female director and one director who identifies as part of a racial or ethnic minority group.
Our Corporate Governance Guidelines provide for the Nominating Committee to consider elements of background that incorporate diversity, including differences in skills, professional backgrounds and demographics such as gender, race, ethnicity, national origin, age, sexual orientation and gender identity. We are committed to board diversity and are proud of our leadership in this over the past decade. Our Board consists of individuals with diverse and complementary business, leadership and financial expertise. Most of our Directors have leadership experience at major U.S. and multinational companies, as well as experience on the boards of other companies and organizations, which provides an understanding of different business processes, challenges and strategies. In addition, many of our Directors have industry and public policy experience, which provides insight into issues faced by public companies.
Board Refreshment

Board Changes in the Past 5 Years	Diversity of Newly Added Directors	Skills of Newly Added Directors

5 new independent directors have been added to the Board since 2019	2 new directors are female	Cybersecurity Experience
Technology Experience
4 independent directors(1) have left the Board since 2019	2 new directors identify as part of a racial or ethnic minority group	Risk Management Experience
Finance/Capital Allocation Experience
(1)Including Messrs. Dolan and Thompson, who will not be standing for re-election at this year’s Annual Meeting.
Corporate Governance Best Practices

No Stockholder Rights Plans	Independent Chairperson	Proxy Access (3%, 3 years, 25% of Board)	No Supermajority Voting Provisions

Stockholders’ Right to Act by Written Consent	All Directors Except One Management Director Are Independent	Stockholder Ability to Call Special Meetings (25% Ownership Threshold)

AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

PROXY STATEMENT SUMMARY
Sustainability Highlights
At American Tower, we are helping to build a more connected world while simultaneously generating value for our stockholders. Our business inherently promotes sustainability through the reduced environmental footprint of shared infrastructure. Our commitment extends beyond environmental impact mitigation to encompass respect for individuals, foster social equity, uphold business ethics and drive continuous enhancement of our business performance.
Our sustainability framework is built on three pillars: environment, social and governance, each pivotal in our vision of building a more connected world.

ENVIRONMENT
At American Tower, we recognize our responsibility to contribute to the global mitigation of climate change and, as such, we are actively working to reduce our greenhouse gas (GHG) emissions.
We have invested over $600 million since 2012 in our three-pronged strategy to reduce GHG emissions, which includes (i) energy efficiency improvements, (ii) renewable energy procurement and on-site generation and (iii) sophisticated energy storage systems.

SOCIAL
2023 Employee Survey Results
In 2023, employees were sent our biennial employee engagement survey. The survey was completed by 88% of our employees, and select participation results are noted below:

90%	88%	85%	82%
Favorability - Teamwork	Favorability - Leadership	Favorability - Employee Engagement	Favorability - Diversity & Inclusion

Connecting Communities
Our commitment to digital inclusion is embodied in our Digital Communities program, which is designed to bridge the digital divide by establishing digitally connected spaces in underserved communities equipped with technology offering various learning tools and services. As of December 31, 2023, we have launched more than 580 Digital Communities, which have served more than 720,000 people across 15 countries.

GOVERNANCE
The Nominating Committee oversees the Company’s annual sustainability reporting process. Additionally, with oversight from our Board, our executive team leads our global operations with a firm commitment to doing business in an ethical and sustainable manner.
AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

PROXY STATEMENT SUMMARY
Executive Compensation Philosophy

WE REWARD BASED ON	KEY FEATURES
•Company annual and three-year performance relative to pre-established financial goals;
•Company annual financial performance relative to that of competitor and peer group companies;
•Successful completion of key near-term goals and strategic objectives, while positioning the Company to generate attractive long-term return for stockholders; and
•Other relevant considerations, such as retaining executives with above-average performance and proven leadership ability.

•Equity awards weighted toward long-term performance-based metrics;
•Reasonable retirement and welfare benefits, and no pension arrangements;
•Clawback policy;
•Stock ownership guidelines;
•Anti-insider trading policy, including prohibition on hedging and pledging;
•Double-trigger equity vesting and no tax gross-ups in the event of a change of control;
•Use of an independent compensation consultant; and
•Regular risk assessment of compensation programs.

Say on Pay
Our stockholders have historically approved our say-on-pay proposal at a high rate, with approximately 96% of votes cast in favor of our executive compensation program at our 2023 annual meeting of stockholders.

FOR THE PAST 3 YEARS, we received an average stockholder approval rate of
over 95%	in support of our executive compensation program.

Framework of 2023 Compensation

CEO Target Compensation	Average of Other NEOs Target Compensation

AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

PROXY STATEMENT SUMMARY
Executive Pay Structure

OVERVIEW
ANNUAL BASE SALARY

American Tower provides a competitive level of compensation to its executive officers to attract and retain highly qualified executive talent and reward sustained performance over time. Base salary is reviewed by the Compensation Committee and determined annually.

ANNUAL PERFORMANCE INCENTIVE PROGRAM

American Tower provides at-risk, variable cash pay opportunity for performance over one year to motivate its executive officers to achieve or exceed annual goals within appropriate risk parameters.
Target annual performance incentive award for all NEOs:
tied to achieving pre-established Company financial goals	tied to achieving pre-established individual performance goals
LONG-TERM INCENTIVE PLAN

American Tower provides long-term, equity-based pay opportunity for sustained operating performance to focus its executive officers on creating long-term stockholder value.
Target grant award values for the CEO:	Target grant award values for the other NEOs:
allocated to performance-based restricted stock units (PSUs)	allocated to PSUs
allocated to time-based restricted stock units (RSUs)	allocated to RSUs

For grants made in March 2023 and prior thereto, the number of PSUs earned is based on achieving pre-established performance goals for a three-year performance period:(1)
70% based on cumulative AFFO Attributable per Share(2)
30% based on average ROIC(2)
The actual payout is based on performance levels against these goals:

For grants made prior to March 10, 2023, each RSU grant vested 25% annually over four years, commencing one year from the date of grant. Beginning with grants made on March 10, 2023, each RSU grant for all of our employees, including our NEOs, vests 1/3rd annually over three years, commencing one year from the grant date. See “Compensation Discussion and Analysis” beginning on page 47.

(1)Beginning in 2024, PSU awards granted under our long-term incentive award program will include relative Total Shareholder Return (TSR) as an additional performance measure for a three-year performance period.
(2)AFFO Attributable per Share and ROIC are non-GAAP financial measures. Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.
AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

Corporate Governance

PROPOSAL 1
Election of Directors
Under our Amended and Restated By-Laws (By-Laws), the number of Board members is fixed periodically by the Board and may be increased or decreased by a vote of the stockholders or by the majority of Directors then in office.
With the exception of Messrs. Bartlett, Dolan and Thompson, each of the incumbent Directors is standing for re-election at the Annual Meeting. The Board has nominated each of the 11 Directors listed below for election at the Annual Meeting, all of whom were recommended for nomination to the Board by the Nominating Committee.
Each Director elected at the Annual Meeting will hold office until the 2025 Annual Meeting and until his or her successor is duly elected and qualified, subject to earlier retirement, resignation or removal. Unless otherwise instructed, we will vote all proxies we receive FOR each nominee listed below. If a nominee becomes unavailable to serve, we will vote the shares represented by proxies for the election of such other person as the Board may recommend.

The Board of Directors unanimously recommends that you vote FOR the election of each nominee listed below to serve as Director until the next Annual Meeting and until his or her successor is duly elected and qualified.

Required Vote
Our By-Laws require that each Director receive a majority of the votes properly cast with respect to such Director in uncontested elections (i.e., the number of shares voted “for” a Director nominee must exceed the number of votes cast “against” that nominee). As the election of Directors at the Annual Meeting is uncontested, it requires a majority of the votes cast by, or on behalf of, the holders of Common Stock at the Annual Meeting. Abstentions and broker non-votes are not considered as votes cast “for” or “against” a Director and have no effect on the election results.
If stockholders do not re-elect an incumbent nominee who is already a Director, Delaware law provides that the Director continue to serve on the Board as a “holdover director.” Under our By-Laws and Corporate Governance Guidelines, each Director must submit an irrevocable advance resignation that will be effective if the stockholders do not re-elect him or her and the Board accepts his or her resignation. In that situation, within 90 days from the date the election results are certified, the Nominating Committee will recommend to the Board whether to accept or reject the resignation, with the Board then taking action and promptly disclosing its decision and underlying rationale in a filing with the Securities and Exchange Commission (SEC).
AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

CORPORATE GOVERNANCE
Proposal 1 Election of Directors
SUMMARY OF DIRECTOR SKILLS AND QUALIFICATIONS
The following table highlights some of the key qualifications and experience that our Board believes are relevant to the effective oversight of the Company and the execution of our long-term strategy.
Further information on each Director nominee’s qualifications and relevant experience is provided in the individual biographical descriptions below.

Key Objectives and Governance	Director Skills/Qualifications	Directors
Scale the Core: Advance the Company’s position as a premier global leader in the digital infrastructure industry
Experience as a senior leader in a large-scale global company, including in digital infrastructure and/or relevant industries, with a sustained track record of managing a growing business, while delivering margin expansion.
11/11
Be the Most Trusted, Strategic Partner for Our Customers: Understand customers’ needs and provide a value proposition that enhances their operational performance	Experience with, and access to, the highest-level decision-makers and thought leaders in the U.S. and international governments and key non-government organizations.	7/11
Accelerate Platform Extensions: Further develop and execute on the Company’s strategies for platform extension initiatives
Direct experience in managing the successful, innovative transition of a business or similar enterprise, or direct involvement in major technology/research and development initiatives, in digital infrastructure and/or other relevant industries.
7/11
Position the Teams for the Future: Further develop our global talent to best position the Company for the future	Experience in developing and leading large global teams, including empowering talent to lead as industries and technologies evolve.	11/11
Grow and Maintain a Healthy Cultural Foundation: Continue to build a healthy cultural foundation
Experience as a senior executive operationally responsible for human resources, DEI and/or corporate social responsibility functions at a large-scale company (preferably with significant global exposure).
11/11
Financial Literacy	Senior level and recent experience as a public company CEO or CFO, public or private investor/investment manager, public accounting professional or investment/commercial banker.	11/11
Experience in Other Boards or Management
Service on other listed public company boards, either currently or within the past five years. Experience with risk management, cybersecurity or climate policy to identify, manage and mitigate risks, including strategic, regulatory, compliance, operational and financial risks.
11/11
AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

CORPORATE GOVERNANCE
Proposal 1 Election of Directors
Relevant information about each Director nominee appears below.

Steven O. Vondran	Director Since February 2024

Career
Mr. Vondran is the President and Chief Executive Officer of American Tower Corporation. Prior to this role, he was the Executive Vice President and Global Chief Operating Officer of the Company. Mr. Vondran has held various leadership positions since joining the Company in 2000, including serving as American Tower’s Executive Vice President and President, U.S. Tower Division, which included overseeing the U.S. data center business. As a member of the corporate legal team, Mr. Vondran served in a variety of roles until August 2004, when he was appointed Senior Vice President of U.S. Leasing Operations. Later, in August 2010, he assumed the role of Senior Vice President, General Counsel for the U.S. Tower Division. Prior to joining the Company, Mr. Vondran was an associate at the law firm of Lewellen & Frazier LLP, served as a telecommunications consultant with the firm of Young & Associates, Inc., and was a Law Clerk to the Hon. John Stroud on the Arkansas Court of Appeals.

Qualifications
•Extensive institutional knowledge
•Effective leadership and executive experience, including as our General Counsel - U.S. Tower Division, President of U.S. Tower Division and Global Chief Operating Officer
Other Public Company Boards
•None
Other Positions
•Board Member, Cellular Telecommunications Industry Association
•Board Member, Wireless Infrastructure Association

President and CEO American Tower Corporation

Age 53

Kelly C. Chambliss	Independent Director Since March 2022

Career
Ms. Chambliss currently serves as the Senior Vice President of IBM Consulting in the Americas. She previously served as the Global Chief Operating Officer and Senior Vice President for IBM Consulting. Ms. Chambliss joined IBM through the acquisition of PricewaterhouseCoopers Consulting, where she was a Partner.

Qualifications
•Extensive management, international and cybersecurity experience at a global large-cap company
•Prior public company board experience
•Knowledge of data center operations
Past Public Company Boards
•CoreSite Realty Corporation (2016–2021)

Senior Vice President IBM Consulting

Company Committees •Compensation Committee (May 2022–present)

Age 53

AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

CORPORATE GOVERNANCE
Proposal 1 Election of Directors

Teresa H. Clarke	Independent Director Since December 2021

Career
Ms. Clarke is Chair of Africa.com LLC, a media holding company launched in 2010 with an extensive array of platforms that reach a global audience interested in African content and community. Prior to launching Africa.com, Ms. Clarke was a Managing Director in the investment banking division of Goldman Sachs & Co., where she led corporate finance and merger & acquisition transactions for corporate clients in the industrials and real estate sectors for a total of over 12 years. She served on President Obama’s Advisory Council on Doing Business in Africa from 2014 to 2016.

Qualifications
•Extensive international experience, particularly in-depth knowledge of Africa
•Financial expertise
•Operational, leadership and strategic expertise
•Strong management and public company board experience
Current Public Company Boards
•Arthur J. Gallagher & Co.
(2021–present)
Other Positions
•Member, Council on Foreign Relations
•Chair, Advisory Board of the Smithsonian National Museum of African Art

Chair Africa.com LLC

Company Committees •Audit Committee (December 2021–present)

Age 61

Kenneth R. Frank	Independent Director Since January 2021

Career
Mr. Frank is a Partner at Banneker Partners, a private equity firm focused in the enterprise software sector. He served as CEO of Turning Technologies, an education technology company, from June 2019 to September 2021, and led other enterprise software and services companies, such as Kibo Software as CEO, from January 2016 to December 2018, and Aptean Software as COO, from October 2011 to December 2015. Prior to that, Mr. Frank held a series of leadership positions at Alcatel-Lucent, between February 2005 and October 2012, including Global President, Solutions and Marketing, member of the Executive Committee, CTO of Alcatel North America and President, Professional Services Division. Mr. Frank previously held positions at AT&T Bell Laboratories and BellSouth Telecommunications.

Qualifications
•Extensive executive, international and cybersecurity experience in the telecommunications and technology industries
•Sophisticated leadership skills and familiarity with various global regions, including Europe and Asia
•Venture capital knowledge and financial acumen
Other Public Company Boards
•None
Other Positions
•Member, Board of Councilors for the Marshall School of Business at the University of Southern California
•Director, Orbcomm, Inc.
•Director, Calero-MDSL

Partner Banneker Partners

Company Committees •Audit Committee (January 2021–present) •Nominating and Corporate Governance Committee (May 2023–present)

Age 56

AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

CORPORATE GOVERNANCE
Proposal 1 Election of Directors

Robert D. Hormats	Independent Director Since October 2015

Career
Mr. Hormats is a Visiting Lecturer at Yale University's School of Management. He was appointed Managing Director of Tiedemann Advisors in March 2020, following his five-year tenure as a member of Tiedemann’s Investment Advisory Committee, and served as such until July 2022, after which he continued to serve as an advisor through 2023. He also served as Vice Chairman of Kissinger Associates, Inc., a strategic international consulting firm, from 2013 to 2019. From 2009 to 2013, he served as Under Secretary of State for Economic Growth, Energy and the Environment. Prior to that, he was Vice Chairman, Goldman Sachs (International) and a managing director of Goldman, Sachs & Co., which he joined in 1982. Mr. Hormats formerly served as Assistant Secretary of State for Economic and Business Affairs, Ambassador and Deputy U.S. Trade Representative, and Senior Deputy Assistant Secretary for Economic and Business Affairs. He also served as a senior staff member for International Economic Affairs on the National Security Council.

Qualifications
•Significant international experience in both the public and private sectors, including key business and trade positions with the U.S. federal government
•Extensive knowledge of global capital markets
•Well-developed leadership skills and financial acumen
Other Public Company Boards
•None
Other Positions
•Member, Council on Foreign Relations
•Member, Economic Club of New York

Former Managing Director Tiedemann Advisors

Company Committees •Nominating and Corporate Governance Committee (February 2016–present; Chair since May 2021)

Age 80

Grace D. Lieblein	Independent Director Since June 2017

Career
Ms. Lieblein most recently served as VP, Global Quality of General Motors Company (GM), a multinational corporation that designs, manufactures, markets and distributes vehicles, from November 2014 to December 2015. Ms. Lieblein joined GM in 1978 and held a variety of leadership positions at GM in engineering, supply chain management and international operations. Ms. Lieblein’s leadership positions have included serving as Vice President, Global Purchasing and Supply Chain from 2012 to 2014, GM Brazil President from 2011 to 2012, GM Mexico President from 2008 to 2011 and Vehicle Chief Engineer from 2004 to 2008.

Qualifications
•Extensive management experience with global large-cap companies, including in Latin America
•Experience working with industry leaders to help further our innovation initiatives
•Financial expertise
•Strong board experience
Current Public Company Boards
•Honeywell International, Inc. (2012–present)
Past Public Company Boards
•Southwest Airlines Co.
(2016–2022)
Other Positions
•Director, Cox Enterprises Inc.

Former VP, Global Quality General Motors Company

Company Committees •Audit Committee (June 2017–May 2021) •Compensation Committee (May 2021–present)

Age 63

AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

CORPORATE GOVERNANCE
Proposal 1 Election of Directors

Craig Macnab	Independent Director Since December 2014

Career
Mr. Macnab served as CEO of National Retail Properties, Inc., a publicly traded real estate investment trust (REIT), from February 2004 and as that company’s Chairman of the board from February 2008 until April 2017. Prior to joining National Retail Properties, Mr. Macnab was the CEO, President and a director of JDN Realty Corporation, also a publicly traded REIT, from April 2000 to March 2003. Mr. Macnab previously served as a director of DDR Corp. and Eclipsys Corporation. He also previously served on the board of directors and as Chair of the Governance Committee of the Cadillac Fairview Corporation Limited, a private company and a wholly owned subsidiary of the Ontario Teachers' Pension Plan.

Qualifications
•Extensive management experience with publicly traded REITs and global large-cap companies
•Financial expertise
•Experience as a director of other public companies
Current Public Company Boards
•Independence Realty Trust, Inc. (2024–present)
•VICI Properties, Inc.
(2017–present)

Former CEO and Chairman National Retail Properties, Inc.

Company Committees •Compensation Committee (May 2018–present; Chair since May 2019) •Audit Committee (December 2014–December 2019)

Age 68

Neville R. Ray	Independent Director Since March 2024

Career
Mr. Ray most recently served as
T-Mobile USA’s President of Technology until 2023. Mr. Ray joined T-Mobile USA (then VoiceStream) in April 2000 and from December 2010 to November 2019, served as its Chief Technology Officer. Prior to that, Mr. Ray served as Network Vice President for Pacific Bell Mobile Services. Mr. Ray currently serves on the U.S. President’s National Security Telecommunications Advisory Committee (NSTAC). Mr. Ray has served as Chairperson of the Board of Governors of 5G Americas as well as the Vice Chairman of the Cellular Telecommunications Industry Association (CTIA). In addition, he has served as a member of the National Telecommunications and Information Administration’s Commerce Spectrum Management Advisory Committee (CSMAC) and the Federal Communications Commission’s Communications Security, Reliability and Interoperability Council (CSRIC).

Qualifications
•Extensive leadership, operational and strategic experience with publicly traded companies in the wireless industry
•Deep understanding of technology and innovation trends
•Broad perspective gained from participating in industry associations
Other Public Company Boards
•Ziff Davis, Inc. (2024–present)

Former President of Technology T-Mobile US, Inc.

Age 61

AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

CORPORATE GOVERNANCE
Proposal 1 Election of Directors

JoAnn A. Reed	Independent Director Since May 2007

Career
Before becoming a healthcare services consultant, Ms. Reed served as CFO and SVP of Finance at Medco Health Solutions, a leading pharmacy benefit manager. After joining Medco in 1988, she spent 20 years with the company, serving in finance and accounting roles of increasing responsibility. She was appointed SVP of Finance in 1992 and CFO in 1996. Prior to joining Medco, Ms. Reed held finance roles at Aetna/ American Re-Insurance Co., CBS Inc., Standard and Poor’s Corporation and Unisys/ Timeplex Inc.

Qualifications
•Financial and accounting expertise
•Extensive board experience
•More than 25 years of leadership experience with multinational companies in financial, strategic and business development initiatives
Past Public Company Boards
•Waters Corporation
(2006–2021)
•Mallinckrodt plc
(2013–2022)

Healthcare consultant and former SVP, Finance and CFO Medco Health Solutions, Inc.

Company Committees •Audit Committee (November 2007–present; Chair since May 2015)

Age 68

Pamela D. A. Reeve	Independent Director Since 2002 / Chair Since May 2020

Career
Ms. Reeve is the Chairperson of American Tower Corporation and has served in that role since 2020. Prior to that, she was the Company’s Lead Director. Ms. Reeve is very active in her local Boston-area community, advocating for causes that support the advancement of women and technology innovation. A retired business executive, she previously served as the President and CEO of Lightbridge, Inc., a public company and global provider of mobile business solutions to the wireless communications industry, from November 1989 to August 2004. Prior to joining Lightbridge in 1989, Ms. Reeve spent 11 years as a consultant and in a series of executive positions at the Boston Consulting Group, Inc. She also previously served on the board of Sonus Networks, Inc. from 2013 to 2017.

Qualifications
•Operational, strategic and corporate governance expertise, particularly in the communications and technology industries
•Financial expertise
•Extensive institutional knowledge and effective leadership as former Lead Director and now Chairperson
Past Public Company Boards
•Frontier Communications Corporation (2010–2021)
Other Positions
•Chair of the Board, The Women's Edge (formerly The Commonwealth Institute)

Former President and CEO Lightbridge, Inc.

Company Committees
•Lead Director
(May 2004–May 2020)
•Nominating and Corporate Governance Committee
(May 2009–present; August 2002–February 2005)
•Compensation Committee (April 2004–June 2016; Chair, April 2004–May 2009)
•Audit Committee (August 2002–July 2007)

Age 74

AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

CORPORATE GOVERNANCE
Corporate Governance

Bruce L. Tanner	Independent Director Since September 2019

Career
Mr. Tanner served as the EVP and CFO of Lockheed Martin Corporation from September 2007 until February 2019. Mr. Tanner joined Lockheed Martin Corporation in 1982 and, prior to being appointed CFO, held a variety of leadership positions in finance, including as Vice President of Finance and Business Operations, Lockheed Martin Aeronautics, from April 2006 to September 2007, and Vice President of Finance and Business Operations, Lockheed Martin Electronic Systems, from May 2002 to March 2006.

Qualifications
•Extensive executive and cybersecurity experience with a global large-cap company
•Financial expertise
•Strategic, operational and advisory roles in complex financial transactions
Current Public Company Boards
•Truist Financial Corporation (2015–present)

Former EVP and CFO Lockheed Martin Corporation

Company Committees •Audit Committee (December 2019–present)

Age 65

Corporate Governance
Our Board is committed to strong corporate governance practices and dedicated to ensuring American Tower is managed for the long-term benefit of our stockholders and other stakeholders. To fulfill this role, the Board and its three standing committees—Audit; Compensation; and Nominating—meet throughout the year and engage in meaningful discussions with management to ensure the Board is informed regarding the Company’s activities, operating plans and strategic initiatives.
To promote full compliance with all applicable corporate governance standards and remain aligned with best practices, the Board has adopted corporate governance principles and procedures, which it reviews annually and amends as necessary. We also continually review guidance and interpretations provided by the SEC and the New York Stock Exchange (NYSE). Furthermore, we engage in meaningful discussions with our stockholders regarding governance issues and potential improvements.
You can access the charters for (i) each of our current committees, (ii) our Corporate Governance Guidelines, (iii) our By-Laws and (iv) Code of Ethics and Business Conduct Policy (Code of Conduct) in the “Investor Relations – Corporate Governance” section of our website, www.americantower.com. You may also request that these documents be mailed to you by writing to: American Tower Corporation, 116 Huntington Avenue, Boston, Massachusetts 02116, Attention: Investor Relations. Each committee charter, our Corporate Governance Guidelines and our Code of Conduct are reviewed annually.
AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

CORPORATE GOVERNANCE
Corporate Governance
Key Corporate Governance Best Practices

Independence	Stockholder Rights
•All Directors Except One Management Director Are Independent
•Independent Chairperson
•Only Independent Directors Serve on Board’s Standing Committees
•Independent Directors Meet in Executive Session Without Management Present

•One Vote per Share of Common Stock
•Regular Stockholder Engagement
•Proxy Access (3%, 3 years, 25% of Board)
•Stockholder Ability to Call Special Meetings (25% Ownership Threshold)
•Stockholders’ Right to Act by Written Consent
•No Stockholder Rights Plans
•No Supermajority Voting Provisions

Ethics and Disclosure	Board Practices
•Code of Conduct •Vendor Code of Conduct •Corporate Governance Guidelines •Global Human Rights Statement •Disclosure Committee for Financial Reporting •Ethics Committee
•Annual Election of All Directors
•Majority Voting for Directors
•Periodic Review of Board Composition and Succession Planning
•Onboarding Program for New Directors
•Continuing Education Programs for Directors
•Policy Against Director “Over-boarding”
•Review of Strategy
•Oversight of Risk Management and Sustainability Matters
•Annual Review of Board and Committees
•Use of Outside Experts to Assist With Board Oversight

Compensation Oversight
•Anti-Insider Trading Policy, including Anti-Hedging and Anti-Pledging Provisions
•Clawback Policy
•Double-Trigger Equity Vesting and No Tax Gross-Ups in a Change of Control
•Annual Compensation Policies Risk Assessment Review
•Approval Policy for Related Party Transactions
•Independent Compensation Consultant
•Annual Review of CEO Performance, Overseen by Our Independent Chairperson
•Annual Advisory Vote on Executive Compensation
•Stock Ownership Guidelines for Directors and Executives

AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

CORPORATE GOVERNANCE
Board of Directors
Board of Directors
Our Board is committed to highly effective corporate governance that is responsive to stockholders, ensuring the Company delivers on its strategic objectives.
BOARD LEADERSHIP STRUCTURE
The Board believes that independent board oversight is essential to strong corporate governance. Under our Corporate Governance Guidelines, if we do not have a Chairperson who is independent, an independent Lead Director will be appointed upon the recommendation of the Nominating Committee. Factors considered in selecting a Chairperson include experience serving on public company boards, leadership at the committee level, areas of expertise (with a focus on leadership and corporate governance), and interest and ability to meet the time requirements of the position. In addition, the Board believes that to complement this leadership structure, having independent Directors serving as Chairs of each of our three standing Board committees enhances the Board’s effectiveness in providing independent oversight of material risks affecting the Company and fulfilling the Board's risk oversight responsibility.
The Nominating Committee reviews and evaluates the Board’s leadership structure periodically. The Board believes it is important to retain flexibility to determine its leadership structure based on the composition of the Board and management team and business conditions at the time, recognizing that the needs and opportunities of the Company may change over time. The Nominating Committee also takes into account the views of institutional investors and proxy advisory firms, as well as governance and industry trends.
The Board is currently led by our Chairperson, Pamela D. A. Reeve, who was appointed as a Director in March 2002. Ms. Reeve was named Lead Director in May 2004 and Chairperson in May 2020. During her tenure on the Board, Ms. Reeve has served on all three standing committees and provided extensive guidance to the Board and senior management. The Nominating Committee annually determines the appointment of the Chairperson and believes that Ms. Reeve is best suited for this role. The Board has continued to benefit from her invaluable business knowledge and leadership as Chairperson.
The Chairperson’s duties include:
•Calling and chairing Board meetings, including the Board’s executive sessions of independent Directors;
•Approving agendas, materials and schedules for upcoming Board meetings, in consultation with the CEO and other independent Directors;
•Meeting frequently with the CEO and senior management to advise and assist on strategic, business, financial and governance matters; and
•Preparing and conducting, together with the Chair of the Compensation Committee, the annual performance review of the CEO.
AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

CORPORATE GOVERNANCE
Board of Directors
SELECTION OF DIRECTORS AND BOARD REFRESHMENT
To maintain sustained Company growth, it is important we continue to have a Board with the requisite competencies to provide sound stewardship. We are committed to ensuring our Board is composed of Directors who bring a wealth of leadership experience, diverse viewpoints, knowledge and skills that benefit our Company and stockholders. The Nominating Committee reviews the characteristics, skills, background and experience of the Board as a whole, and of its individual members, on an ongoing basis to assess those traits against the needs identified to benefit the Company, its management and its stockholders. In addition, the Nominating Committee takes into account the nature of and time involved in a Director’s service on other boards in evaluating the suitability of individual Directors and making recommendations to the Board. Under the Corporate Governance Guidelines, without the consent of the Nominating Committee obtained in each case, a Director may not serve on the boards of more than four public companies (including the Company), or, if the Director is an active CEO or equivalent of another public company, on the boards of more than two public companies (including the Company).
Our Board consists of Directors with a varied range of tenures. Our Board does not believe it should limit the number of years for which an individual may serve as a Director. Long-serving Directors provide important institutional knowledge and experience, while newer Directors bring fresh perspectives. The Board, including the Nominating Committee, believes that, as an alternative to term limits, it can ensure that the Board continues to evolve and adopt new viewpoints through periodic Board refreshment. The Nominating Committee may consider principles of diversity, including categories such as gender, race, ethnicity, national origin, age, sexual orientation and gender identity, and also diversity in viewpoints and skills. The Nominating Committee actively seeks out qualified women, persons of color and other individuals from minority groups to include in the pool from which new candidates are selected, as well as candidates with experience and skills that would complement the Board’s overall makeup.
The Nominating Committee strives to maintain a Board with the knowledge and skills necessary to effectively oversee a global company.
New Independent Directors in Last 5 Years:

2019	2021	2022	2024
1 new independent director	2 new independent directors	1 new independent director	1 new independent director
Bruce L. Tanner	Kenneth R. Frank	Kelly C. Chambliss	Neville R. Ray
	Teresa H. Clarke
Skills and Qualifications of New Independent Directors:

3	2	1	3
with gender and/or ethnic or racial diversity	current or former CEOs	former CFO	with cybersecurity experience

AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

CORPORATE GOVERNANCE
Board of Directors
Board Succession Planning

1	BOARD COMPOSITION REVIEW	The Nominating Committee reviews quarterly the size and composition of the Board using a rigorous matrix of identified skills, experience and other criteria relevant to a global, publicly traded company in the digital infrastructure space.
▼

2	ASSESSMENT OF DIRECTOR CANDIDATES’ SKILLS AND QUALIFICATIONS
As described in our Corporate Governance Guidelines, the Nominating Committee assesses Director candidates based on specific criteria, as outlined under “Summary of Director Skills and Qualifications” on page 11. Although the Nominating Committee does not assign specific numeric weights to these skills in its assessments, any Director candidate is expected to possess substantive knowledge or experience in several of the areas specified in the criteria.

▼

3	EVALUATION OF INDEPENDENT CONSULTANT’S FEEDBACK
Our Board believes it is important to review its effectiveness and that of its standing committees annually and, accordingly, engages with an outside independent consultant to conduct that evaluation and provide critical feedback. The feedback generated from this process assists the Board, and particularly the Nominating Committee, in determining the composition and skill set required for our Board to function effectively and oversee management’s implementation of the Company’s strategic goals and priorities.

▼

4	RECOMMENDATIONS FOR DIRECTOR CANDIDATES	In considering candidates for the Board’s slate of recommended Director nominees, the Nominating Committee recommends individuals it believes can best enhance the success of the business and represent stockholder interests through the exercise of sound judgment in light of the full Board’s experience. The Nominating Committee considers diversity to be a key criterion in searching for new Director candidates. To identify and evaluate Director candidates, in addition to seeking recommendations from Board members, the Nominating Committee engages one or more independent search firms to select Director candidates, reviews and discusses biographical information and background material relating to potential candidates, and, along with the independent search firm and other Board members, interviews selected potential candidates. In addition, the Nominating Committee is committed to considering all candidates proposed by stockholders in accordance with the By-Laws, if appropriate biographical and background material is provided, applying the same criteria and following substantially the same process as it does in considering other candidates. The Nominating Committee may then choose to present such candidates to the Board for consideration.
▼

5	SELECTION OF DIRECTOR CANDIDATE
Upon selection, a candidate is interviewed by the independent search firm and certain Board members and an analysis is prepared to further assess the suitability of the candidate to address the Board’s needs. If the candidate is selected for recommendation to the Board, a review of his or her independence and potential conflicts is conducted.

AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

CORPORATE GOVERNANCE
Board of Directors
DIRECTOR INDEPENDENCE
The NYSE rules effectively create a two-step process for determining whether a Director qualifies as “independent.” First, a Director must satisfy the bright-line standards for independence established by the NYSE. Second, the Board must affirmatively determine that the Director has no material relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company.
As set forth in our Corporate Governance Guidelines, the Board has established guidelines to help it determine whether a Director has a material relationship with the Company. Under these guidelines, a Director is not considered to have a material relationship with the Company solely on the grounds that he or she:
•is an executive officer or employee, or has an immediate family member who is an executive officer, of a company that makes payments to, or receives payments from, us for property or services, unless the amount of such payments or receipts, in any of the three fiscal years preceding the determination, exceeded the greater of $1 million or two percent (2%) of such other company’s consolidated gross revenues;
•is an executive officer of another company that is indebted to us, or to which we are indebted, unless the total amount of either company’s indebtedness to the other is more than five percent (5%) of the total consolidated assets of the company at which he or she serves as an executive officer;
•is a director of another company that does business with us, provided that he or she owns less than five percent (5%) of the outstanding capital stock of the other company and recuses himself or herself from any deliberations of our Board with respect to such other company; or
•serves as an executive officer of any charitable organization, unless our charitable contributions to the organization, in any of the three fiscal years preceding the determination, exceeded the greater of $1 million or two percent (2%) of such charitable organization’s consolidated gross revenues.
In addition, ownership of a significant amount of our Common Stock, by itself, does not constitute a material relationship.
For relationships not covered by these guidelines, the other independent Directors will determine whether a material relationship exists, based upon the recommendation of the Nominating Committee. No immediate family relationship exists between any of our Directors or executive officers and any other Directors or executive officers. The Board has determined that each of American Tower’s non-management Directors, based on his or her compliance with the Board’s established guidelines, has no material relationship with the Company and is “independent” under Section 303A.02 of the NYSE listing standards. In making its assessment, the Board determined that each of Messrs. Frank, Hormats, Macnab and Tanner and Mses. Clarke and Reed had no relationship with the Company, other than being a Director and/or stockholder. With respect to Mr. Ray and Mses. Chambliss, Lieblein and Reeve, the Board determined that any relationships with the Company were appropriate given each recuses himself or herself from material deliberations involving such affiliated company as necessary.
Specifically, the Board considered that each of Mr. Ray and Mses. Chambliss, Lieblein and Reeve served or is currently serving as a director or executive officer of a company that conducts business with us, as follows: Mr. Ray served as an executive officer and as an employee of T-Mobile US, Inc. (T-Mobile) until April 2023 and October 2023, respectively; Ms. Chambliss is currently a Senior Vice President of IBM Consulting in the Americas; Ms. Lieblein served as a director of Southwest Airlines Co. until May 2022 and is currently a director of Cox Enterprises Inc.; and Ms. Reeve served as a director and chair of Frontier Communications Corporation until April 2021. In each case, the Board determined that this service was in accordance with the NYSE listing standards and our Corporate Governance Guidelines in that none of these Directors beneficially owns five percent (5%) or more of the outstanding capital stock of the applicable company, each recuses himself or herself from any deliberations of the Board with respect to the applicable company and, in each case for Mses. Chambliss, Lieblein and Reeve, payments made to, or received from, each applicable company were less than the greater of $1 million or two percent (2%) of both the Company’s and the applicable company’s estimated total revenue in the 2023 fiscal year. While T-Mobile was one of the Company's top customers by total revenue in 2023 at 17%, Mr. Ray is no longer an employee of T-Mobile as of his election to our Board in March 2024.
AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

CORPORATE GOVERNANCE
Board of Directors
ANNUAL EVALUATION
To identify areas that are effective and areas for improvement, our Board, with oversight by the Nominating Committee, conducts annual evaluations of its performance and that of each of its three standing committees. The Board recognizes that a robust and constructive evaluation process is essential to good governance and effectiveness. The table below summarizes the process followed in 2023. We expect to conduct a similar Board and committee self-evaluation process in 2024.

1	EVALUATION QUESTIONNAIRES
•Formal opportunity for Directors to identify potential improvements
•Solicit candid input from each director regarding the performance and effectiveness of the Board, its committees and individual Directors

▼

2	INDIVIDUAL INTERVIEWS		•Independent consultant conducts interviews with individual Directors and members of senior management who interact with the Board

▼

3	REVIEW OF FEEDBACK
•Independent consultant reviews questionnaires and interview responses and aggregates the results as it relates to Director performance, Board dynamics and the effectiveness of the Board and its committees
•Independent consultant presents the findings to the full Board in executive session

▼

4	USE OF FEEDBACK
•The independent consultant develops recommendations based on the themes or issues that emerged, providing suggestions for areas of improvement for each committee and the Board and an action plan for implementing those suggested changes

▼

5	CHANGES IMPLEMENTED
•As a result of this evaluation process, over the past few years, the Board has:
•strengthened the Director refreshment practices;
•offered certain Director education trainings;
•improved the succession planning process for senior leadership; and
•added new highly-skilled Directors to enhance the Board’s composition

AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

CORPORATE GOVERNANCE
Board of Directors
BOARD MEETINGS

Our Board is committed to strong corporate governance practices and dedicated to ensuring American Tower is managed for the long-term benefit of our stockholders and other stakeholders. To fulfill this goal, the Board and its three standing committees—Audit; Compensation; and Nominating—meet throughout the year and engage in meaningful discussions with management to ensure that the Board is informed regarding the Company’s activities, operating plans and strategic initiatives.
During the 2023 fiscal year, our Board held four regular meetings and nine special meetings. Each Director attended at least 75% of the aggregate number of meetings of our Board and the committees on which he or she served. All of our Director nominees serving on the Board as of the date of our 2023 Annual Meeting of Stockholders attended the meeting. We encourage, but do not require, our Directors to attend each Annual Meeting of Stockholders.
In determining whether to recommend a Director for re-election, the Nominating Committee considers the Director’s past attendance at meetings and participation in, and contributions to, the activities of the Board and its standing committees.

The American Tower Board: By the Numbers in 2023 4 Regular meetings held by the Board 9 Special meetings held by the Board
At least 75%
of meetings attended by each current Director
100%
of the Directors attended the Annual Meeting of Stockholders

AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

CORPORATE GOVERNANCE
Board of Directors
BOARD COMMITTEES
Our Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating Committee. Only independent Directors serve on the standing committees.

Audit Committee

MEETINGS IN 2023: 8	MEMBERS:
	JoAnn A. Reed (CHAIR) Teresa H. Clarke	Kenneth R. Frank Bruce L. Tanner

Key Responsibilities:
•Oversees management’s financial reporting processes.
•Meets with our independent registered public accounting firm, outside the presence of management, to discuss our financial reporting, including internal accounting controls and policies and procedures.
•Approves all fees related to audit and non-audit services provided by the independent public accounting firm.
•Has the sole authority to select, retain, terminate and determine the compensation of our independent registered public accounting firm.
•Oversees our systems of internal accounting and financial controls.
•Reviews the global internal audit plan, including the annual fraud risk assessment.
•Reviews the annual independent audit of our financial statements.
•Reviews our financial disclosures.
•Reviews and implements our Code of Conduct in conjunction with, and with oversight from, the Ethics Committee.
•Oversees the establishment and implementation of “whistle-blowing” procedures.
•Oversees risk, litigation, cybersecurity, insurance and other compliance matters.

Each member of the Audit Committee is an audit committee financial expert under SEC rules and has the accounting or related financial-management expertise required under NYSE rules. In addition, each member is “independent” under the additional independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (Exchange Act). No Audit Committee member serves on the audit committee of more than two other public companies.
The Audit Committee’s meetings in 2023 were designed to facilitate and encourage communication among the members of the Audit Committee, management, our internal auditors and our independent registered public accounting firm, Deloitte & Touche LLP (Deloitte). Prior to each earnings release, the Audit Committee met with management and our auditors to review the financial results.
AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

CORPORATE GOVERNANCE
Board of Directors

Compensation Committee

MEETINGS IN 2023: 5	MEMBERS:
	Craig Macnab (CHAIR) Kelly C. Chambliss	Raymond P. Dolan(1) Grace D. Lieblein

Key Responsibilities:
•Leads the Board in establishing compensation policies for our executive officers and the Board, including approving employment agreements or arrangements, if any, with executive officers.
•Reviews and approves individual and overall corporate goals and objectives related to executive compensation; evaluates executive performance in light of those goals and objectives; and determines executive compensation levels based on this evaluation, including as it relates to our CEO.
•Regularly assesses our compensation plans to determine whether any elements create an inappropriate level of risk.
•Administers our equity incentive plans, approving any proposed amendments or modifications.
•Reviews our compensation programs.
•Reviews and implements our Clawback Policy.
•Oversees our stock ownership guidelines.
•Receives reports from management on human capital management programs and practices.
•Regularly reviews executive compensation market trends, recommending changes to programs or processes accordingly.
•Reviews Compensation Committee reports, Pay versus performance and CEO pay ratio for inclusion in appropriate regulatory filings, and results of the annual advisory say-on-pay vote.

(1)Mr. Dolan is not standing for re-election, but will continue to serve on the Compensation Committee through the date of the Annual Meeting.
For more information on the Compensation Committee’s role and our processes and procedures for determining executive compensation, see “Compensation Discussion and Analysis” beginning on page 47.
AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

CORPORATE GOVERNANCE
Board of Directors

Nominating and Corporate Governance Committee

MEETINGS IN 2023: 7	MEMBERS:
	Robert D. Hormats (CHAIR) Pamela D. A. Reeve	Kenneth R. Frank Samme L. Thompson(1)

Key Responsibilities:
•Identifies and recommends individuals to serve on the Board and its committees.
•Develops and makes recommendations with respect to our Corporate Governance Guidelines, including the appropriate size, composition and responsibilities of the Board and its committees.
•Reviews corporate governance best practices and market trends.
•Reviews and approves or ratifies any related party transactions.
•Reviews any contemplated outside directorships of current Board members.
•Establishes performance criteria for the annual evaluation of the Board and its committees, and oversees the annual self-evaluation by Board members.
•Responds to stockholder requests and inquiries.
•Reviews and recommends Director training initiatives, and reviews Director onboarding program.
•Oversees and reviews the Company’s sustainability programs and corporate responsibility policies, including environmental initiatives, human capital management, the development and diversity of its workforce and sustainability reporting.
•Advises the Board with respect to Board committee charters, composition and protocol, including the current Board structure.

(1)Mr. Thompson is not standing for re-election, but will continue to serve on the Nominating and Corporate Governance Committee through the date of the Annual Meeting.
EXECUTIVE SESSIONS
The independent Directors periodically meet in executive sessions, which often also include our CEO and/or other members of senior management with expertise relevant to the matter being discussed at such executive sessions. An executive session is typically scheduled either immediately before or immediately after each regular Board or committee meeting. The Chairperson presides at such sessions, and in her absence, the Board can designate the Chair of the Nominating Committee or, alternatively, the Chair of the Board committee relevant to the matter being discussed to preside. Upon reasonable notice to the other independent Directors, any independent Director may call for an executive session, with or without the presence of the Chairperson, if he or she deems it necessary or appropriate.
AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

CORPORATE GOVERNANCE
Board of Directors
DIRECTOR ONBOARDING, CONTINUING EDUCATION AND ACCESS TO EMPLOYEES

Orientation
To familiarize new Directors with American Tower’s business, strategies and policies, and to assist new Directors in developing Company and industry knowledge to optimize their service on the Board, we conduct a robust orientation program, which includes, among other things, a presentation on:
•our business and wireless infrastructure sector,
•each of our regional markets,
•our capital structure,
•our strategic plan,
•Board and committee responsibilities,
•corporate responsibility (including the American Tower Foundation (the Foundation)),
•ethics standards and legal and risk management,
•Corporate Governance Guidelines and Company policies, and
•securities trading and reporting.

Continuing Education
•Because we believe our Directors should be continually educated regarding corporate governance processes and practices, our business and our industry, we periodically conduct Board education sessions, often using external experts.
•For example, in 2023, the Board attended education sessions on artificial intelligence, innovation and platform extension and global security at the Company, among other topics.
•The Nominating Committee annually reviews the current year’s Director training initiatives to determine programs for the upcoming year.
•Additionally, we encourage each independent Director to attend, annually and at the Company’s expense, at least one board education course offered by either an academic institution or a professional service organization.

Access to Employees
•The Board has access to the Company's senior management to ensure that Directors can gather the information necessary to fulfill their duties.
•Members of senior management are encouraged to invite Company personnel to any Board meeting at which their presence and expertise would help the Board to have a full understanding of matters being considered.
•In 2023, during the Board meetings held in offices outside of the Company's headquarters, the Board met with various employees for lunches and other social events.

AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

CORPORATE GOVERNANCE
Board of Directors
DIRECTOR COMPENSATION
As of December 31, 2023, our standard compensatory arrangement with our non-management Directors included the following:

Director Compensation Element		Payment	BOARD SERVICE MIX OF COMPENSATION
Board Service
Annual Cash Retainer		$100,000
Additional Annual Payment to Chairperson		$125,000
Committee Service	Chair	Member
Audit Committee	$25,000	$15,000
Compensation Committee	$15,000	$15,000
Nominating Committee	$10,000	$10,000

(1)The Average Cash Compensation excludes $125,000 paid to the Chairperson of the Board.
On March 10, 2023, based on their performance in the prior year and expected future contributions to the Company, we granted each of the non-management Directors 1,072 RSUs, which will fully vest and settle in shares of Common Stock on the one-year anniversary of the grant date.
The following table provides information regarding the compensation of each non-management Director who served on our Board during the year ended December 31, 2023. Information regarding the compensation of Mr. Bartlett may be found under “Executive Compensation Tables” beginning on page 69.
DIRECTOR COMPENSATION FOR 2023

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($)(1)(2) (c)	Total ($) (h)
Kelly C. Chambliss	$115,000	$205,041	$320,041
Teresa H. Clarke	$115,000	$205,041	$320,041
Raymond P. Dolan	$115,000	$205,041	$320,041
Kenneth R. Frank	$120,000	$205,041	$325,041
Robert D. Hormats	$120,000	$205,041	$325,041
Grace D. Lieblein	$115,000	$205,041	$320,041
Craig Macnab	$130,000	$205,041	$335,041
JoAnn A. Reed	$140,000	$205,041	$345,041
Pamela D. A. Reeve	$235,000	$205,041	$440,041
Bruce L. Tanner	$115,000	$205,041	$320,041
Samme L. Thompson	$110,000	$205,041	$315,041
(1)The amount in column (c) reflects the aggregate grant date fair value of awards granted for the fiscal year ended December 31, 2023. The aggregate grant date fair value of the awards was calculated by multiplying the number of shares of Common Stock underlying the RSU awards by $191.27, the closing market price of shares of our Common Stock on the grant date, March 10, 2023.
(2)No stock option awards were granted during the fiscal year ended December 31, 2023. As of December 31, 2023, each non-management Director who served on our Board during 2023 held the following shares of Common Stock underlying the RSU awards and outstanding options to purchase Common Stock. As of December 31, 2023, all of the following options were fully vested and exercisable.
AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

CORPORATE GOVERNANCE
Risk Oversight

Name	Number of Unvested Shares Underlying RSU Award (#)	Market Value of Unvested Shares Underlying Unvested RSU Award ($)(i)	RSU Award Grant Date	Number of Securities Underlying Outstanding Options (#)	Option Exercise Price ($)	Option Grant Date
Kelly C. Chambliss	1,072	$231,423	3/10/2023
Teresa H. Clarke	1,072	$231,423	3/10/2023
Raymond P. Dolan	1,072	$231,423	3/10/2023
Kenneth R. Frank	1,072	$231,423	3/10/2023
Robert D. Hormats	1,072	$231,423	3/10/2023
Grace D. Lieblein	1,072	$231,423	3/10/2023
Craig Macnab	1,072	$231,423	3/10/2023
JoAnn A. Reed	1,072	$231,423	3/10/2023
Pamela D. A. Reeve				5,054	$81.18	3/10/2014
				4,971	$94.57	3/10/2015
	1,072	$231,423	3/10/2023
Bruce L. Tanner	1,072	$231,423	3/10/2023
Samme L. Thompson				5,054	$81.18	3/10/2014
				4,971	$94.57	3/10/2015
	1,072	$231,423	3/10/2023
(i)The value of the unvested shares of Common Stock underlying the RSU award was calculated by multiplying the number of unvested shares of Common Stock by $215.88, the closing market price of shares of our Common Stock on December 29, 2023.
Risk Oversight
The Board oversees the management of the Company’s risk exposure through the framework outlined below. Our standing committees, which are made up solely of independent Directors, most of whom have extensive experience in providing strategic and advisory guidance and assessments to other public companies, assist the Board in evaluating the specific risks the Company faces in the areas of finance, compensation and governance, as outlined below, as well as our policies for risk management and assessment. At each regularly scheduled Board meeting, each committee’s Chairperson reports on, among other things, any identified risks associated with that committee’s principal areas of focus.
The Board’s role in risk oversight complements our leadership structure, with senior management responsible for assessing, managing and mitigating our risk exposure and the Board and its committees overseeing those efforts. We believe this is an effective approach to addressing the risks we face and supports our current Board leadership structure. It allows our independent Directors to review our risks and our risk management and assessment policies through fully independent Board committees, with ultimate oversight by the full Board.
AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

CORPORATE GOVERNANCE
Risk Oversight

BOARD OF DIRECTORS

•Reviews the Company’s most significant risks, including during annual enterprise risk management presentation by the Company's Office of Risk Management, and ensures management responds appropriately with risk-informed strategic decisions.
•Monitors risk exposure to ensure it is in line with the Company’s overall tolerance for, and ability to manage, risk.
•The Chairperson discusses management’s assessment of risks in executive sessions and determines whether further review or action by the full Board or a particular committee would be appropriate.

COMMITTEES

THE AUDIT COMMITTEE	THE COMPENSATION COMMITTEE	THE NOMINATING COMMITTEE

•Has primary responsibility for reviewing financial risk for the Company.
•Considers material litigation instituted against the Company and reviews cybersecurity issues and the resolution of issues raised through our Ethics Committee process.
•Identifies and assesses audit, accounting, cybersecurity, financial reporting, compliance and legal risks, and oversees the methodologies that management implements to address those risks.

•Reviews and balances risk in our compensation practices, programs and policies.
•Regularly assesses, with its independent compensation consultant and management, the Company’s compensation programs to determine if any elements of these programs create an inappropriate level of risk and to evaluate management’s methods to mitigate any potential risks.
•Oversees risks related to human capital management, including employee training and development, workforce planning and recruitment and employee engagement.

•Oversees the management of risks associated with Board and committee composition, including the current Directors’ skill sets and the Company’s anticipated future needs.
•Oversees risks associated with the Company’s corporate governance structure and related party transactions.
•Oversees risks related to the Company’s sustainability programs and corporate responsibility policies, including environmental initiatives, workforce diversity and sustainability reporting.

MANAGEMENT

•Conducts a comprehensive, annual enterprise risk assessment to identify the most significant existing and emerging risks to the successful achievement of the Company’s strategic and operational goals, along with the procedures and initiatives in place to address those risks.
•Presents results of assessment to the Board for discussion, thereby enabling the Board to successfully oversee the Company’s risk management activities.
•Provides quarterly updates to the Board concerning any strategic, operational and emerging risks, including risks related to cybersecurity and climate change, to the Company’s ability to achieve its business goals and initiatives, along with updates to the mitigation activities underway to address those risks.

AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

CORPORATE GOVERNANCE
Executive Succession Planning
Executive Succession Planning
Our Board’s involvement in leadership development and succession planning is ongoing. Pursuant to our Corporate Governance Guidelines, the Board, in its executive sessions, annually considers and reviews succession candidates for the CEO and other executive leadership positions for both near- and long-term planning. The Board reviews potential candidates for succession planning purposes, in light of their performance, leadership qualities and ability to manage additional responsibilities. The Board also considers potential risks regarding the retention of our current executive officers and succession candidates, the timeline for implementing each succession plan, and the extent of disruption likely to be caused as a result of unplanned attrition. In addition, as part of its risk management process, the Board has developed an interim emergency succession plan.
On October 22, 2023, Thomas A. Bartlett notified the Board that, effective February 1, 2024, he would be retiring from his roles as President, Chief Executive Officer and Director of the Board. Mr. Bartlett is currently serving as an advisor to the Chief Executive Officer until May 1, 2024. As part of the executive succession plan, the Board appointed Steven O. Vondran, who previously served as our Executive Vice President and President, U.S. Tower Division, to the roles of President, Chief Executive Officer and director of the Board, effective February 1, 2024. To facilitate the transition, the Board also appointed Mr. Vondran to the role of Executive Vice President, Global Chief Operating Officer for the interim period, effective November 1, 2023 until February 1, 2024. Mr. Vondran joined us in 2000 and has held various leadership positions, including Senior Vice President, U.S. Leasing Operations from 2004 to 2010 and Senior Vice President, General Counsel for the U.S. Tower Division, from 2010 to 2018, after which he began serving as Executive Vice President and President, U.S. Tower Division.
As part of the transition, the Board also appointed Eugene Noel, who previously served as our Senior Vice President, Chief Operating Officer, U.S. Tower Division, to the role of Executive Vice President and President, U.S. Tower Division, effective November 1, 2023.
AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

CORPORATE GOVERNANCE
Stockholder Outreach and Rights
Stockholder Outreach and Rights
We believe regular, transparent stockholder engagement is essential to American Tower’s long-term success. In 2023, we continued our practice of engaging with stockholders to understand their perspectives on performance and strategy, corporate governance, executive compensation, sustainability and other matters.

We presented at financial and industry conferences.	We met with financial and governance analysts and investment firms.	We met with institutional stockholders.	We responded to stockholder inquiries.

Scheduled meetings in 2023 with stockholders

Regular engagement with stockholders on a broad range of topics
2023 Discussion Topics Included: •Performance and Strategy •Executive Succession Planning •Human Capital Management •Decarbonization Initiatives •Board Tenure and Refreshment	•Executive Compensation •Strategic Acquisitions •Political Spending and Lobbying •Balance Sheet Management •Capital Allocation Priorities

Report to Board of Directors
Senior management regularly updates each committee of the Board on relevant topics, highlighting items discussed and feedback received during stockholder outreach campaigns, as well as the outcome of the advisory vote results on executive compensation.

RESPONSE TO INVESTOR OUTREACH

In response to communications with our investors, our Board and management team has taken action, implementing the following recent change to our 2024 compensation for executives:
•Beginning in 2024, PSU awards granted under our long-term incentive award program will include relative Total Shareholder Return (TSR) as an additional performance measure for a three-year performance period.

AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

CORPORATE GOVERNANCE
Communications From Stockholders and Other Interested Parties

Our By-Laws permit a group of up to 20 stockholders, who have owned at least three percent (3%) of American Tower stock continuously for at least three (3) years, the ability to submit Director nominees—up to twenty-five percent (25%) of the Board—for inclusion in our proxy statement if the stockholder(s) and the nominee(s) satisfy the requirements specified in our By-Laws.

PROXY ACCESS

Holders of at least 3% of AMT stock held by up to 20 stockholders	Holding the stock continuously for at least 3 years	Can nominate up to 25% of the Board for election at an annual meeting of stockholders

In addition, we provide our stockholders with both the right to call a special meeting and act by written consent, the terms of which reflect current market practice.
Communications From Stockholders and Other Interested Parties
The Board attends to written communications submitted by stockholders and other interested parties and will respond when appropriate. The Board has designated the Nominating Committee to consider, and determine responses to, communications from stockholders and other interested parties. If you wish to send communications on any topic to the Board and its non-management Directors, address your communications to: Robert D. Hormats, Chair of the Nominating and Corporate Governance Committee, c/o General Counsel, American Tower Corporation, 116 Huntington Avenue, Boston, Massachusetts 02116. Stockholders proposing Director nominations or any other business for consideration at a meeting of stockholders must comply with the proxy access provisions or the advance notice and related provisions in our By-Laws, as applicable.

MONITORING OF COMMUNICATIONS FROM STOCKHOLDERS		FORWARDING OF COMMUNICATIONS TO DIRECTORS		RESPONSE TO STOCKHOLDERS
Under most circumstances, the Chair of the Nominating Committee is, with the assistance of our General Counsel, primarily responsible for monitoring communications from stockholders and for providing copies or summaries of such communications to the other Directors, as he or she considers appropriate.
▶
Communications that relate to substantive matters and include suggestions or comments the Chair of the Nominating Committee considers to be important for the Directors to consider will be forwarded to all Directors. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than are communications relating to ordinary business affairs or matters that are personal or otherwise not relevant to the Company, including mass mailings and repetitive or duplicative communications.
▶
Responses are made to stockholders by the most suited person, including a Director or member of senior management. We use the feedback received from stockholders to improve our corporate governance, sustainability and disclosure practices. In addition, we have made numerous changes to executive compensation to align compensation to long-term stockholder value, improve transparency and implement stock ownership guidelines for all executives.

AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

CORPORATE GOVERNANCE
Sustainability at American Tower
Sustainability at American Tower
At American Tower, we are helping to build a more connected world, while simultaneously generating value for our stakeholders. We understand the importance of investing in our workforce, maintaining fair practices with suppliers and customers and uplifting the communities around our communications infrastructure assets.

AMERICAN TOWER’S SUSTAINABILITY FRAMEWORK
Our business inherently promotes sustainability through the reduced environmental footprint of shared infrastructure. Our commitment extends beyond environmental impact mitigation to encompass respect for individuals, foster social equity, uphold business ethics and drive continuous enhancement of our business performance. Our aim is to uphold the highest standards of environmental care, social responsibility and corporate governance globally, while firmly supporting the communities in which we operate. Our sustainability framework is built on three pillars: environment, social and governance, each pivotal to our vision of building a more connected world.

ENVIRONMENT: GHG EMISSIONS REDUCTION STRATEGY AND GREEN SITES INITIATIVE
At American Tower, our environmental strategy is grounded in both actions and goals. With our adoption in 2021 of science-based targets (SBTs) approved by the Science Based Targets initiative that align with the goals set forth in the 2015 Paris Agreement, we are focused on reducing our GHG emissions. Our targets aim to achieve a reduction of at least 40% in both our operational (scope 1 and 2) and value chain (scope 3) GHG emissions by 2035 against a 2019 base year.

Science-Based Targets
OPERATIONAL (SCOPE 1 AND 2) GHG EMISSIONS REDUCTION TARGET	VALUE CHAIN (SCOPE 3) GHG EMISSIONS REDUCTION TARGET	Our GHG emissions reduction goals reflect our efforts to help limit future global warming to well below two degrees Celsius

At least 40% by 2035 against a 2019 base year	At least 40% by 2035 against a 2019 base year

We continue our efforts to support these targets through a comprehensive strategy aimed at reducing our carbon footprint and enhancing sustainability across our operations. This strategy focuses on energy efficiency improvements, renewable energy procurement and on-site generation, and sophisticated energy storage solutions. Since 2012, our investments in these areas have surpassed $600 million, underscoring our commitment to environmental responsibility and operational excellence. These measures help reduce our overall carbon emissions and also bolster operational efficiency and resilience at our sites, thereby delivering enhanced service to our customers, who are increasingly focused on sustainable network operations.
A highlight of our environmental efforts in the past year has been the growth of our Green Sites program, a collaborative initiative launched in 2022 in connection with our entry into a master lease agreement with Airtel in Africa. This program has successfully led to the deployment of over 550 green sites across Africa through 2023, exemplifying our commitment to reducing our carbon footprint. New sites developed pursuant to our agreement with Airtel are equipped with an increased number of solar panels and lithium-ion energy
AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

CORPORATE GOVERNANCE
Sustainability at American Tower
storage solutions, enabling an approximately 80% to 90% reduction in GHG emissions compared to similar diesel-generator dependent, off-grid sites. This initiative not only supports our goals for reducing scope 1, 2 and 3 emissions, but also helps our customers minimize their emissions, particularly in regions dependent on carbon-intensive energy sources or diesel generators.

SOCIAL: CONNECTING COMMUNITIES AND EMPLOYEE ENGAGEMENT
Our commitment to social impact is a cornerstone of our mission, extending beyond enhancing global wireless communications. We actively engage in initiatives designed to uplift communities and ensure our employees are deeply involved in our social responsibility efforts. Through the Foundation and various programs, we leverage our resources to create positive change, focusing on education, technology access and community support.
The Foundation's mission is to focus on education and technology use to empower students, teachers and communities in need worldwide. Through an employee-driven grants process, the Foundation funds charitable organizations supporting technology-driven education, science, technology, engineering and mathematics (STEM) initiatives, and access to higher learning for underrepresented students. Additionally, the Foundation supports emergency relief efforts to help the communities in which we operate.
Moreover, our dedication to digital inclusion is realized through our Digital Communities philanthropic program. This program is specifically designed to bridge the digital divide by establishing Digital Communities—digitally connected spaces in underserved communities equipped with technology that provide instructor-led or self-guided digital literacy, youth education instruction, financial literacy, career skill building and healthcare services to improve the quality of life for community members. In partnership with for-profit corporations, nonprofits and governments, Digital Communities provide social-impact programming under the unified mission to accelerate digital equity. Through building an ecosystem with like-minded partners, which has included several of our customers, we are positioned to positively impact the lives of the communities we serve.

As of December 31, 2023, we have launched more than 580 Digital Communities, which have served more than 720,000 people across 15 countries—Argentina, Brazil, Chile, Colombia, Costa Rica, Ghana, India, Kenya, Mexico, Nigeria, Paraguay, Peru, South Africa, Uganda and the United States—and more than 450,000 training course certificates have been awarded.

In addition to these external efforts, employee engagement in our social responsibility initiatives is a key focus. We encourage and facilitate our employees' participation in volunteer activities and community service, recognizing the importance of personal involvement in achieving our social objectives. This engagement enriches our corporate culture and reinforces our commitment to making a meaningful difference in the communities where we operate.
Diversity, equity and inclusion (DEI) are fundamental considerations and values for us in conducting business and a critical factor to our success. We believe DEI infuses fresh ideas, helping us remain connected to customers in a dynamic global market and ensuring mutual respect guides us in our interactions, both internally and externally. We have adopted a Global Human Rights Statement, which can be found on our website.
AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

CORPORATE GOVERNANCE
Sustainability at American Tower
Our notable DEI actions and achievements were as follows:

Initiatives	Actions and Achievements

Education and Training
•We have a number of courses available for our employees to enhance an inclusive workforce. We deliver trainings at each level of the organization for managers, senior leaders and individual employees. Topics include inclusive leadership, unconscious bias and eliminating bias in performance management, among others.
•We have courses on DEI for incumbent employees and new hires.
•Throughout the year, we conduct several education and outreach programs to support an inclusive culture.

Recruiting Diverse Talent
•We are proud of our Leadership Development Program, which provides a recruitment opportunity for business school students who learn about different aspects of our business through regular rotational assignments and, from the inception of such program through December 31, 2023, 60% of our hires identified as part of a minority group and 50% identified as female.
•We have also continued our recruiting efforts with Historically Black Colleges and Universities, as well as organizations that focus on veterans, college students and the disabled community, to build a diverse talent pipeline.
•We also implement best practices such as behavioral interviewing to decrease bias in recruiting practices.

Supporting Female and Diverse Leaders
•In 2023, 38% of all employees promoted globally were female, which exceeds the female representation in our workforce of 30%. And, as of December 31, 2023, nearly 40% of management-level positions in the U.S. were also held by women.
•We offer a number of trainings to managers to support allyship and an inclusive workforce.
•We support professional development opportunities that enable the retention and development of our team members. This includes skill based learnings, internal and external programs as well as in person and online self-directed learning opportunities.

American Tower Foundation
•Pledges from the Foundation include (i) a total of $2.0 million for grants to organizations around the globe, recommended by our Social Justice Committee, supporting charitable organizations that enhance the Foundation’s work on social justice and equity and (ii) a total of $1.0 million for scholarship funds at two Historically Black Colleges and Universities disbursed over a five-year period (2021–2025).

Recognitions

We have received recognition in recent years for our ongoing efforts to support an inclusive and diverse workforce.

Forbes’ list of America’s Best Midsize Employers in 2024	Newsweek’s list of America’s Most Responsible Companies in 2024	U.S. News & World Report's list of Best Companies to Work For 2023-2024	Forbes’ list of Best Employers for Veterans in 2022

AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

CORPORATE GOVERNANCE
Sustainability at American Tower

EMPLOYEE ENGAGEMENT

In 2023, employees were sent our biennial employee engagement survey. The survey was completed by 88% of our employees, and select participation results are noted below:
90% Favorability - Teamwork
88% Favorability - Leadership
85% Favorability - Employee Engagement
82% Favorability - Diversity & Inclusion

Through these comprehensive efforts, American Tower strives to enhance connectivity not just in terms of telecommunications, but also in creating opportunities for education, career development and improved community well-being. Our approach to social responsibility reflects our belief that corporate success is deeply intertwined with the health and prosperity of the communities we serve.

GOVERNANCE
At American Tower, we are committed to upholding a strong corporate governance framework that delineates the roles and responsibilities of our Board, ensures comprehensive oversight of our strategic and operational directives and underpins compliance throughout our operations. Embedded within this framework is a steadfast commitment to sustainability principles, which are integral to the overarching success of our Company.
The governance of sustainability practices and corporate responsibility policies fall under the purview of the Nominating Committee, as outlined in its charter. The Nominating Committee plays a pivotal role in overseeing the annual process of sustainability reporting, ensuring transparency and accountability in our efforts.
Furthermore, with oversight from our Board, our executive team leads our global operations, emphasizing the importance of ethical and sustainable business practices. The Chief Sustainability Officer is tasked with overseeing the Company's sustainability efforts, providing regular updates to the Nominating Committee on the progress and initiatives related to sustainability. The establishment of our Global Sustainability Committee in 2021 marked a significant step forward in enhancing our sustainability strategy. This committee is instrumental in fostering the development of our sustainability objectives and encouraging the exchange of knowledge and best practices across different markets, reinforcing our commitment to sustainability and responsible governance.
AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

CORPORATE GOVERNANCE
Stock Ownership Guidelines

ALIGNING WITH THE UNITED NATIONS’ SUSTAINABLE DEVELOPMENT GOALS (SDGs)
Our sustainability pillars align with the SDGs, which are a universal call to action to end poverty, protect the planet and ensure all people enjoy peace and prosperity by 2030.

Environment	Social	Governance

Stock Ownership Guidelines
To further align the interests of our leadership with those of our stockholders and promote our commitment to sound corporate governance, our Corporate Governance Guidelines include stock ownership guidelines. Each executive officer and Director is expected to beneficially own American Tower stock equal in market value to a specified multiple of his or her annual base salary or annual cash retainer, as applicable. The guideline for the CEO is six (6) times his or her annual base salary and for each of the other executive officers is three (3) times his or her annual base salary. The guideline for each non-management Director is five (5) times the annual cash retainer. Each executive officer and non-management Director has five (5) years from the date of hire/appointment to reach his or her ownership target. Following the change to our Corporate Governance Guidelines in September 2022 to remove in-the-money value of vested options and unvested PSUs (at target), each executive officer and non-management Director has two (2) years from that amendment date to reach his or her ownership target. Additionally, each executive officer is required to retain at least 50% of shares, net of tax obligations, until he or she meets the ownership requirements.
To determine compliance with these guidelines, we count actual shares and unvested RSUs. The Compensation Committee administers these stock ownership guidelines and may modify their terms and grant hardship exceptions at its discretion. As of March 25, 2024, each executive officer and non-management Director met his or her ownership target.
Approval of Related Party Transactions
Our Corporate Governance Guidelines include a policy that the Nominating Committee shall review and approve all related party transactions for potential conflicts of interest and will prohibit such a transaction if it determines it to be inconsistent with the interests of the Company and its stockholders. Under the policy, (i) “related party transactions” means all transactions between the Company and any related party other than transactions available to employees or Directors generally or transactions involving less than $120,000, and (ii) “related parties” means our executive officers, Directors and stockholders owning more than five percent (5%) of our Common Stock, as well as any such person’s immediate family members. The policy also covers entities that are owned or controlled by related parties, or entities in or of which related parties have a substantial ownership interest or control.
Under the policy, management must present to the Nominating Committee the proposed terms of any related party transaction that it wishes to enter into, including the value of the proposed transaction. After
AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

CORPORATE GOVERNANCE
Approval of Related Party Transactions
reviewing the transaction, the Nominating Committee will approve or disapprove it, and management must continue to update the Nominating Committee of any material change to any approved transaction. If management enters into a related party transaction before the Nominating Committee approves it, the Nominating Committee must ratify the transaction or management must make all reasonable efforts to cancel or annul the transaction.
In 2023, the Company received approximately $1.4 million from Ligado Networks, LLC (Ligado). Payments from Ligado to the Company were customary recurring lease payments for tower space Ligado leases on multiple communications sites. Doug Smith, the President and Chief Executive Officer of Ligado, is the brother of Rodney M. Smith, the Company’s Executive Vice President, Chief Financial Officer and Treasurer. This transaction was reviewed and ratified by the Nominating Committee in accordance with the Company’s Corporate Governance Guidelines.
AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

Audit Matters

PROPOSAL 2
Ratification of Selection of Independent Registered Public Accounting Firm
The Audit Committee has selected, and the Audit Committee and the Board of Directors recommend stockholder ratification of, Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2024.

The Audit Committee and the Board of Directors unanimously recommend that you vote FOR the ratification of the selection of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the current fiscal year.

The Audit Committee of the Board of Directors is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm selected to audit our consolidated financial statements.
Deloitte has served as our independent registered public accounting firm since our inception. To ensure continuing auditor independence, the Audit Committee periodically considers whether there should be a rotation of the independent registered public accounting firm and has conducted formal auditor solicitation processes in the past to evaluate other firms. In those solicitation processes and periodic evaluations, the Audit Committee considers such factors as the independence materials provided by Deloitte, the firm’s familiarity with our account and lines of business, the firm’s work quality and management’s satisfaction with its performance, and the firm’s tenure as the Company’s independent auditor. Further, in conjunction with the mandated rotation of Deloitte’s lead engagement partner, the Audit Committee and its Chair were directly involved in the selection of Deloitte’s lead engagement partner. Deloitte’s institutional knowledge and experience, combined with a fresh perspective offered by periodic changes in the audit team resulting from the mandatory lead engagement partner rotation, provides value to the Company. The members of the Audit Committee and the Board of Directors believe that the continued retention of Deloitte to serve as our independent registered public accounting firm is in the best interests of the Company and its stockholders.
Although ratification by stockholders is not required by law or our By-Laws, the Audit Committee believes submission of its selection to stockholders is a matter of good corporate governance. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time, if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders. If our stockholders do not ratify the selection of Deloitte as our independent registered public accounting firm, the Audit Committee will reconsider its selection.
Representatives of Deloitte are expected to be present at the Annual Meeting. They will have the opportunity to make a statement, if they choose, and will also be available to respond to appropriate questions from stockholders.
Required Vote
Approval of this resolution requires the affirmative vote of a majority of the votes cast by, or on behalf of, stockholders at the Annual Meeting. Abstentions and broker non-votes are not considered as votes cast “for” or “against” this proposal and have no effect on the results.
AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

AUDIT MATTERS
Audit Committee Report
Audit Committee Report
Management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent registered public accounting firm, Deloitte, is responsible for performing an independent audit of the Company’s financial statements in accordance with standards of the U.S. Public Company Accounting Oversight Board (PCAOB) and issuing a report on those financial statements and the effectiveness of the Company’s internal control over financial reporting. The Audit Committee is also responsible for monitoring and reviewing these processes.
The Audit Committee reviewed the Company’s audited financial statements for fiscal year 2023 (ended December 31, 2023) and discussed with the Company’s management these financial statements, including the acceptability and quality of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also reviewed and discussed with Deloitte the audited financial statements and the matters required by the applicable requirements of the PCAOB and the SEC. Deloitte provided the Audit Committee with the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee has discussed with Deloitte its independence and has considered whether the firm’s provision of other non-audit related services to the Company is compatible with maintaining such auditors’ independence.
Based on its discussions with, and its review of information provided by, management and Deloitte, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.
By the Audit Committee of the Board of Directors of American Tower Corporation.
AUDIT COMMITTEE
JoAnn A. Reed, Chair
Teresa H. Clarke
Kenneth R. Frank
Bruce L. Tanner
AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

AUDIT MATTERS
Independent Auditor Fees and Other Matters
Independent Auditor Fees and Other Matters
The following table presents the aggregate fees billed for services rendered by Deloitte for the fiscal years ended December 31, 2023 and 2022 ($ in thousands):

	2023	2022
Audit Fees	$9,444	$9,309
Audit-Related Fees	$790	$1,108
Tax Fees	$674	$440
Total Fees	$10,908	$10,857
Audit Fees. These fees relate to professional services rendered in connection with the annual audit of our consolidated financial statements and internal control over financial reporting; the reviews of the condensed consolidated financial statements performed in connection with each of our Quarterly Reports on Form 10-Q; and consultations regarding the accounting, financial reporting and audits of subsidiaries, including statutory audits required by foreign jurisdictions and audits required by the agreements related to our securitizations.
Audit-Related Fees. These include fees for valuation reviews and audit services performed in connection with our acquisitions, due diligence services and other services performed in connection with our financing activities. In 2023 and 2022, the acquisition-related audit service fees included in the total audit-related fees were less than $0.1 million and $0.2 million, respectively.
Tax Fees. These include fees for consulting services related to potential acquisitions, tax planning and advice, and assistance with international and other tax matters.
Audit Committee Pre-approval Policy and Procedures. The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services to be performed by our independent registered public accounting firm. This policy requires that we do not engage our independent registered public accounting firm to render audit or non-audit services unless the Audit Committee specifically approves the service in advance or the engagement is entered into pursuant to one of the pre-approval procedures described below.
The Audit Committee may, and periodically does, pre-approve specified types of services, including permissible tax services, that we expect our independent registered public accounting firm to provide during the next 12 months. The Audit Committee may also authorize any Audit Committee member to approve any audit or non-audit services that our independent registered public accounting firm provides. Any approval of services by an Audit Committee member pursuant to this delegated authority is to be reported at the next meeting of the Audit Committee.
The Audit Committee approved all the services described above in accordance with its pre-approval policies and procedures.
AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

Compensation and Other Information Concerning Directors and Officers

PROPOSAL 3
Advisory Vote on Executive Compensation
We are providing our stockholders the opportunity to approve, on an advisory basis (a “say on pay” vote), the compensation of our named executive officers as described in “Compensation Discussion and Analysis” and related tabular and narrative disclosures in this Proxy Statement, in accordance with Section 14A of the Exchange Act. We intend to submit our executive compensation to an advisory vote annually, consistent with the advisory vote of our stockholders on the frequency of the say on pay vote at our 2023 Annual Meeting of Stockholders. The next advisory say on pay vote of our stockholders will be held at our 2025 Annual Meeting of Stockholders.

The Board of Directors unanimously recommends that you vote FOR the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement, pursuant to the compensation disclosure rules of the SEC.

We believe our executive officers play a critical role in our financial, strategic and operational performance and in creating long-term stockholder value. Accordingly, our executive compensation philosophy is to create a balance that achieves our executive retention objectives, while rewarding our executive officers under a pay-for-performance philosophy through an appropriate combination of base salary, annual performance incentive awards and long-term, equity-based compensation. The objectives of our executive compensation program include:
•attracting and retaining top talent;
•motivating and engaging our executive officers; and
•driving sustainable, long-term growth and stockholder value consistent with our vision and growth strategy.
We continually review our executive compensation program. We seek the input of our stockholders, and based on such engagement, have made changes to our executive compensation program over time, which reflect those discussions.
We urge you to read the “Compensation Discussion and Analysis,” including the accompanying compensation tables and related narrative disclosures in this Proxy Statement, as it provides greater detail on our compensation philosophy and determinations. The Compensation Committee and the Board believe our executive compensation program and policies are consistent with, and help us achieve the goals of, our compensation philosophy.
HIGHLIGHTS OF OUR EXECUTIVE COMPENSATION PROGRAM AND POLICIES
Target Compensation Mix
The majority of our executives' targeted compensation consists of at-risk pay elements. We weigh our target compensation packages toward equity-based incentive awards to focus executives on long-term value creation and to provide an appropriate balance with the short-term performance-driven incentive awards.
AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Proposal 3 Advisory Vote on Executive Compensation
Key Compensation Elements
Our executive compensation philosophy is to create a balance that achieves our executive retention objectives, while rewarding our executive officers under a pay-for-performance philosophy through an appropriate combination of base salary, annual performance incentive awards and long-term equity based compensation.

Annual Base Salary
•Provides a competitive level of compensation to attract and retain highly qualified talent
•Annually reviewed against similarly situated executives at peer group companies and against internal pay equity metrics
•Based on a review of competitive market data, none of our NEOs received an increase to their base salaries for the 2023 fiscal year •See page 57
+

Annual Performance Incentive Program
•80% of target awards tied to achieving pre-established company financial goals:
•Total property revenue, excluding pass-through revenue(1) (30% of overall target award), and
•Adjusted EBITDA(2) (50% of overall target award)
•20% of target award tied to achieving pre-established individual performance goals, based on the Company's Key Objectives: (i) scale the core, (ii) be the most trusted, strategic partner for our customers, (iii) accelerate platform extensions, (iv) position the teams for the future and (v) grow and maintain a healthy cultural foundation, half of which (10% of overall target award) are based on sustainability metrics

•In 2023, our NEOs received 153% of their target incentive award based on performance against these goals
•The Compensation Committee did not exercise discretion in determining final incentive award amounts following achievement of the financial and individual goals
•See page 58

+

Long-Term Incentive Program
•Consists only of RSU and PSU awards: •CEO – 70% PSU / 30% RSU •Other NEOS – 60% PSU / 40% RSU •RSUs are time-based and function as a long-term retention tool	•Vesting of PSUs is determined by achieving pre-established goals for cumulative AFFO Attributable per Share(2) (70%) and average ROIC(2) (30%) over a three-year performance period(3)	•In 2023, our NEOs each earned 129% of their 2021 PSU award •See page 61
(1)For a reconciliation of total property revenue, excluding pass-through revenue, see Appendix A.
(2)Adjusted EBITDA, AFFO Attributable per Share and ROIC are non-GAAP financial measures. Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.
(3)Beginning in 2024, PSU awards granted under our long-term incentive award program will include relative TSR as an additional performance measure for a three-year performance period.
AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Proposal 3 Advisory Vote on Executive Compensation
Compensation Governance and Best Practices
Our compensation program adheres to high standards of compensation governance.

AT AMERICAN TOWER, WE DO:	AT AMERICAN TOWER, WE DO NOT:

  Tie a high ratio of our executives’ pay to performance
  Weigh incentives toward quantitative metrics
  Use multiple performance metrics
  Require significant stock ownership for our CEO, other NEOs, and Directors
  Subject incentive compensation to Clawback policy
  Provide a competitive level of severance
  Provide equity vesting upon a change in control only upon termination of employment (double trigger)
  Use an independent compensation consultant
  Engage directly with our stockholders

  Permit hedging or pledging of American Tower securities
  Encourage excessive or inappropriate risk taking in our compensation program
  Reprice stock options or repurchase underwater stock options
  Provide golden parachute tax gross-ups
  Provide excessive perquisites
  Provide uncapped incentive awards
  Provide single-trigger acceleration of equity

Required Vote
Approval of this resolution requires the affirmative vote of a majority of the votes cast by, or on behalf of, stockholders at the Annual Meeting. Abstentions and broker non-votes are not considered as votes cast “for” or “against” this proposal and have no effect on the results.
Although the advisory vote on this proposal is non-binding, meaning that our Board is not required to adjust our executives’ compensation or our compensation programs or policies as a result of the vote, we encourage all stockholders to vote their shares on this matter, as the Board and the Compensation Committee will consider the voting results when determining compensation policies and decisions, including future executive compensation decisions.
AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
Compensation Discussion and Analysis
In this section, we summarize our philosophy and objectives regarding the compensation of our NEOs, including our policies on how we determine the elements and amounts of executive compensation. We encourage you to read this discussion and analysis, in conjunction with our compensation tables beginning on page 69 and the report of the Compensation Committee of our Board on page 68 of this Proxy Statement. All references to the “Committee” in this section refer to the Compensation Committee.
Our 2023 NEOs

Name	Title
Thomas A. Bartlett(1)	President and Chief Executive Officer
Rodney M. Smith	Executive Vice President, Chief Financial Officer and Treasurer
Olivier Puech	Executive Vice President and President, Latin America and EMEA
Steven O. Vondran(2)	Executive Vice President and Global Chief Operating Officer
Sanjay Goel(3)	Executive Vice President and President, Asia-Pacific
(1)Mr. Bartlett retired from his position as President and Chief Executive Officer, effective February 1, 2024. He is serving in the role of advisor to the Chief Executive Officer from February 1, 2024 until May 1, 2024. For more information regarding Mr. Bartlett's 2024 compensation, see "2024 Compensation Updates for CEO" on page 67.
(2)Mr. Vondran was appointed to the role of Executive Vice President and Global Chief Operating Officer, effective November 1, 2023 until February 1, 2024, and to the role of President and Chief Executive Officer, effective February 1, 2024.
(3)Mr. Goel joined the Company in March 2021 and this is the first time that he has been included as a NEO.
For a complete list of our current executive officers, see Part III, Item 10 in our Annual Report on Form 10-K for the year ended December 31, 2023 (Form 10-K).
AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
Executive Summary
2023 COMPENSATION SUMMARY

•No increase to base salaries or target bonus amounts.
Based on our review of the current market and advice from our compensation consultant, none of our NEOs received an increase in base salary or target annual performance incentive award from 2022 to 2023.

•Equity awards are largely performance based.
For 2023, we continued to grant a mix of RSUs and PSUs, with 70% of the target value of our CEO's annual equity incentive made up of PSUs and 60% of the target value of our other NEOs' annual equity incentive made up of PSUs. Vesting of PSUs is determined based on achieving cumulative AFFO Attributable per Share(1) (70% of PSU award) and average ROIC(1) (30% of PSU award) targets over a three-year performance period.

•Continue to tie incentives to individual metrics rooted in our strategy.
For 2023, 20% of each of our NEO's annual bonus opportunity was tied to achieving individual goals set at the beginning of the fiscal year. These individual goals, which include sustainability goals, are rooted in our Key Objectives, as further discussed below.

•96% stockholder support for Say-on-Pay in 2023.
Our stockholders have historically approved our say-on-pay proposal at a high rate, with approximately 96% of votes cast in favor of our executive compensation program at our 2023 annual meeting of stockholders.

(1)AFFO Attributable per Share and ROIC are non-GAAP financial measures. Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.
OUR COMPENSATION APPROACH IN BRIEF
We strongly adhere to a pay-for-performance philosophy. Under this philosophy, 94% of our Chief Executive Officer’s (CEO’s) compensation and 89% of our other Named Executive Officers’ (NEOs’) compensation is at-risk. We seek to reward our executive officers for their leadership roles in meeting key near-term goals and for achieving strategic objectives, while also positioning the Company to generate attractive long-term returns for our stockholders. We expect above-average performance from our executive officers and manage our business in a way that results in each executive having a substantially broader scope of responsibilities than is typically found in the market for comparable roles. In fact, we manage our business with a smaller senior management team than is typically found in companies of our size, industry and complexity. Our objective is to recruit and retain the caliber of executive officers necessary to deliver sustained and attractive total returns to our stockholders, while managing a comparatively greater scope of responsibilities.
Base salary is set at a competitive level that reflects market standards, with a goal to attract and retain highly qualified executive talent. We place great emphasis on equity awards in our overall compensation program, as they focus on long-term operating and stock performance objectives, stockholder value appreciation and retention. Additionally, our annual performance incentive awards are performance-driven and based on achieving Company goals and objectives established at the beginning of the year, as well as individual performance goals for each of the executive officers. The long-term incentive program is heavily weighted toward achieving certain Company financial metrics over a three-year period. The goal of our compensation program is to reward our executive team for its leadership in meeting key near-term goals and objectives, while also positioning the Company to generate sustainable long-term stockholder value.
AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
Compensation Committee Oversight and Governance Principles

Responsibility	Long-Term Focus	Stakeholder Alignment
Compensation should consider each executive’s responsibility to always act in accordance with our ethical objectives at all times; financial and operating performance must never compromise these values.
	Long-term, stock-based compensation opportunities should outweigh short-term, cash-based opportunities; annual objectives should complement sustainable long-term performance.	The financial interests of executives should be aligned with the long-term interests of our stakeholders through performance metrics that correlate with long-term stockholder value.

Competitive	Balance	Pay for Performance
Total compensation should be sufficiently competitive to attract, retain and motivate a leadership team capable of maximizing American Tower’s performance.	Annual and long-term incentive compensation opportunities should reward the appropriate balance of short- and long-term financial, strategic and business results.	A majority of compensation should be at-risk and directly linked to American Tower’s performance.

Compensation Committee Process and Timeline
The following timeline of key events reflects the Committee’s process in benchmarking, compensation design, compensation determinations and goal setting:

Ongoing

•Review compensation philosophy and objectives in light of Company performance, goals and strategy, stockholder feedback and external benchmarking	•Monitor compensation estimates in comparison to actual performance	•Monitor compliance with management equity ownership requirements

April - August Benchmarking	September - December Compensation Design	January - March Compensation Determinations and Goal Setting

•Committee reviews feedback from stockholder outreach, proxy advisory firms and results of say-on-pay vote
•Consultant prepares an initial peer group for developing executive compensation pay decisions

•Committee assesses market conditions through a review of peer group compensation data
•Consultant provides advice on plan design and compensation levels for each executive, as well as market and industry trends
•Consultant conducts a risk assessment review and audit of compensation practices, programs and policies
•Committee determines any plan design changes

•The CEO prepares a written evaluation of each executive officer’s performance and the Chairperson of the Board prepares a written evaluation of the CEO
•Committee approves the actual compensation to be paid to the CEO and each executive officer for performance from the prior fiscal year
•Committee approves term sheets that reflect plan design for incentive compensation for the year, including performance targets

AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
SUMMARY OF EXECUTIVE COMPENSATION PROGRAM
The following summarizes the components of our 2023 compensation program and how these components reflect our compensation principles and have helped us achieve our compensation objectives. The Company targets annual base salary, annual performance incentive and long-term incentive opportunities within a competitive range of the market median; however, we will pay above or below market median, as appropriate, based on experience, individual performance and other characteristics of the given executive's contributions and role.
As illustrated in the charts below, 94% and 89% of the target mix of compensation for our CEO and other NEOs, respectively, consisted of at-risk pay elements. This mix directly ties executive pay to Company performance, including financial results, strategic initiatives and stock performance. In addition, the Committee believes a significant percentage of each executive’s target compensation package should consist of equity-based compensation. Equity-based compensation is heavily weighted to focus our executive officers on long-term value creation for the benefit of our stakeholders. Our annual performance objectives focus on short-term Company goals, while complementing sustainable long-term performance. The balance between equity-based compensation and annual cash incentives is designed to ensure our executive officers consider the long-term benefits and risks, as well as the short-term effects, of their strategic decisions, and the effects those actions may have on the Company and our stakeholders.

Fixed		At-Risk
Annual Base Salary		Annual Performance Incentive Program		Long-Term Incentive Program
CEO:	Other NEOs:	CEO:	Other NEOs:	CEO:	Other NEOs:

OBJECTIVES
•Provides a competitive level of compensation to attract and retain highly qualified executive talent
•Rewards sustained performance over time and is intended to provide a degree of financial stability to the executive

•Provides at-risk, variable cash pay opportunity for performance over one year
•Annual incentive targets are designed to motivate our executives to achieve or exceed annual goals within appropriate risk parameters

•Provides at-risk, variable, equity-based pay opportunity for sustained operating performance
•Long-term retention tool that provides both time-based and performance-based restricted stock units
•Focuses executives on the creation of long-term stockholder value

METRICS
We review roles and responsibilities, performance, tenure, and historical and expected contributions to the Company’s long-term success.
80% of our annual incentive awards is based on pre-established financial metrics. We use total property revenue(1), excluding pass-through revenue, and Adjusted EBITDA(2) as the two quantitative performance measures in our annual performance incentive program. We believe these performance metrics encourage management to grow our business profitably, while also increasing cash generation and controlling costs. Both metrics are reported in our quarterly results and guidance to the market.
The remaining 20% of our annual incentive awards is based on pre-established individual metrics for each NEO rooted in our Key Objectives, as further discussed below.

For PSUs, we use AFFO Attributable per Share(2) and ROIC(2) as the two quantitative performance measures in our long-term incentive program. AFFO Attributable per Share(2) is widely used in the telecommunications real estate sector and we believe represents the underlying performance of our property assets. ROIC(2) encourages management to focus on earning adequate returns on invested capital over a sustained period.
RSUs are time-based and function as a long-term retention tool and incentive for our executives.

(1)For a reconciliation of total property revenue, excluding pass-through revenue, see Appendix A.
(2)Adjusted EBITDA, AFFO Attributable per Share and ROIC are non-GAAP financial measures. Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.
AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
2023 PERFORMANCE METRICS
Compensation Determination Process
For the annual and long-term incentive programs, the Committee oversees a rigorous and comprehensive goal-setting process. The Committee uses performance measures in the annual and long-term programs that (i) align with the Company’s strategy, operating principles and priorities, and stockholder interests, (ii) support the achievement of Company and individual goals and (iii) reflect the Company’s overall performance.
Individual Metrics
20% of our NEOs’ annual incentive awards is tied to achieving pre-established individual performance goals, based on the Company’s five Key Objectives. Our Key Objectives directly correlate to the metrics used by the Committee to measure performance:

1	SCALE THE CORE
•Leverage our global platform to maximize total stockholder return
•Grow total property revenue(1), Adjusted EBITDA(1)(2) and AFFO Attributable per Share(2)(3)
•Maintain an attractive average ROIC(2)(3)

2	BE THE MOST TRUSTED, STRATEGIC PARTNER FOR OUR CUSTOMERS
•Provide thought leadership to support further adoption and investment in mobile broadband networks
•Enhance our customer relationships through a focus on shared value creation, both throughout our businesses and the wireless industry

3	ACCELERATE PLATFORM EXTENSIONS
•Advance energy solutions to reduce GHG emissions
•Pilot scalable emerging growth opportunities adjacent to our core business
•Engage customers and external partners to advance the development of the mobile edge

4	POSITION THE TEAMS FOR THE FUTURE	•Develop our talent and capabilities to lead the next generation of digital connectivity •Provide the support and resources to assist employees in growing their careers at American Tower

5	GROW AND MAINTAIN A HEALTHY CULTURAL FOUNDATION	•Foster an inclusive, equitable and diverse culture that retains, attracts and recognizes talent across the organization •Scale our Digital Communities program to help bridge the digital divide

(1)Performance metric under the annual performance incentive program. For the total property revenue performance metric, pass-through revenue is excluded. For a reconciliation of total property revenue, excluding pass-through revenue, see Appendix A.
(2)Adjusted EBITDA, AFFO Attributable per Share and ROIC are non-GAAP financial measures. Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.
(3)Performance metric under the long-term incentive program.
AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
Financial Metrics
80% of our NEOs’ annual incentive awards is tied to achieving pre-established financial metrics. The following tables demonstrate the 10-year financial performance of the metrics used to determine annual performance incentive awards and PSU awards in 2023.

ANNUAL PERFORMANCE INCENTIVE AWARD METRICS(1)
TOTAL PROPERTY REVENUE EXCLUDING PASS-THROUGH(2)(3)	ADJUSTED EBITDA(2)

12.5% CAGR
$2.2B
$2.7B
$3.1B
$3.6B
$4.1B
$4.7B
$4.7B
$5.2B
$6.0B
$6.6B
$7.1B
0
1
2
3
4
5
6
7
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023

PSU AWARD METRICS (1)
AFFO ATTRIBUTABLE PER SHARE(4)	ROIC(4)

(1)Adjusted EBITDA, AFFO Attributable per Share and ROIC are non-GAAP financial measures. Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.
(2)Performance metric under the annual performance incentive program.
(3)Shown excluding pass-through revenue. For a reconciliation of total property revenue, excluding pass-through revenue, see Appendix A.
(4)Performance metric under the long-term incentive program.
Highlights of 2023 Performance
•Record colocation and amendment growth in our U.S. & Canada property segment, record colocation and amendment growth in our international segment and a second consecutive year of record sales for our Data Centers segment;
•Expanded cash Adjusted EBITDA(1) margins year over year supported by cost controls, combined with inherent operating leverage in the tower model;
•Strengthened our balance sheet and increased our financial flexibility through issuance of senior unsecured notes and securities in a securitization transaction, while maintaining our investment-grade credit rating;
•Increased liquidity to end the year at $9.6 billion and reduced floating rate debt exposure from over 22% as of the end of 2022 to under 11% as of the end of 2023;
•Issued an aggregate of $7.0 billion in fixed rate debt; and
•Additionally, in early 2024, entered into an agreement with an affiliate of Brookfield Asset Management to sell 100% of the equity interests in our operations in India, for total consideration of up to $2.5 billion.
(1)Adjusted EBITDA is a non-GAAP financial measure. Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.
AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
Stockholder Value Creation and Balance Sheet Strength

Capital Returned to Common Stockholders Through Dividends(1)	Dividend per Share Increase	Total Compound Annual Stockholder Return (year end 2023)(2)
$3.0B	10+%	1.4%	8.9%	12.8%
in 2023	compared to 2022	3-year	5-year	10-year

Available Liquidity	A Leading S&P 500 Company	Compound Annual AFFO Attributable per Share(3) Growth Since 2013
$9.6B	$138B	10.6%
as of 12/31/2023	enterprise value as of 12/31/2023

(1)Includes the dividend paid in February 2024 to holders of record of our Common Stock as of the close of business on December 28, 2023.
(2)Includes reinvested dividends.
(3)Performance metric under the long-term incentive program. AFFO Attributable per Share is a non-GAAP financial measure. Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.
INVESTOR OUTREACH
Stockholder engagement is an integral component of our compensation decision-making process, and members of our Board and management routinely interact with our investors. Through these interactions, we receive valuable feedback on our compensation program and corporate governance initiatives.

Outcomes
Consideration of Most Recent “Say On Pay” Vote
Each year, the Committee considers the outcome of the advisory vote on our executive compensation program. Stockholders continued to show strong support for our executive compensation program, with approximately 96% of the votes cast for the approval of the “say on pay” proposal at our 2023 Annual Meeting of Stockholders and over 94% approval for this proposal in each of the past three years.

We regularly review our compensation program and continue to incorporate stockholder feedback to ensure we remain a leader in executive compensation best practices.

Updates to Our 2024 Compensation Program
As further discussed on page 67, in response to stockholder feedback regarding enhancements we could make to our compensation programs and to better align with market practice, we revised our long-term incentive award program to include relative TSR as a core performance measure in our PSUs. The introduction of this new metric is intended to align PSU award payouts with our stock price performance and to further incentivize efforts to create value for stockholders. By tying a portion of our PSUs to TSR performance relative to our peers, we aim to promote further alignment between executive incentive compensation and stockholder returns.

Proposal 3 gives our stockholders the opportunity to cast an advisory vote on our executive compensation program, as described in this Proxy Statement. Although this vote is non-binding, the Committee will review the results of the vote and take those results into account when making future determinations concerning the executive compensation program and policies. We will continue with regular stockholder engagement activities throughout the year to remain current on their perspectives firsthand.
AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
COMPENSATION GOVERNANCE AND BEST PRACTICES
We supplement our pay-for-performance program with a number of compensation policies intended to align the interests of management with those of our stockholders.

AT AMERICAN TOWER WE DO…	AT AMERICAN TOWER WE DO NOT...

  We do tie a high ratio of our executives’ pay to performance.
As described above in “Summary of Executive Compensation Program,” 94% and 89% of the target total direct compensation opportunity for our CEO and other NEOs, respectively, was in the form of short- and long-term incentive compensation.
  We do weigh incentives toward quantitative metrics.
Our annual performance incentive program is heavily weighted toward quantitative metrics relating to pre-established Company financial goals for all our executive officers, including the CEO.
  We do use multiple performance metrics.
We use multiple performance metrics in our short- and long-term incentive programs to discourage unnecessary short-term risk taking.
  We do require significant stock ownership.
We maintain aggressive guidelines to reinforce the importance of stock ownership (6x the annual base salary for the CEO, 3x the annual base salary for the other NEOs and 5x the annual cash retainer for Directors). This is intended to align the interests of our executive officers and Directors with those of our stockholders and to focus our senior management team on our long-term success.
  We do subject incentive compensation to clawback provisions.
The terms of our Clawback Policy (as further described below) require American Tower to recoup all erroneously awarded incentive-based compensation awarded to the CEO and other NEOs in the event of a financial restatement.
  We do provide a competitive level of severance.
We maintain a competitive and responsible severance program to provide a consistent approach to executive severance and to provide eligible employees with certainty and security. Under this program, severance benefits are available only upon a “Qualifying Termination.”
  We do use an independent compensation consultant.
The Committee has engaged Meridian Compensation Partners, LLC (Meridian) as its independent compensation consultant. Meridian has no other ties to American Tower or its management and meets stringent selection criteria.
  We do engage directly with our stockholders.
We maintain direct and open communication with our stockholders throughout the year, conduct active stockholder engagement initiatives and promptly respond to all inquiries.

 We do not permit hedging or pledging of American Tower securities.
Our Anti-Insider Trading Policy and Code of Conduct prohibit short sales and hedging transactions, as well as pledging our securities, by any of our employees and Directors. In addition, our policies impose limits as to when and how our employees, including our executive officers and Directors, can engage in transactions in our securities.
  We do not encourage excessive or inappropriate risk taking through our compensation programs.
The Committee, together with its independent compensation consultant and management, conducts a regular risk review of American Tower’s compensation programs to determine if any elements of these programs create an inappropriate level of risk and reviews management’s mitigation activities with respect to any significant potential risks.
  We do not reprice stock options or repurchase underwater stock options.
Our equity incentive plan prohibits, without stockholder approval, (i) the amendment of any outstanding stock option to reduce its exercise price or replace it with a new award exercisable for our Common Stock at a lower exercise price; and (ii) the purchase of an underwater stock option for cash.
  We do not provide golden parachute tax gross-ups.
We do not provide excise tax gross-ups to our NEOs.
  We do not provide excessive perquisites.
We do not provide excessive perquisites to our executive officers, nor do we offer them any deferred compensation plans, supplemental executive retirement plans or loans of any kind.
  We do not provide uncapped incentive awards.
Our annual incentive awards cannot exceed 200% of the performance incentive target.
  We do not provide single-trigger acceleration of equity.
Our severance program provides acceleration of equity only upon a “double trigger,” meaning that executives are only entitled to acceleration in the event of a “Qualifying Termination” within 14 days before, or two years following, a “Change of Control.”

AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
Overview of Our Compensation Program
PHILOSOPHY
Focus on Pay for Performance. The guiding principle of our executive compensation philosophy is to pay for performance. Fundamentally, our compensation program is designed to:

Attract and retain top talent	Motivate and engage our executive officers	Drive sustainable, long-term growth and stockholder value consistent with our values, vision and growth strategy

Setting Competitive Levels of NEO Compensation—Development and Use of Comparative Peer Group
The Committee believes it is important to understand the relevant market for executive talent to ensure the executive compensation program supports the attraction and retention of highly qualified leaders. The Committee assesses market conditions annually through a review of peer group compensation data, compiled by the Committee’s independent compensation consultant. Due to the unique nature of our business, including its global scope and growth, there are ongoing challenges in developing the most appropriate mix of companies for our peer group. In its annual review of our peer group composition, the Committee takes into account these challenges, which include the following:
•The scope of our business spans two major sectors—communications infrastructure assets and real estate—as a result, there are very few companies directly comparable to us;
•We have large international operations located in a number of distinctive markets, unlike our real estate peers;
•We manage our business with a smaller senior management team than is typically found in the technology, communications or real estate industries; and
•We operate and are classified as an infrastructure REIT and are one of very few global technology REITs.
Our peer group used for developing pay decisions consists of companies in the communications industry, other REITs, companies with comparable revenues, firms with similar business models and companies from which we would consider recruiting talent. The Committee believes this group of companies provides a meaningful perspective of current pay practices and levels, as well as overall compensation trends. Based on the recommendation of the Committee’s independent compensation consultant, we added two companies to the peer group used for developing pay decisions in 2023, shown in italics below, as these companies are similarly sized industrial REITs and operate comparable businesses.
Our 2023 peer group consisted of the following 23 companies:

PEER GROUP FOR 2023 COMPENSATION DECISIONS

•Adobe Inc.	•Motorola Solutions, Inc.
•Booking Holdings Inc.	•NextEra Energy, Inc.
•Broadcom Inc.	•NVIDIA Corporation
•BXP (fka Boston Properties, Inc.)	Prologis, Inc.
•Crown Castle Inc.	•Public Storage
Digital Realty Trust, Inc.	•Salesforce, Inc.
•Equinix, Inc.	•SBA Communications Corporation
•Equity Residential	•Simon Property Group, Inc.
•Fidelity National Information Services, Inc.	•Texas Instruments Incorporated
•Intuit Inc.	•Ventas, Inc.
•L3Harris Technologies, Inc.	•Welltower Inc.
•Mastercard Incorporated

AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
AMERICAN TOWER POSITIONING RELATIVE TO ITS PEER GROUP(1)
(1)Reflects amounts for fiscal year ended as of December 31, 2023.
Source: S&P Capital IQ
Our total revenue and our market capitalization are both higher than the peer group median, which is attributable to the quality of our business model and sustained growth of the business that has created value for our stockholders over the long term.
Use of Broad Market Data. In addition to data from our peer group, the Committee reviews third-party industry survey data as a general indicator of relevant market conditions and pay practices. The Committee reviews market data at the 25th, 50th and 75th percentiles from a custom peer group and the S&P 250. These data serve as a broader reference point for determining what types and amounts of compensation are appropriate. In determining the appropriate compensation packages necessary to recruit and retain valuable senior executives, the Committee also considers market conditions, relative experience levels, relative executive tenure, special capabilities and global complexity to be significant factors. The Committee generally targets total compensation in a competitive range around the 50th percentile of the market.
Small Management Team. Base salaries are set in recognition of (i) an efficient management structure, where there are few executive officers, the majority of whom has significant tenure at the Company and experience in a highly specialized and varied business and (ii) continued attraction and retention of this executive talent. Despite the significant growth in the size of the Company, the size of the senior management team provides a competitive advantage and promotes greater efficiency across the business.
Detailed Evaluation by the Committee. In making determinations with respect to all elements and amounts of executive compensation, the Committee reviews the CEO’s assessment of each executive and his or her contribution to the Company’s financial performance (outlined in “Financial Goals and Performance” below). In addition, the Committee considers the executive’s potential for continued contribution to the Company’s long-term success. For each executive officer, the Committee reviews such officer’s performance and contribution to the Company’s financial performance and evaluates whether he or she met his or her pre-established individual performance goals (outlined in “Review of 2023 Individual Performance” below).
Actual compensation paid to each executive officer may be above or below target pay positioning based on Company financial performance (weighted 80%) and individual performance (weighted 20%). Other factors that affect actual compensation include retention risk, future potential at the Company and internal equity considerations.
Emphasis on Future Pay Opportunity Versus Current Pay. The Committee strives to provide an appropriate mix of compensation elements, with an emphasis on performance-based, long-term compensation. Cash payments primarily reward annual performance, while equity awards incentivize our NEOs to continue to deliver sustained results over a longer period of time and also serve as a retention tool. The Committee believes a substantial portion of our NEOs’ compensation should be “at-risk,” that is, dependent on our operating and stock price performance.
Significance of Overall Company Results. The Committee’s evaluation of our NEOs prioritizes their contributions to overall Company performance, rather than on their individual business or function. The Committee believes that the NEOs share responsibility for supporting the goals and performance of the Company as a whole.
AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
Compensation Determinations for 2023
Below we discuss the Committee’s key compensation decisions for 2023, which were made based on our compensation philosophy and advice from the Committee’s compensation consultant (see “Other Compensation and Governance Practices and Policies—Role of the Compensation Consultant” on page 64). Compensation determinations are influenced by our performance against external measures, including direct competitors, peer group companies and survey data. In evaluating Company performance, the Committee considered our overall financial results. For the 2023 fiscal year, based on our assessment of all the market data, the Committee has concluded that our NEOs’ compensation in the aggregate is competitively positioned on a target total compensation basis.
The Committee works with its compensation consultant to better understand and continually monitor market competitive pay practices, which it then considers when determining compensation adjustments and changes for the coming year. This annual process includes reviewing the peer group and conducting a competitive market benchmark analysis.
BASE SALARY
In deciding the annual base salaries, the Committee considers benchmarking analyses to determine where the Company stands in relation to its peer group, competitive market data regarding executive compensation and factors relating to internal pay equity within the Company. The Company also takes into consideration notable unique factors, which distinguish it from its peers, such as the smaller size of the senior management team relative to the size of the Company. We believe operating with a small senior management team enables us to leverage the broader capabilities of our executive officers more effectively across a wider range of business and functional responsibilities and fosters a team approach and greater collaboration among our executive officers. As a result, annual base salaries for our NEOs are, and must remain, competitive. Our NEOs have consistently achieved strong Company performance. After considering tenure in their current positions, the salaries reflect historical key contributions and expectations of significant continued contributions to the Company’s long-term success.
For 2023, given market conditions and advice from our compensation consultant, the Committee determined that the base salaries for all of the NEOs remained competitive and did not approve any increases to their base salaries for 2023.
BASE SALARIES (2022 AND 2023)

Name	2022 Base Salary	2023 Base Salary	Percent Change
Thomas A. Bartlett	$1,100,000	$1,100,000	—%
Rodney M. Smith	$640,000	$640,000	—%
Olivier Puech	$640,341	$640,341	—%
Steven O. Vondran	$640,341	$640,341	—%
Sanjay Goel(1)	$—	$600,000	N/A
(1)Mr. Goel was not a NEO prior to the 2023 fiscal year and, accordingly, compensation information in prior years is not provided.
AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
ANNUAL PERFORMANCE INCENTIVE PLAN
The annual incentive plan design for our executives demonstrates our commitment to rigor and objectivity in establishing and meeting our compensation goals, with 80% and 20% of the target annual performance incentive awards tied to achieving pre-established Company financial goals and individual performance goals, respectively. Upon review of peer group practices, the Committee noted that the Company’s threshold performance for revenue and Adjusted EBITDA(1) was more challenging than its peers, and that the Company’s revenue and Adjusted EBITDA(1) levels warranting maximum payout were more stringent than its peers, further demonstrating that the Company sets rigorous financial goals for its incentive plans.
Each NEO’s target award opportunity is a percentage of his base salary, set at the beginning of the fiscal year and based on the market competitive benchmarking analyses. The Committee determines goals for each performance measure based on input from our CEO and by considering prior year achieved performance. The Committee determines actual incentive payouts after assessing Company performance, as well as individual performance for all NEOs, relative to pre-established goals.
For 2023, given market conditions, advice from our compensation consultant and the Committee's determination that the target award opportunities for all of the NEOs remained competitive, the Committee did not approve any increases to their target awards for 2023.
(1)Adjusted EBITDA is a non-GAAP financial measure. Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.
FINANCIAL GOALS AND PERFORMANCE
For 2023, the Committee approved the following two Company financial measures used to determine the executives’ annual incentive awards: Total property revenue(1) (weighted 30%) and Adjusted EBITDA(2) (weighted 50%). We use these measurements because they provide a balanced indication of the Company’s performance, as they are based firmly within the core business of the Company and are metrics considered in our short- and long-term growth strategy.
(1)Total property revenue excludes pass-through revenue. For a reconciliation of total property revenue, excluding pass-through revenue, see Appendix A.
(2)Adjusted EBITDA is a non-GAAP financial measure. Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.

ANNUAL INCENTIVE AWARD METRICS AND WEIGHTINGS

PAYOUTS BASED ON PERFORMANCE LEVELS

(1)Total property revenue excludes pass-through revenue. For a reconciliation of total property revenue, excluding pass-through revenue, see Appendix A.
(2)Adjusted EBITDA is a non-GAAP financial measure. Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.
AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
We use the initial Company budget, which is set at the beginning of the fiscal year, to set Company goals for total property revenue, excluding pass-through revenue, and Adjusted EBITDA(1). Pass-through revenue is primarily based on ground rent and/or power and fuel expense customer reimbursements. As a result, our total property revenue, including pass-through revenue, in any given period may fluctuate in a way that does not necessarily represent the Company’s real estate business or the underlying business trends.
Consequently, we adjust total property revenue to exclude pass-through revenue from the goal-setting process. We further adjust the financial goals for fluctuations in foreign currency exchange rates and material acquisitions or divestitures that close during the fiscal year, and, for 2023, adjusted for deviations in collections from one of our customers in India, Vodafone Idea Limited (VIL), due to uncertainty surrounding such customer, as further discussed in our Form 10-K.
In addition, we consider the prior fiscal year’s actual results in our annual goal-setting process to (i) ensure the new performance targets are rigorous but achievable and (ii) challenge the executive team to perform at consistently higher levels during each subsequent fiscal year. Accordingly, the 2023 target levels for each of total property revenue, excluding pass-through revenue, and Adjusted EBITDA(1) increased by approximately 3% from the 2022 financial results, evidencing rigorous goals that cannot be achieved without superior performance.
(1)Adjusted EBITDA is a non-GAAP financial measure. Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.
The following table sets forth the threshold, target and maximum performance goals for each performance metric, and the actual performance achieved.
2023 COMPANY FINANCIAL GOALS ($ IN BILLIONS)

Weighting	Metrics	Below Threshold 0%	Threshold 50%	Target(1) 100%	Maximum 200%
30%	Total Property Revenue(2)
50%	Adjusted EBITDA(3)
(1)Target adjusted to reflect fluctuations in foreign currency exchange rates, divestitures that closed during 2023, as well as for deviations in collections from VIL.
(2)2023 Company financial goals for total property revenue exclude pass-through revenue. For a reconciliation of total property revenue, excluding pass-through, see Appendix A.
(3)Adjusted EBITDA is a non-GAAP financial measure. Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.
(4)On February 23, 2023, we issued a press release reporting our actual results for 2022.
(5)On February 27, 2024, we issued a press release reporting our actual results for 2023.
As indicated in the table above, the Company exceeded targets for each of its financial goals, and the achievement percentage reflects a payout slope for each 1% above the adjusted target for each financial goal. The calculation for the weighted achievement for these financial goals is outlined in the following tables.
2023 FINANCIAL GOALS FOR THE NEOs

	Weighting	Achievement
Total Property Revenue(1)	30%	136%
Adjusted EBITDA(2)	50%	164%
(1)2023 Company financial goals for total property revenue exclude pass-through revenue. For a reconciliation of total property revenue, excluding pass-through, see Appendix A.
(2)Adjusted EBITDA is a non-GAAP financial measure. Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.
AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
REVIEW OF 2023 INDIVIDUAL PERFORMANCE
The Committee assessed each NEO’s individual achievement during the year against the Company's Key Objectives, including sustainability goals, to determine the amount earned under the annual incentive plan that is based on individual performance. The following were some of the key goals and achievements across the NEOs that were considered by the Committee:

	METRICS MEASURED BY COMMITTEE	PERFORMANCE ACHIEVEMENTS	WEIGHTING

SUSTAINABILITY GOALS
•Develop the Company's employees, particularly its senior leadership, to ensure an optimal organizational structure, with a strong succession plan and increased collaboration.
•Develop education initiatives and increase access to professional development opportunities for employees, including an enhanced focus on mentoring opportunities.
•Develop and deploy energy solutions supporting GHG emissions reduction efforts in alignment with the Company’s SBTs.
•Support the Company's social responsibility goal by scaling the Digital Communities program to improve the quality of life for underserved communities.
		✓ Successfully executed on succession plan with the transition from Mr. Bartlett to Mr. Vondran as President and CEO, and developed succession plans for other senior management. ✓ Launched employee value proposition initiatives; mentoring programs launched across the Company and online database of classes put in place. ✓ Grew collaborative initiative with Airtel in Africa, which led to the deployment of over 550 green sites across Africa through 2023. ✓ Opened more than 140 new Digital Communities in Africa, Latin America and the U.S., impacting more than 300,000 lives.	10%

OTHER KEY OBJECTIVES	•Strengthen the Company's balance sheet and continue on de-leveraging path. •Perform a comprehensive assessment of the Company's global operations to ensure our portfolio is positioned to drive sustained growth. •Expand business relationships with the Company's existing customers and cultivate relationships with new potential partners and customers. •Generate meaningful global efficiencies and increased margin performance.	✓ Ended 2023 with approximately $9.6 billion in liquidity and net leverage ratio of 5.2x, within reach of 3-5x target. ✓ Executed on selective divestitures, including the sales of the fiber business in Mexico and the Poland business, and entered into agreement for the sale of operations in India. ✓ Negotiated with largest customers in India to resume payments; enhanced relationship with Airtel in Africa. ✓ Executed cost saving measures while continuing to build new sites and deliver on existing sites.	10%

AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
2023 INDIVIDUAL PERFORMANCE ACHIEVEMENT
The Committee determined that each of our NEOs exceeded his individual goals for 2023, as described in more detail above under “Review of 2023 Individual Performance.” In making these determinations, the Committee reflected on the NEOs’ achievements consistent with the Company’s Key Objectives, including achievements related to sustainability goals. The following table sets forth the achievement of individual goals and total weighted achievement for each NEO.

	Weighting	Achievement	Total Weighted Achievement(1)
Thomas A. Bartlett	20%	150%	153%
Rodney M. Smith	20%	150%	153%
Olivier Puech	20%	150%	153%
Steven O. Vondran	20%	150%	153%
Sanjay Goel	20%	150%	153%
(1)Includes weighted achievement of both the financial and individual goals.
The following table sets forth the target incentive awards and actual incentive awards paid to our NEOs for the 2023 fiscal year and compares them to the target incentive awards and actual incentive award payments for the prior fiscal year. Based on a review of competitive market data and advice from our compensation consultant, the Committee determined not to increase the target incentive award percentages for any of the NEOs for the 2023 fiscal year. The Committee did not exercise its discretion to adjust final incentive award amounts following achievement of the financial and individual goals.
INCENTIVE AWARD TARGETS AND PAYOUTS (2022 AND 2023)

	Target Annual Incentive Awards			Actual Annual Incentive Awards
Name	Year	Target Incentive Award (%)	Amount ($)	% Achievement of Target Incentive Award	Amount ($)
Thomas A. Bartlett	2022	200%	$2,200,000	144%	$3,168,000
	2023	200%	$2,200,000	153%	$3,366,000
Rodney M. Smith	2022	125%	$800,000	144%	$1,152,000
	2023	125%	$800,000	153%	$1,224,000
Olivier Puech	2022	125%	$800,426	142%	$1,136,605
	2023	125%	$800,426	153%	$1,224,652
Steven O. Vondran	2022	125%	$800,426	142%	$1,136,605
	2023	125%	$800,426	153%	$1,224,652
Sanjay Goel(1)	2022	—	—	—	—
	2023	125%	$750,000	153%	$1,147,500
(1)Mr. Goel was not a NEO prior to the 2023 fiscal year and, accordingly, compensation information in prior years is not provided.
LONG-TERM INCENTIVE PROGRAM
Our Approach for 2023
Our long-term lease arrangements with our customers and additions to our real estate portfolio enable us to generate relatively predictable long-term growth. As a result, the management decisions that have the greatest long-term impact on the Company typically relate to matters such as capital allocation, including strategic divestitures designed to repurpose capital and drive long-term shareholder growth, mergers and acquisitions, long-term contract negotiations with major customers, financial leverage, capital structure, growth opportunities, expansion into new markets and strategic alliances. Such decisions can sometimes
AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
have a negative short-term impact on our performance and/or stock price, but result in greater long-term value.
For these reasons, a substantial majority of our NEOs’ target compensation is in the form of long-term incentives. We believe granting meaningful levels of equity-based awards encourages our NEOs to focus on achieving long-term results, which drives stockholder value. In addition, these grants help us to retain highly experienced executives and sustain long-term Company performance.
For 2023, the Committee determined each NEO’s target value of long-term incentive awards and the allocation of the target value between RSUs and PSUs. In making this determination, the Committee considered the overall Company performance, the anticipated level of the executive officer’s future contribution, the increasingly challenging annual business plan as the prior year’s objectives are achieved, the experience needed and competitive market data. Annual equity grants to our executive officers were awarded at the same time as our annual employee grant on March 10, 2023.
LONG-TERM INCENTIVE AWARD WEIGHTINGS

CEO	Other NEOs

The following table sets forth the target value of equity awards granted to the NEOs in 2023. The Committee determined it was appropriate to increase the 2023 award value, taking into account the size of the equity grants in 2022, market data and the executive team’s collaborative effort to achieve the Company’s high-performance results, including the Company's revenue growth exceeding the peer group median over several of the past years. Mr. Smith's larger increase was due primarily to his growth in his role and his contributions to the Company's strong financial growth. Additionally, this increase reflects an improved competitive positioning for his role in line with the most recent market data and advice from our compensation consultant.
We determined the number of shares subject to each of our awards using the closing price of our Common Stock on the date of grant.
EQUITY-BASED AWARD VALUES (2022 AND 2023)

Name	2022 Target Equity Value	2023 Target Equity Value	Percent Change (2023 over 2022)
Thomas A. Bartlett	$14,000,000	$15,200,000	9%
Rodney M. Smith	$3,600,000	$4,350,000	21%
Olivier Puech	$4,600,000	$5,000,000	9%
Steven O. Vondran	$4,600,000	$5,000,000	9%
Sanjay Goel(1)	—	$3,500,000	N/A
(1)Mr. Goel was not a NEO prior to the 2023 fiscal year and, accordingly, compensation information in prior years is not provided.
AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
DESCRIPTION OF 2023 EQUITY AWARDS AND RESULTS OF 2021 PSU AWARD
2023 RSUs
Each 2023 RSU grant vests 1/3rd annually over three years, commencing one year from the date of grant. On each vesting date, the number of RSUs that vest will be paid in a like number of shares. For the 2023 equity grant, RSUs represented 30% of the CEO’s target grant date award value and 40% of each of the other NEOs' target grant date award value.
2023 PSUs
Each 2023 PSU grant is earned over a three-year performance period ending on December 31, 2025, to the extent achieved performance meets the performance goals set at the beginning of the performance period. The performance goals for the 2023 PSUs are set with respect to cumulative AFFO Attributable per Share(1) and average ROIC(1), which are used by management and investors as key indicators of the Company’s financial performance, weighted 70% and 30%, respectively. For the 2023 equity grant, PSUs represented 70% of the CEO’s target grant date award value and 60% of each of the other NEO’s target grant date award value. As outlined below, the actual number of PSUs earned is based on the performance levels against these target goals, as determined by the Committee at the end of the performance period.
Certain circumstances will trigger accelerated vesting of outstanding RSUs and PSUs. Information on acceleration of equity awards upon certain triggering events is described in “Severance Program” starting on page 75.
(1)AFFO Attributable per Share and ROIC are non-GAAP financial measures. Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.
2021 PSUs
For the PSU awards granted in March 2021 (2021 PSU Award), the Committee set the following three-year target performance goals with respect to cumulative Consolidated AFFO per Share(1) and average ROIC(1): (i) $28.10 and (ii) 9.3%, respectively.
In February 2024, the Committee determined that the Company achieved cumulative Consolidated AFFO per Share(1) and average ROIC(1) of (i) $30.00 and (ii) 8.9%, respectively, resulting in payouts at 145% and 90%, respectively, of the target performance goals for the performance measures.

CUMULATIVE CONSOLIDATED AFFO PER SHARE (70%)(1)	AVERAGE ROIC (30%)(1)

200%
175%
150%
125%
100%
75%
50%
25%
0%
Payout
$32.32
Actual: $30.00
Achievement: 145%
$28.10
$25.29
$0
Below Threshold
Threshold
Target
Maximum
Performance

200%
175%
150%
125%
100%
75%
50%
25%
0%
Payout
Actual: 8.9%
Achievement: 90%
10.23%
9.30%
7.44%
0%
Below Threshold
Threshold
Target
Maximum
Performance

(1)Consolidated AFFO per Share and ROIC are non-GAAP financial measures. Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.
Based on achieved performance, the table below shows the number of 2021 PSU shares earned by each eligible NEO.

Name	2021 PSU Award Granted	% of Target 2021 PSU Award Earned	Total Number of PSU Shares Earned
Thomas A. Bartlett	41,092	129%	53,009
Rodney M. Smith	9,540	129%	12,307
Olivier Puech	12,328	129%	15,904
Steven O. Vondran	12,328	129%	15,904
Sanjay Goel(1)	6,382	129%	8,233
(1)Mr. Goel was appointed as Executive Vice President and President, Asia-Pacific, effective March 16, 2021, and his 2021 PSU Award reflects the PSU award granted in June 2021.
AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
Other Compensation and Governance Practices and Policies
ROLE OF THE COMPENSATION CONSULTANT
The Committee has retained Meridian as its compensation consultant. Meridian reports directly to the Committee, and the Committee can replace Meridian or hire additional consultants at any time. In 2023, Meridian attended all Committee meetings, including executive sessions as requested, and consulted frequently with the Chair of the Committee between meetings.
As part of its work in 2023, Meridian assisted the Committee with determining our custom peer group and benchmarking analyses, which included competitive analyses of Director and executive compensation, financial performance analysis, dilution analysis, realizable pay-for-performance analysis, review of stock ownership guidelines, and regulatory developments and trends. Meridian also advised the Committee on the design of the annual and long-term incentive programs, including conducting a risk assessment review and audit of each of our compensation practices, programs and policies (see below under “Risk Assessment”). Other than the services it provides to the Committee, Meridian does not provide services to, and receives no additional compensation from, the Company.
The Committee has analyzed whether the work of Meridian as its compensation consultant raises any conflicts of interest, taking into consideration the following factors: (i) Meridian does not provide any other services to the Company; (ii) the amount of fees the Company paid to Meridian represents less than 1% of Meridian’s total revenues; (iii) Meridian’s policies and procedures were designed to ensure independence; (iv) Meridian does not have any business or personal relationship with any executive officer of the Company; (v) Meridian does not have any business or personal relationship with any member of the Committee; and (vi) neither Meridian nor any member of its consulting team owns any stock of the Company. The Committee determined, based on its analysis of the above factors, that the work of Meridian and the individual compensation advisors employed by Meridian as compensation consultant to the Committee does not create any conflicts of interest. The Committee will continue to annually monitor the independence of its compensation consultant.
EMPLOYMENT ARRANGEMENTS AND SEVERANCE PROGRAM
To recruit and retain our executive officers, we periodically enter into employment letters and other arrangements or agreements, which are subject to review by the Committee.
In March 2009, and as further amended, effective January 1, 2024, (which amendment did not materially update the terms and conditions of the Severance Program for our executive officers), we implemented a severance program (the Severance Program) to provide severance benefits to eligible employees who undergo a termination of employment in certain circumstances. Severance benefits under the Severance Program vary depending on an employee’s position or tenure with the Company. Our CEO and our executive officers are eligible for benefits under the Severance Program in the case of a Qualifying Termination, which occurs if the officer resigns for Good Reason or if the Company terminates the officer other than for Cause or for Performance Reasons (as these terms are defined in the Severance Program). The employment arrangements and agreements with, and benefits to, these executives are further described in “Severance Program” starting on page 75.
RISK ASSESSMENT
The Committee regularly assesses, together with its independent compensation consultant and management, the factors and criteria underlying our compensation plans for all employees to determine whether any elements create an inappropriate level of risk, as well as methods to mitigate any identified potential risks. This includes considering, among other things:
AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
•whether each plan provides for an overachievement mechanism or cap on performance;
•incentive award opportunity;
•the existence of discretionary authority;
•whether payouts are linked to overall Company goals;
•the timing of prospective payments;
•the inclusion of certain windfall or clawback provisions;
•the contribution of the awards to a participant’s total mix of compensation; and
•any risk-mitigating factors.
The Committee concluded that the current compensation arrangements are consistent with current market practices and that there are no problematic pay practices. The Committee noted mitigation strategies to avoid excessive risk taking and the need to continue monitoring key factors driving incentive design decisions.
STOCK OWNERSHIP GUIDELINES
We believe holding shares of our Common Stock and RSUs closely aligns the interests of our executive officers and Directors with those of our other stockholders. Accordingly, we maintain a formal stock ownership policy for our executive officers and Directors, so they may share in the risks and rewards of our other stockholders as our stock price increases or decreases.
The current stock ownership guidelines are based on a multiple of the base salary for executive officers and a multiple of the annual cash retainer for non-employee Directors. The ownership guidelines are as follows:

Multiple of Annual Base Salary / Annual Cash Retainer

6X	3X	5X
CEO	Executive officers directly reporting to the CEO	Directors

As of 2023, we count actual shares and unvested RSUs held by an executive officer or Director in determining compliance with these guidelines. All of our NEOs were in compliance with our stock ownership guidelines as of December 31, 2023, as follows:

Name	Stock Ownership Guideline	Ownership as of December 31, 2023(1)
Thomas A. Bartlett	6x Base Salary	52x	Base Salary
Rodney M. Smith	3x Base Salary	17x	Base Salary
Olivier Puech	3x Base Salary	15x	Base Salary
Steven O. Vondran	3x Base Salary	14x	Base Salary
Sanjay Goel	3x Base Salary	6x	Base Salary
(1)Based on a per share price of $215.88, the closing price of our Common Stock on December 29, 2023.
For additional information on our stock ownership guidelines, see “Corporate Governance—Stock Ownership Guidelines” on page 39.
AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
POLICIES ON TRANSACTIONS IN COMPANY STOCK; ANTI-HEDGING AND PLEDGING POLICY
Our Anti-Insider Trading Policy imposes limits as to when and how Company employees, including our executive officers, and Directors can engage in transactions in our securities and prohibits hedging transactions, short selling or any other type of arrangement that is designed, or may reasonably be expected, to have the effect of hedging or offsetting a decrease in the market value of our Common Stock. Our Code of Conduct similarly provides a formal policy that prohibits our executive officers and Directors from entering into hedging transactions with respect to our Common Stock. It also prohibits our executive officers, Directors and certain other key employees from pledging shares of our Common Stock as security.
CLAWBACK POLICY
In September 2023, the Committee adopted a new Clawback Policy applicable to our officers who are required to file ownership reports pursuant to Section 16 of the Exchange Act (Covered Executives), as designated by the Board annually. The Clawback Policy is triggered in the event the Company is required to prepare an accounting restatement of its financial statements due to the Company's material noncompliance with any financial reporting requirement under the securities laws (a Triggering Event).
If a Triggering Event occurs, the Company is required to recoup erroneously awarded “incentive-based compensation” paid to Covered Executives (subject to certain regulatory exceptions) during the three completed fiscal years immediately preceding the date on which the Company is required to prepare an accounting restatement and during any transition period that results from a change in the Company’s fiscal year, if applicable. “Incentive-based compensation” is any compensation that is granted, earned or vested based wholly or in part upon the attainment of a financial reporting measure.
The amount of erroneously awarded incentive-based compensation is the excess of the amount of incentive-based compensation paid to a Covered Executive over the incentive-based compensation that such Covered Executive would have been paid had it been based on the restated results without regard to taxes paid.
The Clawback Policy is administered by the Committee, or such Board committee as it may designate, which shall determine, in its sole discretion, the timing and method for recouping erroneously awarded incentive-based compensation.
OTHER BENEFITS
Our executive officers participate in the same healthcare, insurance and other welfare and retirement programs as other eligible employees. These programs include health and dental coverage, group term life insurance, disability programs, our broad-based employee stock purchase program (under which we give a 15% discount to all employees on the purchase price of our stock) and matching contributions to our 401(k) plan. We share the cost of health and welfare benefits with our employees, including our executive officers, a cost that depends on the level of benefits coverage each employee or executive officer elects.
We do not offer our executive officers any deferred compensation plans, supplemental executive retirement or health plans or loans of any kind.
As shown in the “All Other Compensation” column in the Summary Compensation Table on page 69, we provide limited perquisites to U.S. executive officers in the form of an annual car allowance, reimbursement for related auto insurance premiums and reimbursement for parking at our corporate offices in Boston, Massachusetts, a benefit we also provide to a number of other corporate employees. Additionally, under limited circumstances, we provide certain perquisites to individuals recruited to key positions and to executive officers who move from their home countries at our request.
AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
DEDUCTIBILITY OF EXECUTIVE COMPENSATION
As part of its role and in designing our compensation programs and making awards to our executive officers, the Committee is mindful of whether executive compensation will be deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended. However, the Committee has always retained the flexibility to award compensation that was not deductible to meet the objectives of our compensation philosophy and as a result, some of the compensation paid to our NEOs may not be deductible.

Updates to Our 2024 Compensation Program
2024 COMPENSATION UPDATES FOR CEO
In light of Steven O. Vondran's promotion to President and Chief Executive Officer, effective February 1, 2024, in February 2024, the Committee approved a new target total direct compensation for the year ending December 31, 2024 for Mr. Vondran, effective as of February 1, 2024, as follows:
•Base salary: $1,000,000.
•Annual bonus target: $2,000,000 (200% of base salary).
•Long-term incentive compensation: $10,000,000, allocated 70% to PSUs and 30% to RSUs.
The Committee also determined that compensation for Thomas A. Bartlett, advisor to the Chief Executive Officer, will remain unchanged from the compensation approved for his previous role by the Committee on February 24, 2023. Mr. Bartlett will be eligible to earn a bonus for 2024, prorated for his length of service in 2024, to be paid in 2025, and did not receive an equity grant for 2024. Mr. Bartlett will not receive any additional severance compensation beyond the standard entitlements pursuant to our Severance Program in connection with this transition.
LONG-TERM INCENTIVE AWARD PROGRAM CHANGES
Beginning in 2024, PSU awards granted under our long-term incentive award program will include relative TSR, as measured against the REIT constituents included in the S&P 500 Index, as an additional performance measure for a three-year performance period. In the past few years, awards under our long-term incentive program were based on AFFO Attributable per Share(1) and ROIC(1), weighted 70% and 30%, respectively. Beginning with PSUs granted in 2024, vesting will be determined in part based on Relative TSR, weighted at 20%, with Attributable AFFO per Share and ROIC weighted at 50% and 30%, respectively, each for a three-year performance period.
TSR measures cumulative value to stockholders through stock price appreciation and dividends, and the adoption of this metric aims to align incentive compensation with stockholder returns and value creation.
(1)AFFO Attributable per Share and ROIC are non-GAAP financial measures. Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.

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COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Committee Report
Compensation Committee Report
The Compensation Committee of the Company’s Board of Directors reviewed the Compensation Discussion and Analysis for the year ended December 31, 2023 and discussed it with the Company’s management. Based on this review and its discussions with management, the Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for the 2024 Annual Meeting of Stockholders.
By the Compensation Committee of the Board of Directors of American Tower Corporation.
COMPENSATION COMMITTEE
Craig Macnab, Chair
Kelly C. Chambliss
Raymond P. Dolan
Grace D. Lieblein
AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Executive Compensation Tables
Executive Compensation Tables
The following table provides information concerning compensation earned by each of our NEOs for the years ended December 31, 2023, 2022 and 2021.
SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Stock Awards ($)(1) (e)	Non-Equity Incentive Plan Compensation ($)(2) (g)	All Other Compensation ($)(3) (i)	Total ($) (j)
Thomas A. Bartlett President and Chief Executive Officer	2023	$1,100,000	$15,200,227	$3,366,000	$43,018	$19,709,245
	2022	$1,100,000	$14,000,359	$3,168,000	$38,350	$18,306,709
	2021	$1,000,000	$12,000,067	$3,080,000	$34,507	$16,114,574
Rodney M. Smith Executive Vice President, Chief Financial Officer and Treasurer	2023	$640,000	$4,350,245	$1,224,000	$39,378	$6,253,623
	2022	$640,000	$3,600,252	$1,152,000	$38,918	$5,431,170
	2021	$586,500	$3,250,278	$903,210	$45,174	$4,785,162
Olivier Puech Executive Vice President and President, Latin America and EMEA	2023	$640,341	$5,000,180	$1,224,652	$34,300	$6,899,473
	2022	$640,341	$4,600,128	$1,136,605	$31,476	$6,408,550
	2021	$640,341	$4,200,218	$986,125	$31,984	$5,858,668
Steven O. Vondran Executive Vice President and Global Chief Operating Officer	2023	$640,341	$5,000,180	$1,224,652	$33,457	$6,898,630
	2022	$640,341	$4,600,128	$1,136,605	$32,193	$6,409,267
	2021	$640,341	$4,200,218	$986,125	$32,520	$5,859,204
Sanjay Goel(4) Executive Vice President and President, Asia-Pacific	2023	$600,000	$3,500,241	$1,147,500	$19,069	$5,266,810
	2022	—	—	—	—	—
	2021	—	—	—	—	—
(1)The amounts in column (e) reflect the aggregate grant date fair value of RSUs and PSUs (valued assuming target performance) granted pursuant to the 2007 Equity Incentive Plan, as amended (2007 Equity Incentive Plan). The aggregate grant date fair value of the awards was calculated by multiplying the number of shares of Common Stock underlying the RSU and PSU awards (at target) by the closing market price of shares of our Common Stock on the grant date. Assuming maximum performance levels are achieved, the aggregate grant date fair value of PSUs would be as follows:

Name	Granted in 2023	Granted in 2022	Granted in 2021
Thomas A. Bartlett	$21,280,318	$19,600,363	$16,800,053
Rodney M. Smith	$5,220,141	$4,320,302	$3,900,334
Olivier Puech	$6,000,140	$5,520,154	$5,040,180
Steven O. Vondran	$6,000,140	$5,520,154	$5,040,180
Sanjay Goel(4)	$4,200,289	—	—
(2)The amounts in column (g) reflect, for the year ended December 31, 2023, cash payments made in 2024 with respect to annual performance incentive awards for services performed in 2023; for the year ended December 31, 2022, cash payments made in 2023 with respect to annual performance incentive awards for services performed in 2022; and for the year ended December 31, 2021, cash payments made in 2022 with respect to annual performance incentive awards for services performed in 2021.
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COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Executive Compensation Tables
(3)Details about the amounts in column (i) for 2023 are set forth in the table immediately below. In accordance with SEC rules, the amounts in column (i) do not include payments for group term life insurance and other welfare benefits that are generally available to all salaried employees.

Name	Retirement Match(a)	Car Expenses(b)	Tax Reimbursements	Other(c)	Total
Thomas A. Bartlett	$16,500	$22,340	$4,178	$—	$43,018
Rodney M. Smith	$16,968	$17,793	$4,617	$—	$39,378
Olivier Puech	$16,500	$15,518	$2,282	$—	$34,300
Steven O. Vondran	$16,500	$14,554	$2,403	$—	$33,457
Sanjay Goel	$—	$1,691	$—	$17,378	$19,069
(a)Includes matching contributions pursuant to our 401(k) plan. Mr. Smith’s amount reflects a true-up received in 2023.
(b)Executive officers in the U.S. are entitled to an annual car allowance of up to $12,000 and additional amounts related to auto insurance premiums. With the exception of Messrs. Puech and Goel, these amounts also reflect reimbursement for parking expenses at our corporate offices in Boston, which is a benefit we offer to a number of our employees who work in that office. Mr. Goel's car expenses reflect parking expenses at our office in Singapore, where he is based, converted from Singapore dollars to U.S. dollars using the foreign currency exchange rate used for processing payroll for the applicable month.
(c)Reflects payments made in 2023 to Mr. Goel for additional taxes he paid while he resided in a different country following his hiring in 2021, as he was unable to relocate to his base office in Singapore due to then prevailing COVID-19 restrictions.
(4)Mr. Goel was not a NEO prior to the 2023 fiscal year and, accordingly, compensation information in prior years is not provided.
AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Executive Compensation Tables
GRANTS OF PLAN-BASED AWARDS FOR 2023
The following table sets forth information relating to RSUs and PSUs granted pursuant to the 2007 Equity Incentive Plan and annual incentive award opportunity for each of our NEOs during the year ended December 31, 2023.

Name (a)	Grant Date (b)	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3) (i)	Grant Date Fair Value of Stock and Option Awards(4) (l)
			Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Thomas A. Bartlett
Annual incentive awards			$1,100,000	$2,200,000	$4,400,000
RSUs	3/10/2023	2/24/2023							23,841	$4,560,068
PSUs	3/10/2023	2/24/2023				27,815	55,629	111,258		$10,640,159
Rodney M. Smith
Annual incentive awards			$400,000	$800,000	$1,600,000
RSUs	3/10/2023	2/24/2023							9,098	$1,740,174
PSUs	3/10/2023	2/24/2023				6,823	13,646	27,292		$2,610,070
Olivier Puech
Annual incentive awards			$400,213	$800,426	$1,600,853
RSUs	3/10/2023	2/24/2023							10,457	$2,000,110
PSUs	3/10/2023	2/24/2023				7,843	15,685	31,370		$3,000,070
Steven O. Vondran
Annual incentive awards			$400,213	$800,426	$1,600,853
RSUs	3/10/2023	2/24/2023							10,457	$2,000,110
PSUs	3/10/2023	2/24/2023				7,843	15,685	31,370		$3,000,070
Sanjay Goel
Annual incentive awards			$375,000	$750,000	$1,500,000
RSUs	3/10/2023	2/24/2023							7,320	$1,400,096
PSUs	3/10/2023	2/24/2023				5,490	10,980	21,960		$2,100,145
(1)For 2023, the bonus target for Mr. Bartlett was 200% of base salary and for each of Messrs. Smith, Puech, Vondran and Goel was 125% of base salary. The annual incentive awards cannot exceed 200% of the bonus target, and typically the Compensation Committee does not award annual incentive awards below 50% of the bonus target. The amounts in column (c), (d) and (e) are based on 50%, 100% and 200% of the bonus target, respectively. The actual amounts we paid in connection with our annual performance incentive awards are reflected in the Summary Compensation Table under the column captioned “Non-Equity Incentive Plan Compensation.” For more information regarding our annual performance incentive awards, see “Compensation Determinations for 2023—Annual Performance Incentive Plan” in our "Compensation Discussion and Analysis" included in this Proxy Statement beginning on page 58.
(2)PSUs granted under the 2007 Equity Incentive Plan.
(3)We typically grant equity-based incentive awards to our employees, including our executive officers, as part of our annual employee performance review program conducted each February or March. On March 11, 2024, in connection with annual performance reviews and the Company’s annual employee equity grant, we awarded Messrs. Smith, Puech, Vondran and Goel RSUs and PSUs pursuant to the 2007 Equity Incentive Plan in the amounts set forth below based on their performance for 2023 and expected future contributions to the Company. In determining the size of these awards, the Compensation Committee established a target award value for each executive officer and then allocated 40% to RSUs and 60% to PSUs for each executive officer, other than Mr. Vondran, whose target award value was allocated 30% to RSUs and 70% to PSUs. Mr. Bartlett did not receive a grant in 2024 due to his expected retirement from the Company, effective May 1, 2024.
AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Executive Compensation Tables

Name	RSUs(i)	PSUs(i)	Grant Date Fair Value Per Share
Thomas A. Bartlett	N/A	N/A	N/A
Rodney M. Smith	$1,800,000	$2,700,000	$206.75
Olivier Puech	$2,000,000	$3,000,000	$206.75
Steven O. Vondran(ii)	$3,000,000	$7,000,000	$206.75
Sanjay Goel	$1,400,000	$2,100,000	$206.75
(i)RSU awards vest in 1/3rd cumulative annual increments commencing one year from the date of grant, subject to earlier vesting under the death, disability and retirement benefits program. PSU awards vest at the end of the three-year performance period based on achievement against pre-established financial performance goals of the Company determined at the date of grant, subject to the terms under the death, disability and retirement benefits program.
(ii)Mr. Vondran's 2024 equity award reflects his new role of President and Chief Executive Officer.
(4)The amounts in column (l) reflect the grant date fair value of the stock awards granted during the fiscal year ended December 31, 2023. The aggregate grant date fair value of the awards is calculated using the closing market price of shares of our Common Stock on the grant date, March 10, 2023 ($191.27). All PSUs are valued assuming the target number of shares in column (g).
NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE
The compensation we paid our NEOs in 2023, 2022 and 2021, as summarized in the "Summary Compensation Table," is determined in accordance with employment letters and other arrangements or agreements with our executive officers, which the Compensation Committee reviews. For more information about these agreements, please see below under “Severance Program.” For more information about the elements of the compensation packages paid to our executive officers, please see above under “Compensation Determinations for 2023” in the “Compensation Discussion and Analysis.”
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FOR 2023
The following table sets forth information relating to stock options, RSUs and PSUs outstanding as of December 31, 2023 that were granted to our NEOs pursuant to the 2007 Equity Incentive Plan.

	Option Awards(1)					Stock Awards(2)
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)	RSU/PSU Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)(5) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)(5) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)(5) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)(5) (j)
Thomas A. Bartlett	30,401	—	$94.57	3/10/2025	—	—	$—	—	$—
	—	—	—	—	3/10/2020	2,132	$460,256	—	$—
	—	—	—	—	5/01/2020	1,377	$297,267	—	$—
	—	—	—	—	3/10/2021	8,805	$1,900,823	—	$—
	—	—	—	—	3/10/2022	13,531	$2,921,072	—	$—
	—	—	—	—	3/10/2023	23,841	$5,146,795	—	$—
	—	—	—	—	3/10/2021	53,009	$11,443,583	—	$—
	—	—	—	—	3/10/2022	—	$—	21,049	$4,544,058
	—	—	—	—	3/10/2023	—	$—	27,815	$6,004,702
Rodney M. Smith	23,019	—	$81.18	03/10/2024	—	—	$—	—	$—
	33,135	—	$94.57	03/10/2025	—	—	$—	—	$—
	34,341	—	$94.71	03/10/2026	—	—	$—	—	$—
	—	—	—	—	3/10/2020	1,025	$221,277	—	$—
AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Executive Compensation Tables

	Option Awards(1)					Stock Awards(2)
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)	RSU/PSU Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)(5) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)(5) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)(5) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)(5) (j)
	—	—	—	—	5/01/2020	790	$170,545	—	$—
	—	—	—	—	3/10/2021	3,180	$686,498	—	$—
	—	—	—	—	3/10/2022	4,639	$1,001,467	—	$—
	—	—	—	—	3/10/2023	9,098	$1,964,076	—	$—
	—	—	—	—	3/10/2021	12,307	$2,656,835	—	$—
	—	—	—	—	3/10/2022	—	$—	4,640	$1,001,683
	—	—	—	—	3/10/2023	—	$—	6,823	$1,472,949
Olivier Puech	—	—	—	—	3/10/2020	1,435	$309,788	—	$—
	—	—	—	—	3/10/2021	4,109	$887,051	—	$—
	—	—	—	—	3/10/2022	5,928	$1,279,737	—	$—
	—	—	—	—	3/10/2023	10,457	$2,257,457	—	$—
	—	—	—	—	3/10/2021	15,904	$3,433,356	—	$—
	—	—	—	—	3/10/2022	—	$—	5,928	$1,279,737
	—	—	—	—	3/10/2023	—	$—	7,843	$1,693,147
Steven O. Vondran	3,265	—	$81.18	3/10/2024	—	—	$—	—	$—
	21,537	—	$94.57	3/10/2025	—	—	$—	—	$—
	33,482	—	$94.71	3/10/2026	—	—	$—	—	$—
	—	—	—	—	3/10/2020	1,435	$309,788	—	$—
	—	—	—	—	3/10/2021	4,109	$887,051	—	$—
	—	—	—	—	3/10/2022	5,928	$1,279,737	—	$—
	—	—	—	—	3/10/2023	10,457	$2,257,457	—	$—
	—	—	—	—	3/10/2021	15,904	$3,433,356	—	$—
	—	—	—	—	3/10/2022	—	$—	5,928	$1,279,737
	—	—	—	—	3/10/2023	—	$—	7,843	$1,693,147
Sanjay Goel	—	—	—	—	6/01/2021	2,127	$459,177	—	$—
	—	—	—	—	3/10/2022	3,995	$862,441	—	$—
	—	—	—	—	3/10/2023	7,320	$1,580,242	—	$—
	—	—	—	—	6/01/2021	8,233	$1,777,340	—	$—
	—	—	—	—	3/10/2022	—	$—	3,995	$862,441
	—	—	—	—	3/10/2023	—	$—	5,490	$1,185,181
(1)Stock options vest in 25% cumulative annual increments commencing one year from the date of grant, subject to earlier vesting under the death, disability and retirement benefits program, and have a term of 10 years.
(2)Stock awards consist of RSUs and PSUs granted under the 2007 Equity Incentive Plan.
(3)Each of the unvested RSUs that were granted prior to March 10, 2023 vests in 25% cumulative annual increments, commencing one year from the date of grant and are subject to earlier vesting under the death, disability and retirement benefits program. Beginning with grants made on March 10, 2023, each of the unvested RSUs vests 1/3rd annually over three years, commencing one year from the date of grant.
(4)The market value of the RSU and PSU awards was determined using a stock price of $215.88, which was the closing price of our Common Stock on the NYSE on December 29, 2023. PSU awards granted in 2021 are reflected at a 129% payout performance level and the PSU awards granted in 2022 and 2023 are reflected at a threshold 50% payout performance level.
(5)Each grant of unvested PSUs vests at the end of the three-year performance period based on achievement against pre-established performance goals determined at the date of grant, subject to the terms of the death, disability and retirement benefits program. On March 10, 2024, the 2021 PSU Awards
AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Executive Compensation Tables
vested, other than the June 2021 grant to Mr. Goel, which will vest on June 1, 2024. The following table sets forth the vested amounts of such PSU awards before dividend equivalents and the shares withheld by the Company to cover any taxes due.

Name	PSUs
Thomas A. Bartlett	53,009
Rodney M. Smith	12,307
Olivier Puech	15,904
Steven O. Vondran	15,904
Sanjay Goel(i)	8,233
(i)Mr. Goel was appointed as Executive Vice President and President, Asia-Pacific, effective March 16, 2021, and his 2021 PSU Award reflects the PSU award granted in June 2021.
OPTION EXERCISES AND STOCK VESTED FOR 2023
The following table sets forth information relating to options exercised and RSUs and PSUs vested during the year ended December 31, 2023 for each NEO.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized Upon Exercise ($)(1) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($)(2) (e)
Thomas A. Bartlett	—	$—	52,254	$10,194,719
Rodney M. Smith	10,000	$951,300	11,611	$2,271,031
Olivier Puech	—	$—	17,062	$3,272,467
Steven O. Vondran	—	$—	16,624	$3,179,672
Sanjay Goel	—	$—	2,396	$453,750
(1)Column (c) reflects the excess of the market price of the underlying securities at exercise over the exercise price.
(2)Column (e) reflects the market value of RSU and PSU awards using stock prices of $211.86, $191.27, $199.50 and $187.01 as applicable, which were the closing prices of our Common Stock on the NYSE on the last business day prior to the vesting date of each RSU and PSU.
AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Severance Program
Severance Program
Our NEOs are eligible for benefits under the terms of our Severance Program. The table below, “Potential Payments Upon Termination or Change of Control for 2023,” summarizes the severance benefits that would be payable to each of our NEOs if his employment had been terminated as of December 31, 2023, with respect to the different termination scenarios. Under the Severance Program, our executive officers are entitled to the following severance benefits upon a Qualifying Termination:
•Cash Severance: The CEO is entitled to receive 104 weeks of base earnings, and each Executive Vice President is entitled to receive 78 weeks of base earnings. In addition, each executive would be entitled to a prorated portion of his or her target incentive for the portion of the year prior to termination, assuming 100% satisfaction of goals or objectives related to that incentive.
•Equity Acceleration/Vesting Provisions: If a Qualifying Termination occurs within 14 days prior to, or up to two years following, a Change of Control, each executive officer is entitled to full acceleration of vesting of all outstanding stock options, RSUs and PSUs, as further described below.
•Benefits Continuation: Each executive officer is eligible for continued health and welfare benefits, for which the Company will pay the employer share of the cost of coverage for a period equal to the number of weeks of base earnings payable under the Severance Program and, subject to eligibility, is entitled to benefits under the Consolidated Omnibus Budget Reconciliation Act (COBRA).
•Release of Claims, Non-Compete: To receive benefits under our Severance Program, the executive officer must sign a separation and release agreement and a limited confidentiality and restrictive covenant agreement in forms satisfactory to the Company. In addition, at our discretion, we may require the deposit of a portion of the after-tax payments to each executive officer in a restricted account to serve as security for the executive officer’s compliance with the ongoing covenants, restrictions and obligations contained in such agreements, with restrictions on distribution up to and including forfeiture in the event of noncompliance.
Under our Severance Program, equity awards to our executive officers are subject to a double-trigger standard, whereby the executive officer is entitled to acceleration of his or her equity awards only in the event of a Qualifying Termination within 14 days before, or two years following, a Change of Control. In such an event, the executive officer is entitled to acceleration of all unvested equity-based awards, including stock options and RSUs. With respect to the grant of PSUs, the value of those PSUs would be determined based on target performance, prorated for the executive’s term of employment during the performance period prior to the Qualifying Termination and paid out within 60 days of the Qualifying Termination, unless such executive officer is a “specified employee” as defined in the Treasury Regulation Section 1.409A-1(i). If there is no Qualifying Termination or if the termination is a Qualifying Termination not in connection with a Change of Control, the executive officer is not entitled to any acceleration or continued vesting of his or her equity-based awards, except in connection with a “Qualified Retirement” (as defined in the award agreement). The Severance Program does not provide for tax gross-ups.
In addition, the Committee adopted a death, disability and retirement benefits program in connection with equity awards granted to our employees, including executive officers, similar to those of our peer group companies. The program’s benefits provide for the acceleration of vesting and exercise periods for stock options, RSUs and PSUs granted on or after January 1, 2013, upon an employee’s death or permanent disability, or upon an employee’s Qualified Retirement, provided certain eligibility criteria are met.
AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Severance Program
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL FOR 2023
The table below sets forth the potential estimated payments pursuant to our Severance Program to each NEO as if the individual’s employment had been terminated as of December 31, 2023. While our executive officers are entitled to certain severance benefits upon a Qualifying Termination pursuant to the terms of the Severance Program, full acceleration of vesting of outstanding equity-based awards is limited to a Qualifying Termination upon a Change of Control, subject to earlier vesting under the death, disability and retirement program.

Name and Type of Payment/Benefit	Termination on 12/31/2023: “for Cause”	Termination on 12/31/2023: voluntary or retirement	Qualifying Termination on 12/31/2023: with no Change of Control	Qualifying Termination on 12/31/2023: with Change of Control
Thomas A. Bartlett
Base salary(1)	$—	$—	$2,200,000	$2,200,000
Annual incentive awards(2)	—	—	2,200,000	2,200,000
Value of accelerated equity awards(3)(4)(5)	—	43,266,885	43,266,885	43,266,885
Health benefits(6)	—	—	39,189	39,189
Total	$—	$43,266,885	$47,706,074	$47,706,074
Rodney M. Smith
Base salary(1)	$—	$—	$960,000	$960,000
Annual incentive awards(2)	—	—	800,000	800,000
Value of accelerated equity awards(3)(4)(5)	—	11,649,748	11,649,748	11,649,748
Health benefits(6)	—	—	40,413	40,413
Total	$—	$11,649,748	$13,450,161	$13,450,161
Olivier Puech
Base salary(1)	$—	$—	$960,512	$960,512
Annual incentive awards(2)	—	—	800,426	800,426
Value of accelerated equity awards(3)(4)(5)	—	14,112,939	14,112,939	14,112,939
Health benefits(6)	—	—	40,413	40,413
Total	$—	$14,112,939	$15,914,290	$15,914,290
Steven O. Vondran
Base salary(1)	$—	$—	$960,512	$960,512
Annual incentive awards(2)	—	—	800,426	800,426
Value of accelerated equity awards(3)(4)	—	—	—	11,002,540
Health benefits(6)	—	—	29,392	29,392
Total	$—	$—	$1,790,330	$12,792,870
Sanjay Goel
Base salary(1)	$—	$—	$900,000	$900,000
Annual incentive awards(2)	—	—	750,000	750,000
Value of accelerated equity awards(3)(4)	—	—	—	6,619,313
Health benefits(6)	—	—	—	—
Total	$—	$—	$1,650,000	$8,269,313
(1)For Mr. Bartlett, the amount reflects salary continuation for 104 weeks, based on Mr. Bartlett’s base salary as of December 31, 2023. For Messrs. Smith, Puech, Vondran and Goel, the amount reflects salary continuation for 78 weeks, based on base salary as of December 31, 2023. The Severance Program specifies that continuation of salary is to be paid bi-weekly.
(2)This amount reflects an incentive award opportunity with respect to a full year of service for the year ended December 31, 2023 and assumes that a bonus target of 100% is met. Actual incentive award payments upon separation are calculated pro-rata. For the year ended December 31, 2023, the bonus target was 200% of base salary for Mr. Bartlett and was 125% of base salary for Messrs. Smith, Puech, Vondran and Goel.
(3)Value of RSUs and PSUs is determined using the closing market price of $215.88 of our Common Stock on December 29, 2023.
(4)As of December 31, 2023, under the Severance Program, each executive officer is entitled to acceleration of vesting of all outstanding equity-based awards, including, but not limited to, stock options, RSUs and PSUs, upon a Qualifying Termination that occurs within 14 days prior to, or up to two years following, a Change of Control, as described above.
AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Severance Program
(5)In addition to the acceleration of vesting of all outstanding equity-based awards upon a Qualifying Termination under the Severance Program, Messrs. Bartlett, Smith and Puech’s equity-based awards that were granted after January 1, 2013 will vest upon their Qualifying Retirement, pursuant to the terms of the Company’s death, disability and retirement program, as described above. In accordance with the revised executive officer retirement benefits, the values of the PSU awards for Messrs. Bartlett, Smith and Puech assume successful completion of a transition plan and reflect full payout of PSUs at target.
(6)For Mr. Bartlett, this amount reflects a continuation of health and dental insurance for 104 weeks, based on the employer share of the cost of coverage for this time period. For Messrs. Smith, Puech and Vondran, this amount reflects a continuation of health and dental insurance for 78 weeks, based on the employer share of the cost of coverage for this time period. Mr. Goel is based in Singapore and is not eligible for the continuation of health benefits noted herein. All amounts are estimates based on current rates and benefits elections made by each executive officer for the year ended December 31, 2023.
AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Pay Versus Performance
Pay Versus Performance
As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between “compensation actually paid” to our CEO and the average of our other NEOs and certain financial metrics of the Company. Compensation actually paid, as determined under SEC requirements, does not fully represent the actual final amount of compensation earned by, or paid to, our NEOs during the applicable years.
Listed below are the financial performance measures that represent, in our assessment, the most important financial performance measures used by the Company to link compensation actually paid to our NEOs for the fiscal year ending December 31, 2023 to Company performance:

•Property Revenue(1)
•Adjusted EBITDA(2)
•AFFO Attributable per Share(2)
•ROIC(2)
(1)Total property revenue excludes pass-through revenue. For a reconciliation of total property revenue, excluding pass-through revenue, see Appendix A.
(2)Adjusted EBITDA, AFFO Attributable per Share and ROIC are non-GAAP financial measures. Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.
Neither the Compensation Committee nor management used the information displayed below in the tables, including the calculation of compensation actually paid, as a basis for making compensation decisions.
PAY VERSUS PERFORMANCE TABLE

					Average Summary Compensation Table Total for Non-PEO NEOs(1) ($) (d)	Average Compensation Actually Paid to Non-PEO NEOs(1)(2) ($) (e)	Value of Initial Fixed $100 Investment Based On:		Net Income ($ in millions) (h)	AFFO Attributable per Share(4) ($) (i)
Year (a)	Summary Compensation Table Total for PEO(1) ($) (b)		Compensation Actually Paid to PEO(1)(2) ($) (c)				Total Shareholder Return ($) (f)	Peer Group Total Shareholder Return(3) ($) (g)
	First PEO	Second PEO	First PEO	Second PEO
2023	$19,709,245	N/A	$21,275,411	N/A	$6,329,634	$6,804,693	$103.63	$112.04	$1,367	$9.87
2022	$18,306,709	N/A	$7,107,859	N/A	$6,533,531	$2,404,100	$98.36	$100.62	$1,697	$9.76
2021	$16,114,574	N/A	$25,716,706	N/A	$6,009,705	$9,674,287	$132.26	$134.06	$2,568	$9.43
2020	$15,735,310	$14,701,304	$17,412,648	$14,343,802	$5,727,014	$5,589,513	$99.52	$94.88	$1,692	$8.44
(1)For 2023, the principal executive officer (PEO) was Thomas A. Bartlett and the other NEOs were Rodney M. Smith, Olivier Puech, Steven O. Vondran and Sanjay Goel. For 2022 and 2021, the PEO was Thomas A. Bartlett and the other NEOs were Rodney M. Smith, Edmund DiSanto, Olivier Puech and Steven O. Vondran. For 2020, the first PEO was James D. Taiclet and the second PEO was Thomas A. Bartlett, and the other NEOs were Rodney M. Smith, Edmund DiSanto, Olivier Puech, Amit Sharma and Steven O. Vondran.
(2)The following table summarizes the adjustments made in accordance with Item 402(v) of Regulation S-K in order to determine the amounts shown in the table above as “Compensation Actually Paid” for 2023 (a summary of adjustments made for 2020–2022 is included in our proxy statement for our 2023 annual meeting of stockholders):
AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Pay Versus Performance

	2023
Adjustments for Stock and Option Awards	PEO	Other NEOs(i)
Summary Compensation Table Total	$19,709,245	$6,329,634
(Minus): “Stock Awards” amount in Summary Compensation Total(ii)	$(15,200,227)	$(4,462,712)
Plus: Fair value at year end of awards granted during the covered fiscal year that are outstanding and unvested at year end(iii)	$17,155,984	$5,036,912
Plus (Minus): Year-over-year change in fair value of awards granted in any prior fiscal year that are outstanding and unvested at year end(iv)	$486,223	$132,689
Plus (Minus): Change as of the vesting date in fair value of awards granted in any prior fiscal year that vested during the covered fiscal year(v)	$(875,814)	$(231,830)
Compensation Actually Paid (as calculated)	$21,275,411	$6,804,693
(i)     Amounts presented are averages for the entire group of other NEOs.
(ii)    Calculated by multiplying the number of shares of Common Stock underlying the RSU and PSU awards (at target) by $191.27, the closing market price of shares of our Common Stock on the grant date, March 10, 2023.
(iii)    Calculated by multiplying the number of shares of Common Stock underlying the RSU and PSU awards (at target) by $215.88, the closing market price of shares of our Common Stock on December 29, 2023.
(iv)    Calculated by multiplying the number of shares of Common Stock underlying the RSU and PSU awards by the difference of $215.88, the closing market price of shares of our Common Stock on December 29, 2023, and $211.86, the closing market price of shares of our Common Stock on December 30, 2022. For 2023, PSU awards granted in 2022 are calculated based on the target award amounts and PSU awards granted in 2021 are calculated based on a 129% payout performance level.
(v)    Calculated by multiplying the number of shares of Common Stock underlying the RSU and PSU awards by the difference of the closing market price of shares of our Common Stock on the vesting dates and $211.86, the closing market price of shares of our Common Stock on December 30, 2022.
(3)Peer Group TSR consists of the FTSE Nareit All Equity REITs Index.
(4)AFFO Attributable per Share is a non-GAAP financial measure. Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.
AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Pay Versus Performance
Relationship Between Pay and Performance
COMPENSATION ACTUALLY PAID TO PEO AND AVERAGE COMPENSATION ACTUALLY PAID TO NON-PEO NEOs VERSUS TOTAL SHAREHOLDER RETURN
AND PEER GROUP TOTAL SHAREHOLDER RETURN
COMPENSATION ACTUALLY PAID TO PEO AND AVERAGE COMPENSATION ACTUALLY PAID TO
NON-PEO NEOs VERSUS NET INCOME
AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Pay Versus Performance
COMPENSATION ACTUALLY PAID TO PEO AND AVERAGE COMPENSATION ACTUALLY PAID TO
NON-PEO NEOs VERSUS AFFO ATTRIBUTABLE PER SHARE(1)
(1)AFFO Attributable per Share is a non-GAAP financial measure. Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.
AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
CEO Pay Ratio
CEO Pay Ratio
As required by Item 402(u) of Regulation S-K, we are providing the following information about the relationship between the annual total compensation of our median employee and Thomas A. Bartlett, our CEO:
For 2023, our last completed fiscal year:
•The annual total compensation of the employee identified as the median employee of our Company (other than our CEO) was $59,881; and
•The annual total compensation of our CEO was $19,709,245.
Based on this information, for 2023 the ratio of the annual total compensation of Mr. Bartlett, our CEO, to the median employee was estimated to be approximately 329 to 1.
This pay ratio is a reasonable estimate, calculated in a manner consistent with SEC rules, based on our payroll and employment records using the methodology described below. The SEC rules for identifying the “median employee” allow companies to adopt a variety of methodologies to apply certain exclusions and make reasonable estimates and assumptions to reflect their compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported by us, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in determining their median employee.
CEO PAY RATIO METHODOLOGY
Item 402(u) of Regulation S-K requires us to identify the Company’s median employee once every three years, unless a change in employee population or compensation arrangements is likely to result in a significant change in our CEO pay ratio disclosures. Accordingly, for the 2023 pay ratio calculation, we identified a new median employee.
To identify our median employee in 2023, the methodology and the material assumptions, adjustments and estimates we used were unchanged from prior years and are as follows:
•We determined that, as of December 26, 2023, our employee population and certain contractors, excluding our CEO, consisted of approximately 6,414 individuals. We selected December 26, 2023, which is within the last three months of 2023, as the date upon which we would identify the median employee to allow sufficient time to identify the median employee, given the global scope of our operations.
•Of the 6,414 employees and contractors included in the calculation, 4,136, or 64%, of them are outside the U.S.
•To identify the median employee from our employee population, we selected actual direct compensation (salary, bonus and equity) paid for 2023. Foreign exchange rates were translated to the U.S. dollar equivalent based on rates as of November 30, 2023.
Finally, to determine the annual total compensation of the median employee for 2023, we identified and calculated the elements of such employee’s compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column for 2023 in our "Summary Compensation Table" in this Proxy Statement.
AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Securities Authorized for Issuance Under Equity Compensation Plans
Securities Authorized for Issuance Under Equity Compensation Plans
The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2023.
EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of Securities To Be Issued Upon Exercise of Outstanding Options, Warrants and Rights(2) (a)	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column) (a)(3) (c)
Equity compensation plans/arrangements approved by the stockholders(1)	3,063,107	$92.33	6,710,903
Equity compensation plans/arrangements not approved by the stockholders(4)	N/A	N/A	N/A
Total	3,063,107	$92.33	6,710,903
(1)Includes the 2007 Equity Incentive Plan and the 2000 Employee Stock Purchase Plan (ESPP).
(2)Column (a) includes (i) 1,638,711 shares underlying outstanding unvested RSUs, (ii) 631,840 shares underlying outstanding unvested PSUs based on the maximum amount of PSUs that can be earned under the award agreements for the March 2021, March 2022 and March 2023 grants made to executive officers, (iii) 18,944 shares underlying outstanding unvested PSUs granted to certain non-executive employees (Retention PSUs), (iv) 766,955 shares underlying outstanding stock options and (v) an estimated 6,657 shares relating to expected purchases under the ESPP. Because there is no exercise price for RSUs, PSUs or shares purchased under the ESPP, such awards are not included in the weighted-average exercise price in column (b).
(3)Includes 2,632,645 shares available for issuance under the ESPP and 4,078,258 shares available for grant under the 2007 Equity Incentive Plan as of December 31, 2023. Under the 2007 Equity Incentive Plan, we are authorized to grant various types of stock-based awards, including stock options, restricted stock, stock equivalents and awards of shares of Common Stock that are not subject to restrictions or forfeiture.
(4)In connection with our acquisition of CoreSite Realty Corporation (CoreSite, and the acquisition, the CoreSite Acquisition), the Company assumed the remaining shares previously available for issuance under a plan approved by the CoreSite shareholders (CoreSite Plan), which converted into shares of the Company’s Common Stock. These shares were available for issuance under the 2007 Equity Incentive Plan. They were, however, only available for grant to certain employees and were not available for issuance beyond the period when they would have been available under the CoreSite Plan, or March 20, 2023, at which time they were no longer available for grant. No such shares were available for issuance as of December 31, 2023.
AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Security Ownership of Certain Beneficial Owners and Management
Security Ownership of Certain Beneficial Owners and Management
The table below sets forth certain information known to us as of March 25, 2024, regarding shares of Common Stock beneficially owned as of such date by:
•each member of our Board;
•each executive officer named in the "Summary Compensation Table," which can be found on page 69 in this Proxy Statement;
•all Directors and executive officers as a group; and
•each person known to beneficially own more than 5% of our outstanding Common Stock.
We determined the number of shares of Common Stock beneficially owned by each person under rules promulgated by the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares to which the individual or entity has sole or shared voting power or investment power and also any shares the individual or entity had the right to acquire within 60 days of March 25, 2024. Accordingly, the numbers of shares shown below include shares underlying stock options, RSUs and PSUs that are vested or are expected to vest prior to May 24, 2024, which we collectively refer to below as “presently vested equity.” All percentages with respect to our Directors and executive officers are based on the shares of Common Stock outstanding as of March 25, 2024. Except as noted below, each holder has sole voting and investment power with respect to all shares of Common Stock listed as beneficially owned by that holder.

Name of Beneficial Owner	Number of Shares	Percent of Common Stock
Directors and Named Executive Officers
Thomas A. Bartlett(1)	288,338	*
Kelly C. Chambliss	1,072	*
Teresa H. Clarke	1,953	*
Raymond P. Dolan	18,545	*
Kenneth R. Frank	2,834	*
Sanjay Goel	7,242
Robert D. Hormats	6,943	*
Grace D. Lieblein	5,787	*
Craig Macnab	11,961	*
Olivier Puech	38,982	*
Neville R. Ray	—	*
JoAnn A. Reed	60,795	*
Pamela D. A. Reeve(2)	23,516	*
Rodney M. Smith(3)	111,025	*
Bruce L. Tanner	3,586	*
Samme L. Thompson(4)	28,142	*
Steven O. Vondran(5)	89,374	*
All Directors and executive officers as a group (21 persons)(6)	819,776
Five-Percent Stockholders
The Vanguard Group(7)	61,022,228	13.07%
100 Vanguard Blvd., Malvern, PA 19355
BlackRock, Inc.(8)	36,781,145	7.88%
55 East 52nd Street, New York, NY 10055
AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Delinquent Section 16(a) Reports
*    Less than 1%
(1)Includes 256,560 shares of Common Stock beneficially owned by Mr. Bartlett and presently vested equity with respect to an aggregate of 31,778 shares of Common Stock.
(2)Includes 18,545 shares of Common Stock beneficially owned by Ms. Reeve and presently vested equity with respect to an aggregate of 4,971 shares of Common Stock.
(3)Includes 42,759 shares of Common Stock beneficially owned by Mr. Smith and presently vested equity with respect to an aggregate of 68,266 shares of Common Stock.
(4)Includes 23,171 shares of Common Stock beneficially owned by Mr. Thompson and presently vested equity with respect to an aggregate of 4,971 shares of Common Stock.
(5)Includes 34,355 shares of Common Stock beneficially owned by Mr. Vondran and presently vested equity with respect to an aggregate of 55,019 shares of Common Stock.
(6)Includes presently vested equity with respect to an aggregate of 239,349 shares of Common Stock.
(7)Based on a Schedule 13G/A filed on February 13, 2024, The Vanguard Group had shared voting power over 851,635 shares of Common Stock, sole dispositive power over 58,785,336 shares of Common Stock, shared dispositive power over 2,236,892 shares of Common Stock and beneficial ownership of 61,022,228 shares of Common Stock.
(8)Based on a Schedule 13G/A filed on January 26, 2024, BlackRock, Inc. had sole voting power over 33,769,239 shares of Common Stock, sole dispositive power over 36,781,145 shares of Common Stock and beneficial ownership of 36,781,145 shares of Common Stock.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our executive officers, Directors and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. As a matter of practice, the Company assists its executive officers and Directors in preparing initial reports of ownership and reports of changes in ownership and files those reports on their behalf. Based on our review of such forms, as well as information provided by the reporting persons, the Company believes that all of its executive officers, Directors and beneficial owners of more than 10% of its common stock complied with the reporting requirements of Section 16(a) during the year ended December 31, 2023, other than one late report in connection with certain tax withholdings during 2023 by Ms. Dowling, which were reported on Form 4 on March 12, 2024.
AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

Stockholder Proposals

PROPOSAL 4
Stockholder Proposal Regarding the Ownership Threshold Required to Call a Special Meeting
John Chevedden, 2215 Nelson Ave., No. 205 Redondo Beach, CA 90278, the beneficial owner of at least 100 shares of Common Stock, has notified us that he intends to present a proposal at the Annual Meeting. The proposal appears as we received it, and we accept no responsibility for the accuracy of the proposal or the proponent’s statements below.
The Board of Directors unanimously recommends that you vote AGAINST this proposal.

Proposal 4 — Special Shareholder Meeting Improvement
Shareholders ask our board to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 15% of our outstanding common stock the power to call a special shareholder meeting.
A 15% stock ownership threshold to call a special meeting would bring American Tower generally in line with more than 100 companies that provide for 25% of shares to be able to call for a special shareholder meeting. More than 100 companies do not attach strings to their 25% threshold. However AMT attached a big string to its current threshold by excluding all shares that are not held for a full continuous year. Thus to make up for the exclusion of all shares held for less than a full continuous year the new threshold at AMT should reasonably be set at 15%.
Since a special shareholder meeting can be useful in replacing a director, this proposal may be an incentive for the AMT directors to improve their performance and in turn improve shareholder value.
Calling a special shareholder meeting is hardly ever used by shareholders but the main point of the right to call a special shareholder meeting is that it gives shareholders a Plan B option if management is not interested in good faith shareholder engagement. Management could elect to genuinely engage with shareholders as an alternative to conducting a special shareholder meeting.
With the widespread use of online shareholder meetings it is much easier for management to conduct a special shareholder meeting and our bylaws thus need to be updated accordingly.
Please vote yes:
Special Shareholder Meeting Improvement — Proposal 4
AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

STOCKHOLDER PROPOSALS
Proposal 4 Stockholder Proposal Regarding the Ownership Threshold Required to Call a Special Meeting
Board's Statement in Opposition
The Board has carefully considered the foregoing stockholder proposal and unanimously recommends that stockholders vote “AGAINST” this proposal for the following reasons:
The current special meeting threshold strikes the right balance between ensuring that stockholders have a right to request a special meeting and protecting the Company, and ultimately its stockholders, against the misuse of the special meeting right.
Our By-Laws grant a stockholder or group of stockholders owning at least 25% in the aggregate of the Company's capital stock issued, outstanding and entitled to vote, and who have held that amount in a net long position continuously for at least one year, the right to call a special meeting if they request so in writing pursuant to Article III, Sections 3 and 4 of the By-Laws.
The Board believes that this 25% ownership threshold best serves our stockholders' interests by striking the right balance between giving stockholders the ability to call special meetings and protecting against the risk that a small group of stockholders misuses the right to call a special meeting. A relatively low threshold for qualifying ownership, like the one proposed of 15%, could expose our stockholders to the risk of special meetings being called by certain stockholders to advance their own narrow agendas that are inconsistent with the views of, or not favored by, the majority of stockholders, without regard to the long-term best interests of the Company and our stockholders generally.
The Board strongly believes that special meetings should only be reserved for extraordinary Company business that is in the interest of our stockholders more broadly and that cannot wait until the next annual meeting, which is accomplished by the current 25% ownership threshold.
The existing 25% special meeting ownership threshold has continually been upheld by our stockholders and is aligned with those of our peers and of S&P 500 companies.
Our existing special meeting threshold has repeatedly been upheld by our stockholders, during each of our annual meetings of stockholders in 2016, 2020 and 2021.
The 25% or higher special meeting ownership threshold is the most common threshold adopted by other S&P 500 companies that provide stockholders with the right to call special meetings. Specifically, of the 366 S&P 500 companies that provide stockholders with the right to call special meetings, 165 of those companies, or nearly half, have a 25% ownership or higher threshold for calling special meetings, with 25% being the most common threshold. Of our 23 proxy peers, more than 65% have special meeting ownership thresholds that are either at or above 25% or provide no such right to their stockholders at all. Based on this benchmarking, we believe our current threshold is in line with the practices of a significant portion of our industry peers and S&P 500 companies.
Lowering the special meeting threshold would result in a waste of corporate resources and be disruptive to our business operations.
A special meeting can cause the Company to incur substantial expenses and can be disruptive to our business operations. Convening a special meeting involves significant legal and administrative fees in addition to distribution costs related to preparing, printing and mailing the necessary disclosure documents. Additionally, special meetings cause senior management and the Board to divert their attention from daily business operations to preparing for and conducting the special meeting, thus undermining the long-term interests of our stockholders.
Based on ownership data as of today, the current 25% ownership threshold could be met by as few as three stockholders acting together. If stockholders seeking to call a special meeting were not able to reach the current threshold, it would be a significant indicator that the issue being brought forth is unduly narrow,
AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

STOCKHOLDER PROPOSALS
Proposal 4 Stockholder Proposal Regarding the Ownership Threshold Required to Call a Special Meeting
that there is not sufficient interest from our stockholders to warrant calling a special meeting and that incurring the costs associated with such meeting would constitute a waste of Company resources.
There are significant protections of stockholder rights under law and regulation.
Stockholders can be assured their right to submit a proposal and vote on significant matters is protected by state law and other regulations. Under Delaware law and NYSE rules, the Company must submit certain significant matters to a stockholder vote, including mergers and consolidations, large asset purchases or share issuances, the adoption of equity compensation plans and amendments to the Company’s certificate of incorporation. Additionally, under Rule 14a-8 of the Exchange Act, stockholders can present proposals, such as this one, at annual meetings.
Our current corporate governance structure already ensures that our Board remains accountable and responsive to stockholders.
The Board and the Company are committed to the best corporate governance practices. We have long maintained and continue to create and support a number of mechanisms and forums for our stockholders to effectively communicate with the Board and management. This framework holds the Board and management accountable for the proper governance and effective management of the Company. In our engagements, stockholders have consistently conveyed their positive reactions to our current corporate governance framework.
In addition to the 25% special meeting ownership threshold, the following governance policies and practices demonstrate that the Company has taken several steps to achieve greater transparency and accountability to protect stockholder rights:
•Annual Director Elections. All of our Directors are elected annually by our stockholders; we do not have a classified or staggered board.
•Action by Written Consent. Stockholders may act by written consent instead of a meeting, so stockholders already have a strong right to take action between annual meetings.
•Proxy Access. We adopted a market-standard and equitable proxy access right for stockholders in nominating Directors.
•Majority Voting. We have a majority voting standard for the election of Directors in uncontested elections.
•Stockholder Amendments to the By-Laws. Stockholders have the right to adopt and repeal amendments to the By-Laws.
•Independence of the Board: All of our Directors, except one management Director, are independent, including our Chairperson.
•One Share, One Vote. We have equal voting rights for all of our stockholders.
•No Supermajority Voting Provisions. Our governance documents do not contain provisions requiring a supermajority stockholder vote on any issue.
•No Stockholder Rights Plan. We do not maintain a stockholder rights plan or “poison pill.”
•Annual Say-On-Pay Vote. We solicit feedback from our stockholders every year on executive compensation.
In light of the existing right of our stockholders to call a special meeting, and other shareholder rights, as well as the Company’s strong overall governance framework, which is supported by our stockholders, the Board believes this proposal is unnecessary and, as discussed above, potentially harmful to our stockholders more broadly.
For the reasons discussed above, the Board believes this proposal is not in the best interests of the Company or its stockholders and unanimously recommends a vote “AGAINST” the proposal.
Required Vote
Approval of this resolution requires the affirmative vote of a majority of the votes cast by, or on behalf of, stockholders at the Annual Meeting. Abstentions and broker non-votes are not considered as votes cast “for” or “against” this proposal and have no effect on the results.
AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

STOCKHOLDER PROPOSALS
Proposal 5 Stockholder Proposal Regarding Disclosure of Racial and Gender Pay Gaps

PROPOSAL 5
Stockholder Proposal Regarding Disclosure of Racial and Gender Pay Gaps
Arjuna Capital, on behalf of Carolyn Malcolm, the beneficial owner of more than $2,000 worth of Common Stock, has notified us that it intends to present a proposal at the Annual Meeting. The proposal appears as we received it, and we accept no responsibility for the accuracy of the proposal or the proponent’s statements below.
The Board of Directors unanimously recommends that you vote AGAINST this proposal.

Racial and Gender Pay Gaps
Whereas: Pay inequities persist across race and gender and pose substantial risks to companies and society. Black workers’ median annual earnings represent 77 percent of white wages. The median income for women working full time is 84 percent that of men. Intersecting race, Black women earn 76 percent and Latina women 63 percent.1 At the current rate, women will not reach pay equity until 2059, Black women in 2130, and Latina women in 2224.2
Citigroup estimates closing minority and gender wage gaps 20 years ago could have generated 12 trillion dollars in additional national income. PwC estimates closing the gender pay gap could boost Organization for Economic Cooperation and Development (OECD) countries’ economies by 2 trillion dollars annually.3
Actively managing pay equity is associated with improved representation. Diversity in leadership is linked to superior stock performance and return on equity.4 Minorities represent 27 percent of American Tower’s workforce and 22 percent of executives. Women represent 35 percent of the workforce and 22 percent of executives.5
Best practice pay equity reporting consists of two parts:
1.unadjusted median pay gaps, assessing equal opportunity to high paying roles,
2.statistically adjusted gaps, assessing whether minorities and non-minorities, men and women, are paid the same for similar roles.
American Tower does not report quantitative unadjusted or adjusted pay gaps. About 50 percent of the 100 largest U.S. employers currently report adjusted gaps, and an increasing number of companies disclose unadjusted gaps to address the structural bias women and minorities face regarding job opportunity and pay.6
Racial and gender unadjusted median pay gaps are accepted as the valid way of measuring pay inequity by the United States Census Bureau, Department of Labor, OECD, and International Labor Organization. The United Kingdom and Ireland mandate disclosure of median gender pay gaps.7
Resolved: Shareholders request American Tower report on both quantitative median and adjusted pay gaps across race and gender, including associated policy, reputational, competitive, and operational risks, and risks related to recruiting and retaining diverse talent. The report should be prepared at reasonable cost, omitting proprietary information, litigation strategy and legal compliance information.
Racial/gender pay gaps are defined as the difference between non-minority and minority/male and female median earnings expressed as a percentage of non-minority/male earnings (Wikipedia/OECD, respectively).
Supporting Statement: An annual report adequate for investors to assess performance could, with board discretion, integrate base, bonus, and equity compensation to calculate:
•percentage median and adjusted gender pay gap, globally and/or by country, where appropriate
•percentage median and adjusted racial/minority/ethnicity pay gap, US and/or by country, where appropriate
_______________________________
1https://www.census.gov/data/tables/time-series/demo/income-poverty/cps-pinc/pinc-05.html - par_textimage_24
2https://static1.squarespace.com/static/5bc65db67d0c9102cca54b74/t/622f4567fae4ea772ae60492/1647265128087/Racial+Gender+Pay+Scorecard+2022+-+Arjuna+Capital.pdf
3Ibid.
4Ibid.
5https://www.americantower.com/us/sustainability/social.html
6https://diversiq.com/which-sp-500-companies-disclose-gender-pay-equity-data/
7https://static1.squarespace.com/static/5bc65db67d0c9102cca54b74/t/622f4567fae4ea772ae60492/1647265128087/Racial+Gender+Pay+Scorecard+2022+-+Arjuna+Capital.pdf
AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

STOCKHOLDER PROPOSALS
Proposal 5 Stockholder Proposal Regarding Disclosure of Racial and Gender Pay Gaps
Board's Statement in Opposition
The Board of Directors has carefully considered the foregoing stockholder proposal and unanimously recommends that stockholders vote “AGAINST” this proposal for the following reasons:
We already provide data on employee diversity, and the proposed measures are not useful for demonstrating workforce equity or the lack thereof.
The U.S. Equal Employment Opportunity Commission (“EEOC”) requires employers to submit an EEO-1 report on an annual basis. The report breaks down an employer’s workforce by race, ethnicity and gender across job categories established by the EEOC. We publish the EEO-1 reports on our website, which is viewed as a best practice, and such reports provide transparency and the ability for our stakeholders to better understand the diversity of our workforce and our related practices. We also monitor the diversity of our workforce internally, as it helps us identify areas for growth as we continue strengthening our diversity efforts and initiatives.
Pay gap analyses of the type requested in the stockholder proposal are not designed to analyze, and thus do not reflect, inequitable pay among similarly situated employees who hold similar jobs in similar geographies and do similar work. The unadjusted median pay gap measure noted in the stockholder proposal seeks to compare the pay of two employees whose compensation happens to fall at the midpoint of the pay range among those employees sharing the same gender, racial or ethnic characteristic. This statistic does not adjust for relevant factors that can explain differences in pay, such as the different roles, specialized skills, performance, experience, tenure or location of an employee. Even adjusting the metric for different “roles” using the proposed adjusted measure does not take into account important factors such as performance, experience, location and tenure. Employee-specific circumstances such as experience and location are particularly relevant for a company like American Tower, which operates globally and has a large international footprint, because salaries vary greatly among regions, countries and even cities. Additionally, American Tower operates with a lean staffing model to efficiently achieve the Company’s strategic objectives, and there is little overlap among the various employee roles and a relatively small number of directly comparable roles.
Pay gap analyses do not consider, nor could they consider, legitimate, job-related, non-discriminatory explanations for pay differences among employees who perform similar work. Although the proposal is aimed at providing transparency with respect to pay equity and equal opportunity, the proposed statistics do not demonstrate whether our employees who are women and racial and ethnic minorities are being paid fairly, nor does it accurately depict the representation of women or racial and ethnic minorities at American Tower’s operations in different regions around the globe.
At most, pay gap analyses might reflect a different concentration of a particular race or gender in higher paying jobs, however, as further explained below, American Tower has already established numerous programs and practices to ensure that all qualified and interested employees and other applicants can apply for, and be promoted into, jobs that match their respective skills, interests and abilities. We understand that the proposed metrics requested by the proposal may be helpful to stockholders of companies that are earlier in their journey, in order to ensure there are sufficient policies and processes in place to advance diversity, inclusion and pay equity in their workforces or, conversely, to stockholders of companies with employees in the tens of thousands in order to ensure that similar roles are paid fairly. However, we believe that our existing comprehensive approach to DEI efforts is more appropriate for American Tower given the maturity, as well as the smaller size of our employee population, of our internal policies and processes, transparency, actions to date and commitments for action. Furthermore, we believe American Tower’s equity
AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

STOCKHOLDER PROPOSALS
Proposal 5 Stockholder Proposal Regarding Disclosure of Racial and Gender Pay Gaps
programs, practices, systems and proactive efforts already go well beyond what the proposal seeks, driving accountability and furthering the goals of the proposed statistics without its many accompanying shortfalls.
We are committed to promoting pay equity and job opportunity through a comprehensive approach of Company policies and commitments and specific programs and investments.
DEI is a fundamental consideration and value for us in conducting our business. A critical factor in our success is ensuring that DEI remains at the core of our culture to infuse fresh ideas in a dynamic global market. In the spirit of this commitment, we have also issued a Diversity Statement, a Global Human Rights Statement and a CEO Action for Diversity and Inclusion pledge. We have also been recognized for our commitment to our employees and our holistic approach to value creation by being recognized in lists such as:
•Forbes America’s Best Employers for Veterans List for 2022;
•A Best Company to Work For by U.S. News & World Report for 2023-2024;
•Forbes America’s Best Midsize Employers List for 2024; and
•Newsweek’s America’s Most Responsible Companies for 2024.
Consistent with our goal of promoting equal employment opportunity, we continue to focus on increasing diverse representation at every level of the Company. In 2023, 38% of all employees promoted globally were female, which is greater than the female representation in our global workforce of 30%. Specifically, in the U.S., for 2023, 45% of all employees promoted were female, which is greater than the female representation in our U.S. workforce of 36%. As of December 31, 2023, nearly 40% of management-level positions in the U.S. were also held by women.
We are proud of our Leadership Development Program, which provides a recruitment opportunity for business school students, who are able to learn about different aspects of our business through regular rotational assignments. Of our employees who have graduated or are currently enrolled in the Leadership Development Program, beginning with the inception of such program through December 31, 2023, 60% of our hires identified as part of a minority group and 50% identified as female. We have also continued our recruiting efforts in Historically Black Colleges and Universities as well as other recruiting efforts to build a diverse talent pipeline.
In early 2022, we adopted the United Nation’s Women’s Empowerment Principles with the goal of promoting gender equality and women’s empowerment in the workplace and larger community, and we facilitated several partnerships, programs and initiatives to enhance opportunities for women leaders. In addition, we enable global employee resource groups, including Women and Allies of American Tower Climb Higher (WAATCH), in our U.S., Latin America and Europe regions, to promote better employee engagement and allyship. Our employee resource groups are open to all employees with the goal of enhancing professional development, connection and collaboration for everyone.
We know that developing our managers is critical to our success and the success of our managers, including our women and minority managers. We provide over 40,000 resources and tools to all levels of management. Our Management Essentials program provides continuous learning opportunities through training led by American Tower leaders. Our annual Accelerated Leadership Development program, in collaboration with the INSEAD executive education program, provides our next-generation leaders in Latin America, Europe, the U.S. and Africa with a seven-week intensive workshop to enhance management and leadership skills.
AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

STOCKHOLDER PROPOSALS
Proposal 5 Stockholder Proposal Regarding Disclosure of Racial and Gender Pay Gaps
Embedded within the social pillar of our sustainability program, we have global DEI plans that focus on three priorities: People, Culture and Partnerships, and we continue to constantly seek ways to improve our DEI initiatives and efforts to promote equity and equal opportunity.
Analyzing pay gaps is not the same thing as promoting pay equity. At American Tower, we regularly conduct internal reviews and analyses to ensure parity with like jobs. As part of this process, we take into consideration factors such as time in job, performance, location and specialized skills, all of which go well beyond what the stockholder proposal seeks. We seek to pay our employees not only fairly, but also competitively in order to attract the best talent.
Finally, our approach to DEI does not stop at our employee workforce and management levels. Our commitment to DEI extends to our Board. Our Corporate Governance Guidelines emphasize the Board’s focus on issues of diversity, including diversity categories such as gender, race, ethnicity, national origin, age, sexual orientation and gender identity, as well as diversity and differences in viewpoints and skills. Our Board itself is a diverse group in terms of traditional diversity metrics such as gender, race and national origin, as well as professional background and skills, with five members of our Board identifying as female and three identifying as part of a minority group. Over the last two years, our Compensation Committee has included a shared human capital management goal for our executive team, which focuses on developing talent. We believe American Tower's leaders serve as role models for our diverse and inclusive workforce.
Our Board maintains active oversight of the Company’s DEI efforts.
Our Board maintains active oversight of, and is deeply committed to, the DEI efforts described above. Our Chief Diversity, Equity and Inclusion Officer (CDEIO), who leads our DEI strategy, was appointed in 2021, reporting directly to our President and CEO. Our CDEIO implements equitable best practices and social change initiatives to advance American Tower’s global footprint and inclusive culture. In 2023, our CDEIO continued to lead our DEI strategy by introducing new initiatives and best practices, including working with each region on inclusion efforts and creating global and regional resources to enhance education and awareness on our culture. We review demographic and other diversity information with our Board annually. Additionally, our Chief Human Resources Officer and CDEIO conduct a semi-annual review of equity considerations in compensation. The results of such reviews are shared with the CEO. The Board is aware that this system has been put in place to ensure equitable practices.
For the reasons discussed above, the Board believes this proposal is not in the best interests of the Company or its stockholders and recommends a vote “AGAINST” the proposal.
Required Vote
Approval of this resolution requires the affirmative vote of a majority of the votes cast by, or on behalf of, stockholders at the Annual Meeting. Abstentions and broker non-votes are not considered as votes cast “for” or “against” this proposal and have no effect on the results.
AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

Questions & Answers

Q.	Why did I receive these proxy materials?

A.
You received these materials because you were a stockholder as of March 25, 2024, the record date fixed by the Board, and are, therefore, entitled to receive notice of the Annual Meeting (Notice) and to vote on matters presented at the Annual Meeting, which will be held virtually on May 22, 2024.

Q.	Why did I receive a Notice instead of a full set of proxy materials?

A.
The SEC allows us to make this Proxy Statement and our Annual Report, which includes a copy of our Form 10-K, available electronically online at www.proxyvote.com. On or about April 10, 2024, we mailed you a Notice containing instructions for accessing this Proxy Statement and our Annual Report and for voting (i.e., submitting your proxy) online. If you received the Notice by mail, you will not receive a printed copy of the proxy materials in the mail. If you would like a printed copy of our proxy materials, please follow the instructions for requesting those materials included in the Notice.

Q.	When and where is the Annual Meeting being held?

A.	The Annual Meeting will be held on Wednesday, May 22, 2024 at 11:00 a.m. Eastern Time. We will hold the Annual Meeting virtually through a live audio webcast.

Q.	How do I attend the Annual Meeting?

A.
You will be able to attend the Annual Meeting online through a live audio webcast at www.virtualshareholdermeeting.com/AMT2024. You may log in with your 16-digit control number, included on your notice of internet availability of the proxy materials, on your proxy card or on the instructions that accompanied your proxy materials (if applicable).
You will be able to vote and submit live questions during the Annual Meeting online at www.virtualshareholdermeeting.com/AMT2024. While all live questions will be subject to time restrictions, we will do our best to accommodate as many as possible.

Q.	What if I have trouble accessing the Annual Meeting virtually?

A.
The virtual meeting platform is fully supported across browsers (Microsoft Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plugins. Participants should ensure they have a strong Wi-Fi connection wherever they intend to participate in the Annual Meeting. We encourage you to access the virtual meeting platform prior to the start time. Please allow ample time for online check-in, which will begin at 10:30 a.m. Eastern Time. If you encounter any difficulties accessing the virtual meeting platform during the check-in time or during the Annual Meeting, please call the technical support number that will be posted on www.virtualshareholdermeeting.com/AMT2024.

Q.	Who is entitled to vote at the Annual Meeting?

A.	Holders of American Tower’s Common Stock at the close of business on March 25, 2024, the record date fixed by the Board, may vote at the Annual Meeting.

Q.	How many votes may I cast?

A.	Each share of Common Stock is entitled to one vote with respect to each matter submitted for vote. On March 25, 2024, there were 466,961,925 shares of Common Stock outstanding and entitled to vote.
AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

QUESTIONS & ANSWERS

Q.	What constitutes a quorum for the Annual Meeting?

A.
The presence, at the Annual Meeting or by proxy, of the holders of a majority of the shares of Common Stock issued and outstanding on March 25, 2024 constitutes a quorum for the transaction of business at the Annual Meeting. We will count abstentions and shares held by brokers or nominees who have not received instructions from the beneficial owner (broker non-votes) as present for purposes of determining the presence or absence of a quorum. Attendance at the virtual Annual Meeting will be considered “present.”

Q.	What items will be voted on at the Annual Meeting, and what is the required vote to approve each item?

A.
All stockholders are entitled to vote on the following proposals:
•Proposal 1—To elect to the Board of Directors the 11 nominees named in this Proxy Statement;
•Proposal 2—To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2024;
•Proposal 3—To approve, on an advisory basis, our executive compensation;
•Proposal 4—To consider a stockholder proposal, if properly presented, regarding the ownership threshold required to call a special meeting; and
•Proposal 5—To consider a stockholder proposal, if properly presented, regarding disclosure of racial and gender pay gaps.
To be elected, a Director must receive an affirmative majority of votes cast—i.e., the number of “for” votes must exceed the number of “against” votes. Similarly, each of Proposals 2, 3, 4 and 5 require an affirmative majority of the votes cast. We will not count shares that abstain from voting on a particular matter as votes cast “for” or “against” such matter and, therefore, they will have no effect on the outcome of the vote or any of the Proposals.
Although the advisory vote on executive compensation is non-binding, our Compensation Committee will consider and take into account the voting results when making future executive compensation determinations.

Q.	Are there other items to be voted on at the Annual Meeting?

A.	We do not know of any other matters that may come before the Annual Meeting. If any other matters are properly presented at the Annual Meeting, your proxy authorizes the individuals named as proxies to vote, or otherwise act, in accordance with their best judgment.

Q.	How will proxies be voted at the Annual Meeting?

A.
If you hold shares through a broker or nominee and do not provide the broker or nominee with specific voting instructions, under the rules that govern brokers or nominees in such circumstances, your broker or nominee will have the discretion to vote such shares on routine matters, but not on non-routine matters. As a result:
•Your broker or nominee will not have the authority to vote such shares with respect to Proposals 1, 3, 4 and 5, because the NYSE rules treat these matters as non-routine. Accordingly, such broker non-votes will have no effect on the outcome of the vote on these proposals.
•Your broker or nominee will have the authority to vote such shares with respect to Proposal 2, because that matter is treated as routine under the NYSE rules.
Broker non-votes will be counted as present for purposes of determining the presence of a quorum.

AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

QUESTIONS & ANSWERS

If you are a registered stockholder and no instructions are indicated on a properly executed proxy card submitted by you, the shares represented by the proxy will be voted FOR each of Proposals 1, 2, and 3, AGAINST Proposals 4 and 5, and, in accordance with the proxy holder’s judgment, for any other matter that may be properly brought before the Annual Meeting, or any adjournments or postponements thereof.

Q.	How do I cast a vote?

A.
You may vote by any one of the following means:
•By internet. If you received a Notice about the internet availability of proxy materials, you may submit your proxy online by following the instructions on the Notice. If you received a paper copy of a proxy card or voting instruction card by mail, you may submit your proxy online by following the instructions on the proxy card or voting instruction card.
•By telephone. You may submit your vote by telephone by following the instructions on the Notice or proxy card or voting instruction card, if you received such materials by mail.
•By mail. If you received a paper copy of a proxy card or voting instruction card by mail, you may submit your proxy by completing, signing and dating your proxy card or voting instruction card and mailing it in the accompanying self-addressed envelope. No postage is necessary if mailed in the United States.
•At the virtual Annual Meeting. You may vote at the Annual Meeting online at:     www.virtualshareholdermeeting.com/AMT2024.
Properly completed and submitted proxy cards and voting instruction cards, as well as proxies properly completed and submitted online prior to the Annual Meeting, will be voted at the Annual Meeting in accordance with the instructions provided, as long as they are received in time for voting and not revoked.

Q.	Can I change my mind after I vote?

A.
Yes, you can change your vote at any time before the Annual Meeting. To revoke your proxy, you must:
•file an instrument of revocation with our Secretary, at our principal executive offices: 116 Huntington Avenue, Boston, Massachusetts 02116;
•mail a new proxy card, dated after the date of the proxy you wish to revoke, to our Secretary at our principal executive offices;
•submit a later-dated proxy online, in accordance with the instructions on the internet voting website; or
•attend the Annual Meeting and vote online at www.virtualshareholdermeeting.com/AMT2024. Please see “How do I attend the Annual Meeting?” and “How do I cast a vote?” for more information.
If your proxy is not revoked, we will vote it at the virtual Annual Meeting in accordance with your instructions indicated on the proxy card or voting instruction card or, if submitted online, as indicated on the submission.

Q.	Where can I find the voting results after the Annual Meeting?

A.
We will announce the preliminary voting results at the Annual Meeting and will report the final voting results in a Current Report on Form 8-K, which we will file with the SEC within four business days after the meeting.

AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

QUESTIONS & ANSWERS

Q.	Who bears the cost of this proxy solicitation?

A.
American Tower Corporation bears all proxy solicitation costs. In addition to solicitations by mail, our Board, our executive officers and our regular employees, without additional remuneration, may solicit proxies by telephone, fax, electronic transmission and personal interviews. We will request brokers, banks, custodians and other fiduciaries to forward proxy-soliciting materials to the beneficial owners of Common Stock and will reimburse them for their reasonable out-of-pocket expenses incurred in connection with distributing proxy materials. We have retained Saratoga Proxy Consulting, LLC, a proxy soliciting firm, to assist with the solicitation of proxies for a fee of $15,000 plus fees for any retail stockholder outreach services and reimbursement for out-of-pocket expenses.

Q.	What do I need to do now?

A.	You should carefully read and consider the information contained in this Proxy Statement. It contains important information about American Tower that you should consider before voting.
AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

Additional Information
Proposals of Stockholders
Pursuant to Rule 14a-8 of the Exchange Act (Rule 14a-8), we must receive any stockholder proposal intended to be presented at our 2025 Annual Meeting of Stockholders by no later than December 11, 2024, if it is to be included in the proxy statement and form of proxy relating to the meeting. Any such proposal must also comply with the other requirements of Rule 14a-8.
Under the advance notice provisions in our By-Laws and pursuant to Delaware corporate law, if you want to submit a proposal for the 2025 Annual Meeting for presentation at the meeting (as opposed to inclusion in the proxy statement under Rule 14a-8) or intend to nominate a person as a candidate for election to the Board directly, the Secretary must receive the proposal or nomination between January 22, 2025 and the close of business on February 21, 2025, which are 120 days and 90 days, respectively, before the one-year anniversary of the 2024 Annual Meeting.
If the 2025 Annual Meeting is held more than 30 days before or more than 70 days after the one-year anniversary of the 2024 Annual Meeting, the Secretary must receive any such proposal or nomination no earlier than the 120th day before the 2025 Annual Meeting and by the later of the close of business of (a) the 90th day before the 2025 Annual Meeting or (b) the 10th day following the day on which the date of the 2025 Annual Meeting is first disclosed publicly by the Company. In addition, any proposals must comply with the other requirements of our By-Laws.
If you want to present a proposal before the 2025 Annual Meeting, but do not wish to have it included in the proxy statement and proxy card, you must also give us written notice. Please address such correspondence to: American Tower Corporation, 116 Huntington Avenue, Boston, Massachusetts 02116, Attention: Secretary. If the Secretary does not receive your written notice on or before February 24, 2025, then proxies designated by the Board will have discretionary authority to vote on any such proposal.
In addition to satisfying the foregoing requirements under our By-Laws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of Director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 23, 2025.
In the event of a Director nomination pursuant to Rule 14a-19 under the Exchange Act, if the Board determines that the nomination complies with the requirements set forth in Rule 14a-19, applicable law and the By-Laws, the Board shall include such nomination in the corresponding universal proxy card.
If the 2025 Annual Meeting is held more than 30 days before the one-year anniversary of the 2024 Annual Meeting, the Secretary must receive your Director solicitations by the later of (a) the 60th day before the 2024 Annual Meeting or (b) the 10th day following the day on which the date of the 2025 Annual Meeting is first disclosed publicly by the Company.
Proxy Access
Under the proxy access provisions in our By-Laws, if you wish to nominate any person for election to our Board at the 2025 Annual Meeting, and have your nominee included in the proxy statement, the Secretary must receive your nomination notice between November 11, 2024, which is 150 days before the one-year anniversary of the issuance of this Proxy Statement, and December 11, 2024, which is 120 days before the one-year anniversary of the issuance of this Proxy Statement.
AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

ADDITIONAL INFORMATION
Householding of Annual Meeting Materials
If the 2025 Annual Meeting is held more than 30 days before or more than 70 days after the one-year anniversary of the 2024 Annual Meeting, the Secretary must receive your nomination notice by the later of (a) the 120th day before the 2025 Annual Meeting or (b) the 10th day following the day on which the date of the 2025 Annual Meeting is first disclosed publicly by the Company.
Householding of Annual Meeting Materials
The SEC has adopted a “householding” rule, which we have implemented for current and future stockholder communications, that permits us to deliver a single set of proxy materials to a household, even if two or more stockholders live under the same roof or a stockholder has shares registered in multiple accounts. This rule enables us to reduce printing and mailing expenses associated with proxy materials and reduces the amount of duplicative information you might receive. Your consent will continue for as long as you remain a stockholder of the Company, unless you revoke it, which you may do at any time by writing or calling Broadridge at the following address or phone number: Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717 (1-866-540-7095). If you revoke your consent, we will begin sending separate copies within 30 days of receiving your revocation.
Some banks, brokers and other nominee record holders may participate in the practice of householding notices, proxy statements and annual reports. We will promptly deliver a separate copy of each document to you, if you write or call us at the following address or phone number: American Tower Corporation, 116 Huntington Avenue, Boston, Massachusetts 02116, Attention: Investor Relations (617-375-7500). If you wish to receive separate copies of the notice, proxy statement or annual report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.
Annual Report on Form 10-K
If you would like to receive, free of charge, a copy of our Form 10-K for the year ended December 31, 2023—as filed with the SEC, excluding exhibits—please write or call us at the following address or phone number: American Tower Corporation, 116 Huntington Avenue, Boston, Massachusetts 02116, Attention: Investor Relations (617-375-7500).

By Order of the Board of Directors,

Steven O. Vondran President and Chief Executive Officer Boston, Massachusetts April 10, 2024
AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

Appendix A
Definitions, Reconciliations to Measures Under GAAP and Calculation of Defined Measures
Adjusted EBITDA is defined as net income before income (loss) from equity method investments, income tax benefit (provision), other income (expense), gain (loss) on retirement of long-term obligations, interest expense, interest income, other operating income (expense), including Goodwill impairment, depreciation, amortization and accretion and stock-based compensation expense. The Company believes this measure provides valuable insight into the profitability of its operations while at the same time taking into account the central overhead expenses required to manage its global operations. In addition, it is a widely used performance measure across the telecommunications real estate sector.
Adjusted EBITDA Margin is defined as the percentage that results from dividing Adjusted EBITDA by total revenue.
Adjusted Funds From Operations (AFFO) attributable to American Tower Corporation common stockholders (AFFO Attributable) is defined as Nareit FFO attributable to American Tower Corporation common stockholders before (i) straight-line revenue and expense, (ii) stock-based compensation expense, (iii) the deferred portion of income tax and other income tax adjustments, (iv) non-real estate related depreciation, amortization and accretion, (v) amortization of deferred financing costs, debt discounts and premiums and long-term deferred interest charges, (vi) other income (expense), (vii) gain (loss) on retirement of long-term obligations, and (viii) other operating income (expense), less cash payments related to capital improvements and cash payments related to corporate capital expenditures, excluding the impact of noncontrolling interests on both Nareit FFO attributable to American Tower Corporation common stockholders and the other line items included in the calculation of AFFO attributable to American Tower Corporation common stockholders. The Company believes this measure provides valuable insight into the operating performance of its assets by further adjusting the Nareit AFFO attributable to American Tower Corporation common stockholders metric to exclude the factors outlined above, which if unadjusted, may cause material fluctuations in Nareit FFO attributable to American Tower Corporation stockholders growth from period to period that would not be representative of the underlying performance of the Company’s property assets in those periods. In addition, it is a widely used performance measure across the telecommunications real estate sector. The Company believes providing this metric, excluding the impacts of noncontrolling interests, enhances transparency, given the minority interests in its Europe business and its U.S. data center business.
AFFO attributable to American Tower Corporation common stockholders per Share (AFFO Attributable per Share) is defined as AFFO attributable to American Tower Corporation common stockholders divided by the diluted weighted average common shares outstanding.
Consolidated Adjusted Funds From Operations (Consolidated AFFO) is defined as Nareit FFO attributable to American Tower Corporation common stockholders before (i) straight-line revenue and expense, (ii) stock-based compensation expense, (iii) the deferred portion of income tax and other income tax adjustments, (iv) non-real estate related depreciation, amortization and accretion, (v) amortization of deferred financing costs, debt discounts and premiums and long-term deferred interest charges, (vi) other income (expense), (vii) gain (loss) on retirement of long-term obligations, (viii) other operating income (expense), and adjustments for (ix) unconsolidated affiliates and (x) noncontrolling interests, less cash payments related to capital improvements and cash payments related to corporate capital expenditures. The Company believes this measure provides valuable insight into the operating performance of its property assets by further adjusting the Nareit FFO attributable to American Tower Corporation common stockholders metric to exclude the factors outlined above, which if unadjusted, may cause material fluctuations in Nareit FFO attributable to American Tower
AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

APPENDIX A
Definitions, Reconciliations to Measures Under GAAP and Calculation of Defined Measures
Corporation common stockholders growth from period to period that would not be representative of the underlying performance of the Company’s property assets in those periods. In addition, it is a widely used performance measure across the telecommunications real estate sector.
Consolidated AFFO per Share is defined as Consolidated AFFO divided by the diluted weighted average common shares outstanding.
International pass-through revenue is defined as a portion of the Company’s pass-through revenue that is based on power and fuel expense reimbursements and, therefore, subject to fluctuations in fuel prices. As a result, revenue growth rates may fluctuate depending on the market price for fuel in any given period, which is not representative of the Company’s real estate business and its economic exposure to power and fuel costs. Furthermore, this expense reimbursement mitigates the economic impact associated with fluctuations in operating expenses, such as power and fuel costs and land rents in certain of the Company’s markets. As a result, the Company believes it is appropriate to provide insight into the impact of pass-through revenue on certain revenue growth rates.
Nareit FFO Attributable to American Tower Corporation Common Stockholders is defined as net income before gains or losses from the sale or disposal of real estate, real estate related impairment charges, real estate related depreciation, amortization and accretion less dividends to noncontrolling interests, and including adjustments for (i) unconsolidated affiliates and (ii) noncontrolling interests. The Company believes this measure provides valuable insight into the operating performance of its property assets by excluding the charges described above, particularly depreciation expenses, given the high initial, up-front capital intensity of the Company’s operating model. In addition, it is a widely used performance measure across the telecommunications real estate sector.
Net Debt is defined as total long-term debt, including current portion and finance lease liabilities, less cash and cash equivalents.
Net Leverage Ratio is defined as Net Debt divided by the quarter’s annualized Adjusted EBITDA (the quarter’s Adjusted EBITDA multiplied by four). The Company believes that including this calculation is important for investors and analysts given it is a critical component underlying its credit agency ratings.
Return on Invested Capital (ROIC) is defined as Adjusted EBITDA less capital improvement capital expenditures and corporate capital expenditures and cash taxes, divided by gross property, plant and equipment, intangible assets and goodwill (excluding the impact of recording deferred tax adjustments related to valuation and goodwill and intangible impairments).
Straight-line ground rent expenses for our ground leases are calculated based on the fixed non-cancellable term of the underlying ground lease plus all periods, if any, for which failure to renew the lease imposes an economic penalty to us such that renewal appears, at the inception of the lease, to be reasonably assured. Certain of our tenant leases require us to exercise available renewal options pursuant to the underlying ground lease, if the tenant exercises its renewal option. For towers with these types of tenant leases at the inception of the ground lease, we calculate our straight-line ground rent over the term of the ground lease, including all renewal options required to fulfill the tenant lease obligation.
Straight-line revenues are recognized, under GAAP, over the term of the contract for certain of its tenant leases. Due to the Company’s significant base of non-cancellable, long-term tenant leases, this can result in significant fluctuations in growth rates upon tenant lease signings and renewals (typically increases), when amounts billed or received upfront upon these events are initially deferred. These signings and renewals are only a portion of the Company’s underlying business growth and can distort the underlying performance of our Tenant Billings Growth. As a result, the Company believes that it is appropriate to provide insight into the impact of straight-line revenue on certain growth rates in revenue and select other measures.
Tenant Billings is defined as revenue generated from non-cancellable long-term tenant leases. Revenue from Tenant Billings reflects several key aspects of the Company’s real estate business: (i) “colocations/amendments” reflects new tenant leases for space on existing sites and amendments to existing leases to
AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

APPENDIX A
Definitions, Reconciliations to Measures Under GAAP and Calculation of Defined Measures
add additional tenant equipment; (ii) “escalations” reflects contractual increases in billing rates, which are typically tied to fixed percentages or a variable percentage based on a consumer price index; (iii) “cancellations” reflects the impact of tenant lease terminations or non-renewals or, in limited circumstances, when the lease rates on existing leases are reduced; and (iv) “new sites” reflects the impact of new property construction and acquisitions.
Tenant Billings Growth is defined as an increase or decrease resulting from a comparison of Tenant Billings for a current period with Tenant Billings for the corresponding prior-year period, in each case adjusted for foreign currency exchange rate fluctuations. The Company believes this measure provides valuable insight into the growth in recurring Tenant Billings and underlying demand for its real estate portfolio.
For more information regarding these measures, see “Non-GAAP Financial Measures” under Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Form 10-K.
AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

APPENDIX A
Reconciliations to Historical Results
Reconciliations to Historical Results
($ in millions, except per share amounts. Totals may not add due to rounding.)

Reconciliation of Net Income to Adjusted EBITDA	2013	2014	2015	2016	2017	2018(1)	2019	2020	2021	2022	2023
Net income	$482	$803	$672	$970	$1,225	$1,265	$1,917	$1,692	$2,568	$1,697	$1,367
Income tax provision (benefit)	60	63	158	156	31	(110)	(0)	130	262	24	154
Other expense (income)	207	62	135	48	(31)	(24)	(18)	241	(566)	(434)	249
Loss (gain) on retirement of long-term obligations	39	3	80	(1)	70	3	22	72	38	0	0
Interest expense	458	580	596	717	750	826	814	794	871	1,137	1,398
Interest income	(10)	(14)	(16)	(26)	(35)	(55)	(47)	(40)	(40)	(72)	(143)
Other operating expenses	72	69	67	73	256	513	166	266	399	768	378
Goodwill impairment(2)	—	—	—	—	—	—	—	—	—	—	402
Depreciation, amortization and accretion	800	1,004	1,285	1,526	1,716	2,111	1,778	1,882	2,333	3,355	3,087
Stock-based compensation expense	68	80	91	90	109	138	111	121	120	169	196
ADJUSTED EBITDA	$2,176	$2,650	$3,067	$3,553	$4,090	$4,667	$4,745	$5,156	$5,983	$6,644	$7,087

AFFO Reconciliation	2013	2014	2015	2016	2017	2018(1)	2019	2020	2021	2022	2023
Adjusted EBITDA (from above)	$2,176	$2,650	$3,067	$3,553	$4,090	$4,667	$4,745	$5,156	$5,983	$6,644	$7,087
Straight-line revenue	(148)	(124)	(155)	(132)	(194)	(88)	(184)	(322)	(466)	(500)	(472)
Straight-line expense	30	38	56	68	62	58	44	52	53	40	30
Cash interest(3)	(435)	(572)	(573)	(694)	(723)	(807)	(800)	(824)	(831)	(1,089)	(1,348)
Interest income	10	14	16	26	35	55	47	40	40	72	143
Cash paid for income taxes(4)	(52)	(69)	(64)	(96)	(137)	(164)	(147)	(146)	(225)	(274)	(307)
Dividends on preferred stock	—	(24)	(90)	(107)	(87)	(9)	—	—	—	—	—
Dividends to noncontrolling interests	—	—	—	—	(13)	(14)	(13)	(8)	(3)	(22)	(138)
Capital improvement capital expenditures	(81)	(75)	(90)	(110)	(114)	(150)	(160)	(150)	(170)	(176)	(201)
Corporate capital expenditures	(30)	(24)	(16)	(16)	(17)	(9)	(11)	(9)	(8)	(9)	(16)
Consolidated AFFO	$1,470	$1,815	$2,150	$2,490	$2,902	$3,539	$3,521	$3,788	$4,373	$4,685	$4,778
Adjustments for noncontrolling interests	(30)	(24)	(34)	(90)	(147)	(349)	(79)	(25)	(97)	(168)	(167)
AFFO Attributable to Common Stockholders	$1,439	$1,791	$2,116	$2,400	$2,755	$3,191	$3,442	$3,764	$4,277	$4,517	$4,612
Divided by: Weighted Average Diluted Shares	399.1	400.1	423.0	429.3	431.7	443.0	445.5	446.1	453.3	462.8	467.2
Consolidated AFFO per Share	$3.68	$4.54	$5.08	$5.80	$6.72	$7.99	$7.90	$8.49	$9.65	$10.12	$10.23
AFFO Attributable to Common Stockholders per Share	$3.61	$4.48	$5.00	$5.59	$6.38	$7.20	$7.73	$8.44	$9.43	$9.76	$9.87
(1)These results include the positive impacts of the Company’s settlement with Tata in Q4 2018.
(2)Full year 2023 includes impairment charges of an aggregate of $402 million for the India and Spain reporting units.
AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

APPENDIX A
Reconciliations to Historical Results
(3)In Q2 2019, the Company made a capitalized interest payment of approximately $14 million associated with the purchase of the shareholder loan previously held by its joint venture partner in Ghana. In Q1 2020, the Company made a capitalized interest payment of approximately $63 million associated with the acquisition of MTN Group Limited’s redeemable noncontrolling interests in each of its joint ventures in Ghana and Uganda. In each case, the deferred interest was previously expensed but excluded from Consolidated AFFO.
(4)In 2015, the Company incurred charges in connection with certain tax elections wherein MIP Tower Holdings LLC, parent company to Global Tower Partners (GTP), would no longer operate as a separate REIT for federal and state income tax purposes. The Company finalized a settlement related to this tax election during the year ended December 31, 2022. The Company believes that these related transactions are nonrecurring, and does not believe it is an indication of its operating performance. Accordingly, the Company believes it is more meaningful to present Consolidated AFFO excluding these amounts.

Return on Invested Capital(5)	2013(6)	2014	2015(6)	2016(6)	2017(7)	2018(7)(8)	2019(7)	2020(7)	2021(7)	2022(7)	2023
Adjusted EBITDA	$2,401	$2,650	$3,206	$3,743	$4,149	$4,725	$4,917	$5,280	$6,477	$6,647	$7,087
Cash taxes	(114)	(69)	(107)	(98)	(137)	(172)	(168)	(146)	(225)	(274)	(307)
Capital improvement capital expenditures	(81)	(75)	(124)	(159)	(115)	(150)	(160)	(150)	(191)	(176)	(201)
Corporate capital expenditures	(23)	(24)	(26)	(27)	(17)	(9)	(11)	(9)	(8)	(9)	(16)
Numerator	$2,183	$2,482	$2,948	$3,459	$3,880	$4,394	$4,579	$4,974	$6,053	$6,187	$6,563
Gross property and equipment	$10,844	$11,659	$14,397	$15,652	$16,950	$17,717	$19,326	$20,672	$28,404	$29,877	$30,908
Gross intangibles	8,471	9,172	12,671	14,795	16,183	16,323	18,474	20,734	28,654	27,870	27,529
Gross goodwill(9)	3,928	4,180	4,240	4,363	4,879	4,797	5,492	6,600	12,690	12,372	12,458
Denominator	$23,243	$25,011	$31,308	$34,809	$38,012	$38,837	$43,292	$48,006	$69,747	$70,119	$70,895
ROIC	9.4%	9.9%	9.4%	9.9%	10.2%	11.3%	10.6%	10.4%	8.7%	8.8%	9.3%
(5)Historical denominator balances reflect purchase accounting adjustments.
(6)2013 reflects Q4 2013 annualized numbers to account for full-year impact of GTP transaction, 2015 reflects Q4 2015 annualized numbers to account for full-year impact of Verizon transaction and 2016 reflects Q4 2016 annualized numbers to account for full-year impact of Viom transaction.
(7)Adjusted to annualize impacts of acquisitions closed throughout the year.
(8)Positively impacted by the Company’s settlement with Tata in Q4 2018.
(9)Excludes the impact of deferred tax adjustments related to valuation.

Property Revenue Excluding Pass-Through	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023
Property revenue	$3,287	$4,007	$4,680	$5,713	$6,566	$7,315	$7,465	$7,954	$9,110	$10,470	$11,001
Pass-through revenue	(296)	(363)	(423)	(739)	(918)	(952)	(994)	(1,010)	(1,292)	(1,553)	(1,600)
Property revenue excluding pass-through revenue	$2,991	$3,644	$4,257	$4,975	$5,648	$6,363	$6,471	$6,943	$7,818	$8,917	$9,401

Net Leverage Ratio	4Q23
Total debt	$38,922
Cash and cash equivalents	1,973
Net debt	36,948
The quarter’s annualized (LQA) Adjusted EBITDA	7,043
LQA Net Leverage Ratio	5.2	x

Adjusted EBITDA Cash Margin	2022	2023
Adjusted EBITDA less net Straight-Line	$6,184	$6,645
Divided by: Total Revenue less Straight-Line	10,211	10,672
Adjusted EBITDA Cash Margin	60.6%	62.3%
AMERICAN TOWER CORPORATION 2024 PROXY STATEMENT

116 Huntington Avenue
Boston, Massachusetts 02116
T: 617-375-7500
F: 617-375-7575
americantower.com

© 2024 ATC TRS V LLC. All rights reserved.

AMERICAN TOWER® CORPORATION
116 HUNTINGTON AVENUE
BOSTON, MASSACHUSETTS 02116

SCAN TO VIEW MATERIALS & VOTE

VOTE ONLINE
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Use the internet to transmit your voting instructions until 11:59 P.M. Eastern Time the day before the annual meeting. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/AMT2024**

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V40361-P05193 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AMERICAN TOWER CORPORATION

The Board of Directors recommends you vote FOR the following:

1. To elect the following Directors

Nominees:	For	Against	Abstain
1a. Steven O. Vondran	☐	☐	☐
1b. Kelly C. Chambliss	☐	☐	☐
1c. Teresa H. Clarke	☐	☐	☐
1d. Kenneth R. Frank	☐	☐	☐
1e. Robert D. Hormats	☐	☐	☐
1f. Grace D. Lieblein	☐	☐	☐
1g. Craig Macnab	☐	☐	☐
1h. Neville R. Ray	☐	☐	☐
1i. JoAnn A. Reed	☐	☐	☐
1j. Pamela D. A. Reeve	☐	☐	☐
1k. Bruce L. Tanner	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3:	For	Against	Abstain
2. To ratify the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2024.	☐	☐	☐
3. To approve, on an advisory basis, the Company's executive compensation.	☐	☐	☐

The Board of Directors recommends you vote AGAINST proposals 4 and 5:	For	Against	Abstain
4. To consider a stockholder proposal, if properly presented, regarding the ownership threshold required to call a special meeting.	☐	☐	☐
5. To consider a stockholder proposal, if properly presented, regarding disclosure of racial and gender pay gaps.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report/Form 10-K are available at www.proxyvote.com.

V40362-P05193

AMERICAN TOWER CORPORATION
www.virtualshareholdermeeting.com/AMT2024

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned stockholder of American Tower Corporation ("American Tower"), having received the Notice and Proxy Statement dated April 10, 2024, hereby appoints STEVEN O. VONDRAN and RUTH T. DOWLING, and each of them, as proxies, each with the power to act without the other and with full power of substitution, for the undersigned to vote the number of shares of common stock, $.01 par value per share, of American Tower that the undersigned would be entitled to vote if present at the 2024 Annual Meeting of Stockholders to be held virtually on May 22, 2024 at 11:00 a.m., eastern time, at www.virtualshareholdermeeting.com/AMT2024 and at any adjournment or postponement thereof, on the matters listed on the reverse side that are more particularly described in the Proxy Statement dated April 10, 2024.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). **IF NO SUCH DIRECTIONS ARE MADE, THE PROXIES WILL VOTE IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS ON EACH OF THE MATTERS LISTED ON THE REVERSE SIDE OF THIS CARD AND, AT THEIR DISCRETION, ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.**

Continued and to be signed on reverse side.